UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.             )

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Sabra Health Care REIT, Inc.

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Sabra Health Care REIT, Inc.

18500 Von Karman Avenue, Suite 550

Irvine, California 92612

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 20, 2017

To the Stockholders of Sabra Health Care REIT, Inc.:

Notice is hereby given that the 2017 annual meeting of stockholders (the “Annual Meeting”) of Sabra Health Care REIT, Inc. (the “Company”) will be held at the Company’s headquarters located at 18500 Von Karman Avenue, Suite 550, Irvine, California 92612 on Tuesday, June 20, 2017, at 9:00 a.m., Pacific time, for the following purposes:

(1)	To elect to the Board of Directors the five nominees named in the attached Proxy Statement to serve until the Company’s 2018 annual meeting of stockholders and until their respective successors are duly elected and qualified;

(2)	To approve amendments to the Sabra Health Care REIT, Inc. 2009 Performance Incentive Plan;

(3)	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017;

(4)	To approve, on an advisory basis, the compensation of the Company’s named executive officers;

(5)	To approve, on an advisory basis, the frequency of future advisory votes on executive compensation; and

(6)	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Only stockholders of record of the Company’s common stock as of the close of business on April 17, 2017 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

You are cordially invited to attend the Annual Meeting in person. Your vote is important to us. Whether or not you expect to attend the Annual Meeting, please submit your proxy as soon as possible. If you attend the Annual Meeting and vote in person, your proxy will not be used.

By Order of the Board of Directors,

Harold W. Andrews, Jr.

Executive Vice President, Chief Financial Officer

and Secretary

Irvine, California

April 25, 2017

SABRA HEALTH CARE REIT, INC.

18500 Von Karman Avenue, Suite 550

Irvine, California 92612

PROXY STATEMENT

The Board of Directors of Sabra Health Care REIT, Inc. (“Sabra,” “we,” “our” and “us”) solicits your proxy for the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 9:00 a.m., Pacific time, on Tuesday, June 20, 2017 at our headquarters located at 18500 Von Karman Avenue, Suite 550, Irvine, California 92612, and at any and all adjournments or postponements of the Annual Meeting. The approximate date on which these proxy materials are first being sent or made available to our stockholders is May 8, 2017.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS

This Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2016 are posted in the Investor Relations—Annual Report and Proxy section of our website at www.sabrahealth.com. You can also view these materials at www.proxyvote.com by using the control number provided on your proxy card or Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”).

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:	Why did I receive only a Notice of Internet Availability?

A:	As permitted by the Securities and Exchange Commission (the “SEC”), Sabra is furnishing to stockholders its Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2016 primarily over the Internet. On or about May 8, 2017, we mailed to each of our stockholders (other than those who previously requested electronic delivery or to whom we are mailing a paper copy of the proxy materials) a Notice of Internet Availability containing instructions on how to access and review the proxy materials via the Internet and how to submit a proxy electronically using the Internet. The Notice of Internet Availability also contains instructions on how to receive, free of charge, paper copies of the proxy materials. If you received the Notice of Internet Availability, you will not receive a paper copy of the proxy materials unless you request one.

We believe the delivery options that we have chosen will allow us to provide our stockholders with the proxy materials they need, while lowering the cost of the delivery of the materials and reducing the environmental impact of printing and mailing printed copies.

Q:	What items will be voted on at the Annual Meeting?

A:	The items of business scheduled to be voted on at the Annual Meeting are:

•	the election to the Board of Directors of the five nominees named in this Proxy Statement to serve until the 2018 annual meeting of stockholders and until their respective successors are duly elected and qualified (Proposal No. 1);

•	the approval of amendments to the Sabra Health Care REIT, Inc. 2009 Performance Incentive Plan (Proposal No. 2);

•	the ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as Sabra’s independent registered public accounting firm for the fiscal year ending December 31, 2017 (Proposal No. 3);

•	the approval, on an advisory basis, of the compensation of our Named Executive Officers (as hereinafter defined) (Proposal No. 4); and

•	the approval, on an advisory basis, of the frequency of future advisory votes on executive compensation (Proposal No. 5).

We will also consider any other business that properly comes before the Annual Meeting or any adjournments or postponements thereof. See “—How will voting on any other business be conducted?” below.

Q:	How does the Board recommend I vote on these items?

A:	The Board of Directors recommends that you vote your shares:

•	FOR the election to the Board of Directors of each of the following five nominees: Craig A. Barbarosh, Robert A. Ettl, Michael J. Foster, Richard K. Matros and Milton J. Walters (Proposal No. 1);

•	FOR the approval of amendments to the Sabra Health Care REIT, Inc. 2009 Performance Incentive Plan (Proposal No. 2);

•	FOR the ratification of the appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2017 (Proposal No. 3);

•	FOR the approval, on an advisory basis, of the compensation of our Named Executive Officers (Proposal No. 4); and

•	1 YEAR with respect to the approval, on an advisory basis, of the frequency of future advisory votes on executive compensation (Proposal No. 5).

Q:	Who is entitled to vote at the Annual Meeting?

A:	The record date for the Annual Meeting is April 17, 2017. Stockholders of record of Sabra’s common stock as of the close of business on the record date are entitled to receive notice of, and to vote at, the Annual Meeting. Holders of Sabra’s preferred stock are not entitled to receive notice of, or to vote at, the Annual Meeting.

Q:	What options are available to me to vote my shares?

A:	Whether you hold shares directly as the stockholder of record or through a bank, broker or other nominee (that is, in “street name”), your shares may be voted at the Annual Meeting by following any of the voting options available to you below:

You may vote via the Internet.

(1)	If you received a Notice of Internet Availability or voting instruction form, you can submit your proxy or voting instructions over the Internet by following the instructions provided in the Notice of Internet Availability or voting instruction form, as applicable; or

(2)	If you received a printed set of the proxy materials by mail, including a paper copy of the proxy card or voting instruction form, you may submit your proxy or voting instructions over the Internet by following the instructions on the proxy card or voting instruction form, as applicable.

You may vote via telephone. If you are a stockholder of record, you can submit your proxy by calling the telephone number specified on the paper copy of the proxy card you received if you received a printed set of the proxy materials. You must have the control number that appears on your proxy card available when submitting your proxy over the telephone. Most stockholders who hold their shares in street name may submit voting instructions by calling the telephone number specified on the voting instruction form provided by their bank, broker or other nominee. Those stockholders should check the voting instruction form for telephone voting availability.

You may vote by mail. If you received a printed set of the proxy materials, you can submit your proxy or voting instructions by completing and signing the separate proxy card or voting instruction form you received and mailing it in the accompanying prepaid and addressed envelope.

You may vote in person at the Annual Meeting. All stockholders of record may vote in person at the Annual Meeting. Written ballots will be passed out to anyone who wants to vote at the Annual Meeting. However, if you are the beneficial owner of shares held in street name through a bank, broker or other nominee, you may not vote your shares at the Annual Meeting unless you obtain a “legal proxy” from the bank, broker or other nominee that holds your shares giving you the right to vote the shares at the Annual Meeting.

Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance to authorize the voting of your shares at the Annual Meeting so that your vote will be counted if you later are unable to attend the Annual Meeting.

Q:	What is the deadline for voting my shares?

A:	If you are a stockholder of record, your proxy must be received by telephone or the Internet by 11:59 p.m. Eastern time on June 19, 2017 in order for your shares to be voted at the Annual Meeting. However, if you are a stockholder of record and you received a copy of the proxy materials by mail, you may instead mark, sign and date the proxy card you received and return it in the accompanying prepaid and addressed envelope so that it is received by Sabra before the Annual Meeting in order for your shares to be voted at the Annual Meeting. If you hold your shares in street name, please provide your voting instructions by the deadline specified by the bank, broker or other nominee that holds your shares.

Q:	Once I have submitted my proxy, is it possible for me to change or revoke my proxy?

A:	Yes. Any stockholder of record has the power to change or revoke a previously submitted proxy at any time before it is voted at the Annual Meeting by:

•	submitting to our Secretary, before the voting begins at the Annual Meeting, a written notice of revocation bearing a later date than the proxy;

•	properly submitting a proxy on a later date prior to the deadlines specified in “—What is the deadline for voting my shares?” above (only the latest proxy submitted by a stockholder by Internet, telephone or mail will be counted); or

•	attending the Annual Meeting and voting in person; attendance at the Annual Meeting will not by itself constitute a revocation of a proxy.

For shares held in street name, you may revoke any previous voting instructions by submitting new voting instructions to the bank, broker or other nominee holding your shares by the deadline for voting specified in the voting instruction form provided by your bank, broker or other nominee. Alternatively, if your shares are held in street name and you have obtained a legal proxy from the bank, broker or other nominee giving you the right to vote the shares at the Annual Meeting, any previous voting instructions will be revoked, and you may vote by attending the Annual Meeting and voting in person.

Q:	How many shares are eligible to vote at the Annual Meeting?

A:	As of the close of business on the record date of April 17, 2017, there were 65,410,668 shares of Sabra common stock outstanding and eligible to vote at the Annual Meeting. There is no other class of voting securities outstanding. Each share of common stock entitles its holder to one vote at the Annual Meeting.

Q:	How is a quorum determined?

A:

A quorum refers to the number of shares that must be in attendance at an annual meeting of stockholders to lawfully conduct business. The representation, in person or by proxy, of holders entitled to cast a majority of all of the votes entitled to be cast at the Annual Meeting constitutes a quorum at the Annual Meeting. Your shares will be counted for purposes of determining whether a quorum exists for the Annual Meeting if you returned a signed and dated proxy card or voting instruction form, if you submitted your proxy or voting instructions by telephone or the Internet, or if you vote in person at the Annual Meeting, even if you abstain from voting on any of the proposals. In addition, if you are a street name holder, your shares may also be counted for purposes of determining whether a quorum exists for the Annual Meeting even if you do not submit voting instructions to your broker. See “—How will votes be counted at the Annual Meeting?” below.

Q:	What is required to approve each proposal at the Annual Meeting?

A:	Election of Directors (Proposal No. 1). Our Amended and Restated Bylaws (“Bylaws”) provide for a majority voting standard for the election of directors. Under this majority voting standard, once a quorum has been established, each director nominee receiving a majority of the votes cast with respect to his or her election (that is, the number of votes cast FOR the nominee exceeds the number of votes cast AGAINST the nominee) will be elected as a director. As required by our Bylaws, each incumbent director has submitted an irrevocable letter of resignation as a director that becomes effective if the director is not elected by stockholders and the Board of Directors accepts the resignation. The majority voting standard does not apply, however, in a contested election where the number of director nominees exceeds the number of directors to be elected. In such circumstances, directors will instead be elected by a plurality of the votes cast, meaning that the persons receiving the highest number of FOR votes, up to the total number of directors to be elected at the meeting, will be elected. The majority voting standard is discussed further under the section entitled “Election of Directors (Proposal No. 1)—Majority Voting Standard.”

The election of directors at the Annual Meeting is not contested. Therefore, in accordance with the majority voting standard, director nominees will be elected at the Annual Meeting by a majority of the votes cast. Stockholders are not permitted to cumulate their shares for the purpose of electing directors.

Other Items (Proposal Nos. 2, 3, 4 and 5). Once a quorum has been established, pursuant to our Bylaws, approval of each of the other items to be submitted for a vote of stockholders at the Annual Meeting requires the affirmative vote of a majority of all of the votes cast on the proposal at the Annual Meeting.

Notwithstanding this vote standard required by our Bylaws, Proposal No. 3 (ratification of the appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2017), Proposal No. 4 (advisory approval of named executive officer compensation) and Proposal No. 5 (advisory approval of the frequency of future advisory votes on executive compensation) are advisory only and are not binding on Sabra. Our Board of Directors will consider the outcome of the vote on each of these items in considering what action, if any, should be taken in response to the vote by stockholders. With respect to Proposal No. 5 (advisory approval of the frequency of future advisory votes on executive compensation), if no frequency option receives the affirmative vote of a majority of the votes cast at the Annual Meeting, our Board of Directors will consider the option receiving the highest number of votes cast as the preferred frequency option of our stockholders.

Q:	How will votes be counted at the Annual Meeting?

A:	In the election of directors (Proposal No. 1), you may vote FOR, AGAINST or ABSTAIN with respect to each director nominee. For the proposal to approve amendments to the Sabra Health Care REIT, Inc. 2009 Performance Incentive Plan (Proposal No. 2), the proposal to ratify the appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2017 (Proposal No. 3) and the advisory vote on executive compensation (Proposal No. 4), you may vote FOR, AGAINST or ABSTAIN. With respect to the advisory approval of the frequency of future advisory votes on executive compensation (Proposal No. 5), you may vote 1 YEAR, 2 YEARS, 3 YEARS or ABSTAIN. Abstentions with respect to any proposal at the Annual Meeting will be counted as present and entitled to vote for purposes of determining the presence of a quorum, but will not be counted as a vote cast on the proposal and therefore will not be counted in determining the outcome of the proposal.

If you hold your shares in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may generally vote your shares in its discretion on routine matters. However, a broker cannot vote shares held in street name on non-routine matters unless the broker receives voting instructions from the street name holder. The proposal to ratify the appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2017 (Proposal No. 3) is considered routine under applicable rules, while each of the other items to be submitted for a vote of stockholders at the Annual Meeting is considered non-routine. Accordingly, if you hold your shares in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may exercise its discretion to vote your shares on Proposal No. 3, but will not be permitted to vote your shares on any of the other items at the Annual Meeting. If your broker exercises this discretion, your shares will be counted as present for the purpose of determining the presence of a quorum at the Annual Meeting and will be voted on Proposal No. 3 in the manner directed by your broker, but your shares will constitute “broker non-votes” on each of the other items at the Annual Meeting. Broker non-votes will not be counted as a vote cast with respect to these other items and therefore will not be counted in determining the outcome of the items.

Q:	How will my shares be voted if I do not give specific voting instructions in the proxy or voting instructions I submit?

A:	If you properly submit a proxy or voting instructions but do not indicate your specific voting instructions on one or more of the items listed above in the Notice of Annual Meeting, your shares will be voted as recommended by the Board of Directors on those items. See “—How does the Board recommend I vote on these items?” above.

Q:	How will voting on any other business be conducted?

A:	Although the Board of Directors does not know of any business to be considered at the Annual Meeting other than the items described in this Proxy Statement, if any other business properly comes before the Annual Meeting, a stockholder’s properly submitted proxy gives authority to the proxy holders named in the proxies solicited by the Board of Directors to vote on those matters in their discretion.

Q:	Who will bear the costs of the solicitation of proxies?

A:	The cost of preparing the Notice of Annual Meeting of Stockholders, this Proxy Statement, the Notice of Internet Availability and the form of proxy, the cost of mailing such materials to stockholders or making them available on the Internet and the cost of soliciting proxies will be paid by Sabra. In addition to solicitation by mail, certain officers, regular employees and directors of Sabra, without receiving any additional compensation, may solicit proxies personally or by telephone. Sabra will request brokerage houses, banks and other custodians or nominees holding stock in their names for others to forward proxy materials to their customers or principals who are the beneficial owners of shares of our common stock and will reimburse them for their expenses in doing so.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We intend to announce preliminary voting results at the Annual Meeting and disclose final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of Sabra common stock as of April 17, 2017 for the following: (i) each of Sabra’s directors and each executive officer of Sabra identified as a “Named Executive Officer” in this Proxy Statement, (ii) all persons who are directors and executive officers of Sabra as a group and (iii) any person who is known by Sabra to be the beneficial owner of more than 5% of Sabra’s outstanding common stock. This table is based on information supplied to us by our executive officers, directors and principal stockholders or included in a Schedule 13G filed with the SEC.

Name of Beneficial Owner	Sabra Shares Beneficially Owned(1)		Percent of Sabra Shares(1)
Directors and Named Executive Officers:
Richard K. Matros	999,419	(2)	1.5%
Harold W. Andrews, Jr.	238,667		*
Talya Nevo-Hacohen	233,496		*
Craig A. Barbarosh	48,895	(3)	*
Robert A. Ettl	56,559	(4)	*
Michael J. Foster	65,710	(5)	*
Milton J. Walters	39,929	(5)	*
All persons who are directors and executive officers of Sabra as a group (7 persons, each of whom is named above)	1,682,675	(6)	2.6%
5% Stockholders:
FMR LLC 245 Summer Street Boston, MA 02210	9,788,974	(7)	15.0%
The Vanguard Group, Inc. and affiliates 100 Vanguard Blvd. Malvern, PA 19355	11,697,579	(8)	17.9%
BlackRock, Inc. 55 East 52nd Street New York, NY 10022	8,729,778	(9)	13.3%

*	Less than 1.0%
(1)	Beneficial ownership is determined in accordance with the rules of the SEC. Except as otherwise noted below, applicable percentage ownership is determined based on 65,410,668 shares of Sabra common stock outstanding as of April 17, 2017. Restricted stock units vesting within 60 days of April 17, 2017 and shares of common stock subject to restricted stock units that have vested but the payment of which has been deferred until the earlier of the fifth anniversary of the grant date, a change in control or the director’s separation from service from the Board of Directors are considered outstanding for purposes of computing the share amount and percentage ownership of the person holding such restricted stock units, but Sabra does not deem them outstanding for purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned.
(2)	Represents shares held by the R&A Matros Revocable Trust, with respect to which Mr. Matros shares voting and investment power.
(3)	Includes (i) 30,083 vested restricted stock units, the payment of which has been deferred, that are payable in shares of common stock and (ii) 856 shares of common stock subject to restricted stock units that vest within 60 days of April 17, 2017.
(4)

Includes (i) 30,761 vested restricted stock units, the payment of which has been deferred, that are payable in shares of common stock, (ii) 856 shares of common stock subject to restricted stock units that vest within

60 days of April 17, 2017 and (iii) 24,144 shares that are held by the Ettl Family Trust, with respect to which Mr. Ettl shares voting and investment power.
(5)	Includes (i) 16,489 vested restricted stock units, the payment of which has been deferred, that are payable in shares of common stock and (ii) 856 shares of common stock subject to restricted stock units that vest within 60 days of April 17, 2017.
(6)	Includes (i) 1,023,563 shares held by family trusts, with respect to which the officer or director shares voting and investment power, (ii) 93,822 vested restricted stock units, the payment of which has been deferred, that are payable in shares of common stock and (iii) 3,424 shares of common stock subject to restricted stock units that vest within 60 days of April 17, 2017.
(7)	Beneficial share ownership information is given as of December 31, 2016, and was obtained from a Schedule 13G/A filed with the SEC on February 14, 2017 by FMR LLC (“FMR”) and Abigail P. Johnson (“A. Johnson”). According to the Schedule 13G/A, FMR and A. Johnson each have sole dispositive power over 9,788,974 shares and FMR has sole voting power over 1,597,948 shares of our common stock. The Schedule 13G/A states that FMR is a parent holding company and that neither FMR nor A. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act advised by Fidelity Management and Research Company, a wholly owned subsidiary of FMR. FMR has represented to us that no FMR entity, trust or fund has a direct or indirect ownership in our common stock in excess of 9.9%.
(8)	Beneficial share ownership information is given as of December 31, 2016, and was obtained from a Schedule 13G/A filed with the SEC on February 13, 2017 by The Vanguard Group, Inc. (“Vanguard”). According to the Schedule 13G/A, Vanguard has sole voting power over 166,974 shares, shared voting power over 77,708 shares, sole dispositive power over 11,537,730 shares and shared dispositive power over 159,849 shares of our common stock. The Schedule 13G/A states that Vanguard Fiduciary Trust Company (“VFTC”), a wholly owned subsidiary of Vanguard, is the beneficial owner of 82,141 shares as a result of serving as investment manager of collective trust accounts. The Schedule 13G/A also states that Vanguard Investments Australia, Ltd. (“VIA”), a wholly owned subsidiary of Vanguard, is the beneficial owner of 162,541 shares as a result of serving as investment manager of Australian investment offerings. According to information received from Vanguard, the number of shares reported as beneficially owned by Vanguard in the Schedule 13G/A includes 4,954,267 shares, representing 7.6% of our outstanding common stock, that Vanguard Specialized Funds—Vanguard REIT Index Fund (“Vanguard REIT Fund”) separately reported as beneficially owned in a Schedule 13G/A filed on February 14, 2017 with the SEC. According to the Schedule 13G/A, Vanguard REIT Fund has sole voting power over 4,954,267 shares and no dispositive power over any shares of our common stock. Vanguard has represented to us that no Vanguard entity, trust or fund has a direct or indirect ownership in our common stock in excess of 9.9%.
(9)	Beneficial share ownership information is given as of December 31, 2016, and was obtained from a Schedule 13G/A filed with the SEC on January 17, 2017 by BlackRock, Inc. (“BlackRock”). According to the Schedule 13G/A, BlackRock has sole voting power over 8,548,827 shares and sole dispositive power over 8,729,778 shares of our common stock. The Schedule 13G/A states that BlackRock is a parent holding company and that various persons have the right to receive or the power to direct the receipt of dividends from or the proceeds from the sale of Sabra’s common stock but that no one person’s interest in our common stock is more than five percent of the total outstanding common shares.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Directors of the Company

Set forth below is a brief biographical description of each of our directors, all of whom have been nominated for election to the Board of Directors at the Annual Meeting. Sabra believes that its directors should be of high character and integrity, be accomplished in their respective fields, have relevant expertise and experience and collectively represent a diversity of backgrounds and experiences. The disclosure below identifies and describes the key experience, qualifications and skills that are important for persons who serve on Sabra’s board of directors in light of its business and structure. The specific experiences, qualifications and skills that led to the conclusion that each of our directors should serve on the Board of Directors is also included in the biographical description for each director provided below.

•	Leadership experience. The Board of Directors believes that directors with experience in a significant leadership position, such as having served as chief executive officer of another entity, will provide the Board with special insights. These individuals generally possess extraordinary leadership qualities and the ability to identify and develop those qualities in others. They demonstrate a practical understanding of organizations, processes, strategy, risk management and the methods to drive change and growth.

•	Finance experience. The Board of Directors believes that an understanding of finance and financial reporting processes is important for its directors and therefore it seeks directors who are financially knowledgeable. Sabra measures its operating and strategic performance primarily by reference to financial targets. In addition, accurate financial reporting and robust auditing are critical to Sabra’s success.

•	Industry experience. Sabra seeks directors with experience as executives or directors or in other leadership positions in the industries in which it operates. The Board of Directors believes that such experience is important to the director’s understanding of Sabra’s operations, risks and opportunities.

•	Public company experience. The Board of Directors believes that directors with experience as executives or directors in publicly owned corporations, including as members of the key standing board committees of those corporations, will be more familiar with the securities laws and other issues faced by public companies that do not affect privately owned corporations.

•	Other experience. Sabra seeks directors who bring diverse, yet relevant experience to the Board of Directors.

Craig A. Barbarosh. Mr. Barbarosh, 49, has served on our Board of Directors since November 2010. He has been a partner at the law firm of Katten Muchin Rosenman (“Katten”) since June 2012 and is a nationally recognized restructuring expert. Mr. Barbarosh serves on Katten’s Board of Directors. From 1999 until joining Katten, Mr. Barbarosh was a partner at the law firm of Pillsbury Winthrop Shaw Pittman LLP where he served in several leadership positions including on the firm’s Board of Directors, as the Chair of the firm’s Board Strategy Committee, as a co-leader of the firm’s national Insolvency & Restructuring practice section and as the Managing Partner of the firm’s Orange County office. Mr. Barbarosh also currently serves as a director, as Vice Chairman of the Board, as chair of the compensation committee and a member of the special transaction and nominating and governance committees, of Quality Systems, Inc., a developer and marketer of healthcare information systems. From January 2016 until October 2016, Mr. Barbarosh served as a director, and as chair of the nominating and governance committee and member of the audit and compensation committees, of BioPharmX, Inc., a specialty pharmaceutical company.

Director Qualifications:

•	Public company experience—current director and chair of the nominating and governance committee of a public company; and

•	Other experience as a practicing attorney specializing in the area of financial and operational restructuring and related mergers and acquisitions, including in the real estate industry.

Robert A. Ettl. Mr. Ettl, 57, has served on our Board of Directors since November 2010. He currently serves as Chief Operating Officer of Harvard Management Company (HMC). Mr. Ettl joined HMC in October 2008. HMC manages the endowment for Harvard University. Previously, he was a Managing Director with Allianz Global Investors from 2001 to 2008, where he was most recently Chief Executive Officer for the Alpha Vision hedge fund subsidiary from 2003 to 2007 and served as an internal management consultant from 2007 to 2008. He was also the firm’s Global Chief Technology and Operations Officer from 2001 to 2003. Prior to its acquisition by Allianz, Mr. Ettl held various roles at Pacific Investment Management Co. (“PIMCO”) from 1995 to 2000. He joined PIMCO in 1995 as Chief Operations Officer, later focusing on PIMCO’s international expansion as Chief Operating Officer of PIMCO’s Global unit in 1998 and became Executive Vice President and Chief Information Officer in 1999. Mr. Ettl has previously held management positions in Salomon Brothers’ government arbitrage trading analytics, technology and operations divisions. He also was associated with Arthur Andersen & Co. (now Accenture) as a senior consultant. Mr. Ettl served as a director of Advent Software, Inc., a provider of software and services for the investment management industry, from November 2007 until November 2009.

Director Qualifications:

•	Leadership experience—expertise managing operations of financial services companies in a variety of officer positions including chief executive officer, chief operating officer, and chief technology officer;

•	Finance experience—chief operating officer of Harvard Management Company responsible for managing Harvard University’s endowment and related assets and previously chief executive officer of a hedge fund;

•	Industry experience—management consulting in the healthcare field; and

•	Public company experience—former director and a member of the audit committee of a public company.

Michael J. Foster. Mr. Foster, 63, has served on our Board of Directors since November 2010. He served as a member of Old Sun’s board of directors from 2005 until the Separation (as each capitalized term is defined in “Executive Compensation—Compensation Discussion and Analysis—Introduction”) and as a member of Sun Healthcare Group, Inc.’s (“Sun”) board of directors from the Separation until Sun’s acquisition by Genesis HealthCare LLC in December 2012. Mr. Foster is a managing director of RFE Management Corp. of New Canaan, Connecticut, where he has been employed since 1989. RFE Management Corp. is the investment manager for RFE Investment Partners VII L.P. and RFE Investment Partners VIII, L.P. (collectively referred to as “RFE”) and other private equity investment funds. Mr. Foster was a director of several publicly held healthcare companies five or more years ago, including Res-Care., Inc., a provider of residential, therapeutic and educational support to people with developmental or other disabilities, from 2001 to 2005. Mr. Foster is also, and has been previously, a director of several privately held portfolio companies of RFE, including Peak Medical Corporation, an operator of long-term care inpatient centers, from 1998 to 2005.

Director Qualifications:

•	Industry experience—former director of a long-term care company;

•	Public company experience—current and former director of several public companies; and

•	Other experience as director of multiple privately held companies.

Richard K. Matros. Mr. Matros, 63, has served as Sabra’s President and Chief Executive Officer and as a director since May 2010, and he has served as Chairman of the Board since November 2010. He was Chairman of the board of directors and Chief Executive Officer of Old Sun from 2001 until the Separation. Mr. Matros founded and served as Chief Executive Officer and President of Bright Now! Dental from 1998 to 2000 and as a director from 1998 until its sale in December 2010. From 1998 until the sale of its operations in 2006,

Mr. Matros was also a member of, and a member of the management committee of, CareMeridian, LLC (“CareMeridian”), a healthcare company that specialized in offering subacute and skilled nursing for patients suffering from traumatic brain injury, spinal cord injury and other catastrophic injuries. Previously, from 1994 to 1997, he served Regency Health Services, Inc., a publicly held long-term care operator, holding positions as Chief Executive Officer, President, director and Chief Operating Officer. Prior to that time, from 1988 to 1994, he served Care Enterprises, Inc., holding positions as Chief Executive Officer, President, Chief Operating Officer, director and Executive Vice President—Operations. Mr. Matros currently serves on the executive board for RFE Investment Partners and is the Executive Producer of Sabra Films, LLC.

Director Qualifications:

•	Industry experience—chief executive officer of Sabra since the Separation and executive of long-term care companies for over 25 years and experience in long-term care companies for 35 years;

•	Public company experience—former and current chief executive officer of publicly held companies; and

•	Leadership experience—former and current chief executive officer.

Milton J. Walters. Mr. Walters, 74, has served on our Board of Directors since November 2010. He served as a member of Old Sun’s board of directors from 2001 until the Separation and as a member of Sun’s board of directors, the chairman of Sun’s audit committee and a member of its compensation committee from the Separation until Sun’s acquisition by Genesis in December 2012. Mr. Walters has served with a financial consulting firm as President of Tri-River Capital since 1999 and previously served with investment banking companies for over 25 years, including: Managing Director of Prudential Securities from 1997 to 1999; Senior Vice President and Managing Director of Smith Barney from 1984 to 1988, where he was in charge of the financial institutions group; and the head of the financial institutions group of Warburg Paribas Becker from 1969 to 1984, including as Managing Director from 1978 to 1984. Previously, from 2008 until its sale in June 2014, Mr. Walters served as a director of Frederick’s of Hollywood Group, Inc., a former publicly held company that designs, manufactures and sells women’s clothing, where he most recently served as the lead director and sole member of the independent committee and as a member of the nominating and governance committee. Mr. Walters also serves on the board of directors and as a member of the executive committee of Lyme Land Conservation Trust, a non-profit organization, and as chairman of the board of directors of the Southeast Connecticut World Affairs Council, also a non-profit organization.

Director Qualifications:

•	Public company experience—director and audit committee chairman of public companies;

•	Leadership experience—current president of a financial consulting firm, former managing director of investment banking companies and chairman of a non-profit organization; and

•	Finance experience—current audit committee chairman of public companies and extensive experience from 40 years of financial consulting and investment banking positions.

Executive Officers of the Company

The following sets forth biographical information regarding our executive officers, other than Mr. Matros, whose biographical information is set forth above.

Harold W. Andrews, Jr. Mr. Andrews, 52, served as Sabra’s Treasurer and Secretary from May 2010 to November 2010 and has served as Sabra’s Executive Vice President, Chief Financial Officer and Secretary since November 2010. Mr. Andrews is also a member of, and a member of the management committee of, Journey Health Properties, LLC and Journey Lane 5, LLC, two real estate holding entities he organized to own and lease specialized healthcare facilities and a commercial office building. From 1997 to May 2008, Mr. Andrews was also a member, a member of the management committee and Chief Financial Officer of CareMeridian. Previously, from 1996 to 1997, Mr. Andrews served as the Vice President of Finance for Regency Health Services, Inc., a provider of post-acute care services. Prior to that time, he spent 10 years in public accounting at Arthur Andersen LLP, including serving as senior manager for publicly traded healthcare and real estate companies. Mr. Andrews is also a CPA and a member of the AICPA and Financial Executives International. He also serves on the board of directors of Links Players International, a non-profit organization.

Talya Nevo-Hacohen. Ms. Nevo-Hacohen, 57, has served as Sabra’s Executive Vice President, Chief Investment Officer and Treasurer since November 2010. From September 2006 to August 2008 and from February 2009 to November 2010, Ms. Nevo-Hacohen served as an advisor to private real estate developers and operators regarding property acquisitions and dispositions, corporate capitalization, and equity and debt capital raising. From August 2008 to February 2009, Ms. Nevo-Hacohen was a Managing Director with Cerberus Real Estate Capital Management, LLC, an affiliate of Cerberus Capital Management, L.P., a private investment firm. From 2003 to 2006, Ms. Nevo-Hacohen served as Senior Vice President—Capital Markets and Treasurer for HCP, Inc., a healthcare REIT. Previously, from 1993 to 2003, Ms. Nevo-Hacohen worked for Goldman, Sachs & Co. where she was a Vice President in the investment banking and finance, operations and administration divisions. Prior to her affiliation with Goldman Sachs, she practiced architecture and was associated with several architectural firms in New York.

There are no family relationships among any of our directors or executive officers.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines, which provide the framework for the governance of our company and represent the Board’s current views with respect to selected corporate governance issues considered to be of significance to our stockholders. The Corporate Governance Guidelines direct our Board’s actions with respect to, among other things, Board composition and director qualifications, selection of the Chairman of the Board and the Lead Independent Director, composition of the Board’s standing committees, stockholder communications with the Board, succession planning and the Board’s annual performance evaluation. A current copy of the Corporate Governance Guidelines is posted in the About Sabra—Governance Documents section of our website at www.sabrahealth.com.

Director Independence

Our Corporate Governance Guidelines require that a substantial majority of our Board of Directors qualify as “independent directors” under applicable rules of the NASDAQ Stock Market LLC (the “NASDAQ rules”) and the rules and regulations of the SEC. In considering the independence of each director, the Board of Directors reviews information provided by each director and considers whether any director has a relationship that would interfere with the director’s exercise of independent judgment in carrying out his responsibilities as a director. Our Board of Directors has affirmatively determined that none of Messrs. Barbarosh, Ettl, Foster or Walters has a relationship that, in the opinion of the Board of Directors, would interfere with the director’s exercise of independent judgment in carrying out his responsibilities as a director and that each such director is an independent director under the NASDAQ and SEC rules. Mr. Matros does not qualify as an independent director because he is employed as our President and Chief Executive Officer.

Committees of the Board of Directors

The standing committees of our Board of Directors include: Audit, Compensation, and Nominating and Governance. The members of these standing committees are appointed by and serve at the discretion of the Board of Directors. Current copies of the charters for each of these committees are posted in the About Sabra—Governance Documents section of our website at www.sabrahealth.com.

Our Chief Executive Officer and Secretary regularly attend meetings of our Board committees when they are not in executive session and report on matters that are not addressed by other officers. In addition, our directors are encouraged to communicate directly with members of management regarding matters of interest, including matters related to risk, at times when meetings are not being held.

Audit Committee

The Audit Committee consists of Mr. Barbarosh (Chair), Mr. Foster and Mr. Walters. The Board of Directors has determined that each member of the Audit Committee is an “independent director” under the NASDAQ rules. In addition, each member of the Audit Committee is also “independent” under Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and satisfies the additional financial literacy requirements of the NASDAQ rules. The Board has designated one member of the Audit Committee, Mr. Foster, as an “audit committee financial expert” as defined by SEC rules. The Board based its determination on the qualifications and business experience of Mr. Foster described above under “Board of Directors and Executive Officers—Directors of the Company.”

The Audit Committee is responsible for overseeing Sabra’s accounting and financial reporting processes and the audit of Sabra’s financial statements, including the integrity of Sabra’s financial statements, the qualifications and independence of Sabra’s independent registered public accounting firm and the performance of Sabra’s independent registered public accounting firm and internal auditors. Among other things, the Audit Committee is responsible for the appointment, compensation and retention of Sabra’s independent registered public accounting firm; pre-approval of all audit and non-audit services to be performed by the independent registered public accounting firm; review of Sabra’s internal controls and disclosure controls and procedures; oversight of Sabra’s internal audit function; oversight of Sabra’s legal and regulatory compliance and risk assessment and risk management policies; and review and approval of any related party transactions. The Audit Committee is also responsible for preparing the Audit Committee Report included in this Proxy Statement. In performing its responsibilities, the Audit Committee meets regularly with management, Sabra’s independent registered public accounting firm and Sabra’s internal auditors.

Compensation Committee

The Compensation Committee consists of Mr. Ettl (Chair), Mr. Barbarosh and Mr. Walters. The Board of Directors has determined that each member of the Compensation Committee is an “independent director” under the NASDAQ rules. In making the determination regarding the independence of each member of the Compensation Committee, the Board of Directors considered whether the director has a relationship with Sabra that is material to the director’s ability to be independent from management in connection with the duties of a member of the Compensation Committee.

The Compensation Committee oversees and determines the compensation of Sabra’s Chief Executive Officer and other executive officers, including salaries, bonuses and awards of equity-based compensation, approves all employment and severance agreements for executive officers, makes recommendations to the Board with respect to the adoption or amendment of incentive compensation plans and stock-based benefit plans, administers Sabra’s stock-based benefit plans and makes recommendations to the Board of Directors concerning the compensation of directors. The Compensation Committee is also responsible for reviewing the Compensation Discussion and Analysis included in this Proxy Statement and for preparing the Compensation Committee Report included in this Proxy Statement.

The Compensation Committee is solely responsible for making the final decisions on compensation for Sabra’s executive officers. However, the Compensation Committee takes into account recommendations of Sabra’s Chief Executive Officer in determining the compensation (including stock awards) of executive officers other than the Chief Executive Officer. Otherwise, Sabra’s officers do not have any role in determining the form or amount of compensation paid to the executive officers of Sabra. In addition, the Compensation Committee retains the power to appoint and delegate matters to a subcommittee comprised of at least one member of the Compensation Committee, except that the Compensation Committee may not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Compensation Committee as a whole. The Compensation Committee does not currently intend to delegate any of its responsibilities to a subcommittee.

Pursuant to its charter, the Compensation Committee is authorized to retain compensation consultants to assist in the evaluation of compensation to Sabra’s executive officers. As further described under “Executive Compensation—Compensation Discussion and Analysis” below, since our becoming a separate publicly traded company following the Separation (as defined in “Executive Compensation—Compensation Discussion and Analysis—Introduction”), the Compensation Committee has retained Frederic W. Cook & Company, Inc. (“FWC”) as its independent compensation consultant to assist the Compensation Committee with the design and structure of our executive compensation program and the amounts payable thereunder. The Compensation Committee is directly responsible for the appointment, compensation and oversight of FWC’s work, and does not believe FWC’s work has raised any conflict of interest. FWC reports only to the Compensation Committee and does not perform services for us, except for executive compensation-related services on behalf of, and as instructed by, the Compensation Committee. All compensation decisions were made solely by our Compensation Committee.

Nominating and Governance Committee

The Nominating and Governance Committee consists of Mr. Ettl (Chair), Mr. Foster and Mr. Walters. The Board of Directors has determined that each member of the Nominating and Governance Committee is an “independent director” under the NASDAQ rules.

As further described below under “—Director Nomination Process,” the Nominating and Governance Committee assists our Board of Directors in identifying individuals qualified to become Board members and selecting the director nominees for each annual meeting of stockholders. The Nominating and Governance Committee also makes recommendations to the Board of Directors concerning the structure and operations of the Board and its committees and is responsible for overseeing the Corporate Governance Guidelines, for developing and recommending to the Board of Directors any changes to the Corporate Governance Guidelines, for overseeing new director orientation and director continuing education and for receiving reports annually from the Chief Executive Officer concerning senior management development and succession plans.

Meetings and Attendance

During 2016, there were four meetings of the Board of Directors, four meetings of the Audit Committee, six meetings of the Compensation Committee and two meetings of the Nominating and Governance Committee. Each of our directors attended at least 75% of the aggregate meetings of the Board and the committees of the Board on which he served during 2016. In addition, the independent directors meet regularly in executive session without the presence of management. Mr. Foster, who has been designated by our Board of Directors as Lead Independent Director, chairs these executive sessions of the independent directors.

Our Board of Directors encourages each director to attend the annual meeting of stockholders. All of our directors attended the 2016 annual meeting of stockholders in person or by telephone.

Board Leadership Structure

Our Corporate Governance Guidelines provides that the Board is free to make its choice for Chairman and Chief Executive Officer in any way that the Board of Directors considers best for Sabra at a given point in time. Accordingly, the Chairman and Chief Executive Officer positions may be filled by one individual or by two different individuals. The Board believes that the most effective leadership structure for Sabra at this time is for Mr. Matros to serve as both our Chairman and Chief Executive Officer, in concert with an independent director serving as our Lead Independent Director.

Our Board of Directors believes that Mr. Matros, our Chief Executive Officer, is best suited to serve as our Chairman because he is the director most familiar with Sabra’s business and industry and most capable of identifying strategic priorities. In the Board’s view, combining the roles of Chairman and Chief Executive Officer facilitates the flow of information between management and the Board, and helps assure that the strategies adopted by the Board will be best positioned for execution by management.

To promote the independence of the Board and appropriate oversight of management and to demonstrate our commitment to strong corporate governance, the Board of Directors designates annually an independent, non-employee director to serve as our Lead Independent Director. As noted above, our Board of Directors has currently designated Mr. Foster to serve as our Lead Independent Director. The Lead Independent Director helps to facilitate free and open discussion and communication among the independent directors of the Board. The duties of the Lead Independent Director include chairing all meetings of the independent directors when they meet in executive session and chairing all meetings of the full Board in the absence of the Chairman; representing the Board in meetings with third parties, as appropriate; and working with the Chairman to finalize information provided to the Board, meeting agendas and meeting schedules. The Lead Independent Director also sets the agenda for the meetings held in executive session, and discusses issues that arise from these meetings with the Chief Executive Officer. The non-employee members of the Board meet in executive session during each regularly scheduled Board meeting and during special meetings of the Board as appropriate.

Risk Oversight

One of the principal functions of our Board of Directors is to provide oversight concerning the assessment and management of risk related to our business. The Board of Directors is involved in risk oversight through approval authority with respect to fundamental financial and business strategies and major corporate activities, including material acquisitions and financings, as well as through its oversight of management and the committees of the Board of Directors. Management is responsible for identifying the material risks facing Sabra, implementing appropriate risk management strategies and ensuring that information with respect to material risks is shared with the Board of Directors or the appropriate Board committee. In connection with this responsibility, members of management provide regular reports to the Board of Directors regarding business operations and strategic planning, financial planning and budgeting and regulatory matters, including any material risk to Sabra relating to such matters.

The Board of Directors has delegated oversight for specific areas of risk exposure to committees of the Board of Directors as follows:

•	The Audit Committee is responsible for periodically discussing Sabra’s overall risk assessment and risk management policies with management, our internal auditors and our independent registered public accounting firm as well as Sabra’s plans to monitor, control and minimize any risk exposure. The Audit Committee is also responsible for primary risk oversight related to our financial reporting, accounting and internal controls and oversees risks related to our compliance with legal and regulatory requirements.

•	The Compensation Committee oversees, among other things, the assessment and management of risks related to Sabra’s compensation plans, policies and overall philosophy and equity-based incentive plans.

•	The Nominating and Governance Committee oversees the assessment and management of risks related to our governance structure, including our Board leadership structure and management succession.

At each regular meeting of our Board of Directors, the chairperson of each committee reports to the full Board regarding the matters reported and discussed at any committee meetings, including any matters relating to risk assessment or risk management. Our Chief Executive Officer, Chief Financial Officer and outside legal counsel regularly attend meetings of these committees when they are not in executive session, and often report on matters that may not be otherwise addressed at these meetings. In addition, our directors are encouraged to communicate directly with members of management regarding matters of interest, including matters related to risk, at times when meetings are not being held.

Our Board of Directors believes that the processes it has established to administer the Board’s risk oversight function would be effective under a variety of leadership frameworks and therefore do not have a material effect on Sabra’s leadership structure described under “—Board Leadership Structure” above.

Compensation Risk Assessment

Consistent with the Compensation Committee’s responsibilities described above, the Compensation Committee takes risk into consideration when reviewing and approving executive compensation, including when it approved our executive compensation program. The Compensation Committee has concluded that the current executive compensation program does not encourage inappropriate or excessive risk-taking. In making its determination, the Compensation Committee noted that each Named Executive Officer’s direct compensation under our executive compensation program consists primarily of a fixed base salary, an annual incentive bonus opportunity and long-term equity incentive awards. Annual incentive bonuses are balanced with long-term equity incentives, and are granted in the form of equity awards at the election of each Named Executive Officer. Long term incentive awards granted under our long-term equity award program are generally subject to a multi-year vesting schedule, a deferral feature for Named Executive Officers and performance conditions that are not solely dependent on stock price.

Director Nomination Process

Identifying and Evaluating Director Nominee Candidates

In identifying, evaluating and selecting potential director nominees for election at each annual meeting of stockholders and nominees for directors to be appointed by the Board of Directors to fill vacancies and newly created directorships, the Nominating and Governance Committee will consider as potential director nominees candidates recommended by various sources, including any member of the Board, any stockholder of Sabra, senior management or an outside search firm engaged by the Nominating and Governance Committee if determined appropriate. All potential director nominees, other than potential incumbent director nominees, will be initially reviewed by the Chairman of the Nominating and Governance Committee or, in the Chairman’s absence, any other member of the committee delegated to initially review director candidates. If it is determined appropriate to proceed, a prospective director candidate may be interviewed by one or more of the other members of the Nominating and Governance Committee, other members of the Board of Directors and by the Chief Executive Officer. The Nominating and Governance Committee will provide informal progress updates to the Board of Directors and will meet to consider and recommend any final director candidates to the full Board of Directors. The Board of Directors is responsible for determining the final director candidates to be nominated for election at each annual meeting of stockholders and for appointing directors to fill vacancies on the Board.

The Nominating and Governance Committee considers all potential director nominees without regard to race, color, religion, gender, ancestry, national origin or disability. In considering whether to nominate a potential director candidate for election to the Board of Directors, the Nominating and Governance Committee considers whether the director candidate would meet the definition of independence required by the NASDAQ rules and applicable rules and regulations of the SEC. As set forth in Sabra’s Corporate Governance Guidelines, the Nominating and Governance Committee also seeks to elect directors who: (i) are of high character and integrity; (ii) are accomplished in their respective fields; (iii) have relevant expertise and experience, and are able to offer advice and guidance to management based on that expertise and experience; (iv) have sufficient time available to devote to Sabra’s affairs; (v) will represent the long-term interests of Sabra’s stockholders as a whole; and (vi) are not age 80 or older at the time of election. In addition, while the Board does not have a formal policy for the consideration of diversity in identifying nominees for director, as provided in Sabra’s Corporate Governance Guidelines, the Nominating and Governance Committee seeks to elect directors that will collectively represent a diversity of backgrounds and experiences. On an annual basis, as part of the performance evaluation of the Board of Directors, the Nominating and Governance Committee seeks feedback from members of the Board of Directors concerning whether the overall mix and diversity of Board members is appropriate for our company.

Stockholder Recommendations

As described above, the Nominating and Governance Committee will consider director candidates recommended by stockholders. Properly communicated stockholder recommendations will be considered in the same manner as recommendations received from other sources. To be properly communicated, stockholders desiring to recommend candidates for nomination or election to the Board of Directors should submit their recommendations in writing to the attention of the Secretary, Sabra Health Care REIT, Inc., 18500 Von Karman Avenue, Suite 550, Irvine, California 92612, together with the following information: (i) all information about the stockholder and the candidate that would be required pursuant to Article II, Section 11 of our Bylaws if the stockholder was nominating the candidate for election to the Board of Directors, (ii) a statement of the proposed director candidate’s qualifications, taking into account the principles used by the Nominating and Governance

Committee in evaluating possible candidates as described above, (iii) a statement detailing any relationship between the proposed director candidate and any tenant or competitor of Sabra, and (iv) detailed information about any relationship or understanding between the recommending stockholder and the director candidate. The Nominating and Governance Committee may request additional information concerning the director candidate as it deems reasonably necessary to determine the eligibility and qualification of the director candidate to serve as a member of our Board of Directors. Stockholders who are recommending candidates for consideration by the Board of Directors in connection with the next annual meeting of stockholders should submit their written recommendation no later than January 1 of the year of that meeting.

Please note that stockholders who wish to nominate a person for election as a director in connection with an annual meeting of stockholders (as opposed to making a recommendation to the Nominating and Governance Committee as described above) must deliver written notice to our Secretary in the manner described in Article II, Section 11 of our Bylaws.

Management Succession Planning

Pursuant to our Corporate Governance Guidelines and the charter of the Nominating and Governance Committee, the Nominating and Governance Committee is responsible for reviewing the Company’s succession plan for the Chief Executive Officer and senior management. In performing these functions, the Chief Executive Officer annually reports to the Nominating and Governance Committee about developments of senior management personnel and succession plans.

Annual Board Evaluations

Pursuant to our Corporate Governance Guidelines and the charter of the Nominating and Governance Committee, the Nominating and Governance Committee oversees an annual evaluation of the performance of the Board and each committee of the Board. The evaluation process is facilitated by outside legal counsel and is designed to assess the overall effectiveness of the Board and its committees and to identify opportunities for improving Board and Board committee operations and procedures. The annual evaluations are generally conducted in the first or second quarter of each calendar year and the results of the annual evaluation are reviewed and discussed by the Board.

Policy on Hedging and Pledging of Sabra Shares

Sabra recognizes that hedging against losses in Sabra securities may disturb the alignment between stockholders and executives that Sabra’s Stock Ownership Policy (as described in the “Executive Compensation—Compensation Discussion and Analysis” below) and equity awards are intended to build. Accordingly, our Board has incorporated prohibitions on various hedging activities within Sabra’s Insider Trading Policy, which applies to all directors, executive officers and employees. The policy prohibits short sales of Sabra common stock and trading in “puts” and “calls” or other derivative securities that relate to Sabra common stock. The policy also prohibits hedging or monetization transactions (such as prepaid variable forwards, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of Sabra securities.

In addition, because a margin call or foreclosure sale may occur at a time when a director, executive officer or employee is aware of material non-public information concerning Sabra, directors, executive officers and employees are prohibited from holding Sabra securities in a margin account or pledging Sabra securities as collateral for a loan. Accordingly, none of our directors or executive officers have pledged any shares of Sabra common stock.

Code of Conduct and Ethics

We have adopted a Code of Conduct and Ethics that applies to all of our directors, officers and employees. Our Code of Conduct and Ethics can be found in the About Sabra—Governance Documents section of our website at www.sabrahealth.com. Waivers from, and amendments to, our Code of Conduct and Ethics that apply to our directors and executive officers, including our principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions, will be timely posted in the About Sabra—Governance Documents section of our website at www.sabrahealth.com as required by applicable law.

Stockholder Communications with the Board

Stockholders may send written communications to the Board of Directors or to specified individuals on the Board, c/o Sabra’s Secretary at 18500 Von Karman Avenue, Suite 550, Irvine, California 92612. All mail received will be opened and communications from verified stockholders that relate to matters that are within the scope of the responsibilities of the Board of Directors, other than solicitations, junk mail and frivolous or inappropriate communications, will be forwarded to the Chairman of the Board of Directors or any specified individual director, as applicable. If the correspondence is addressed to the Board of Directors, the Chairman will distribute it to the other Board members if he determines it is appropriate for the full Board to review.

DIRECTOR COMPENSATION

Director Compensation—2016

The following table provides information on the compensation of the members of our Board of Directors who are not also our employees (“Non-Employee Directors”) for the year ended December 31, 2016. The compensation paid to Mr. Matros, who is also one of our employees, is presented in the Summary Compensation Table and the related tables included below under “Executive Compensation.” Mr. Matros is not entitled to receive additional compensation for his service as a director.

Name (a)	Fees Earned or Paid in Cash ($) (b)		Stock Awards ($)(1)(2)(3) (c)	Total ($) (h)
Craig A. Barbarosh	79,500	(4)	104,979	184,479
Robert A. Ettl	80,500	(4)	104,979	185,479
Michael J. Foster	80,000		104,979	184,979
Milton J. Walters	66,000		104,979	170,979

(1)	Amounts reported represent the aggregate grant date fair value of the annual equity awards granted to the Non-Employee Directors in 2016. The aggregate grant date fair value of these awards was computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) Topic 718, and excludes the effects of estimated forfeitures. The reported award values have been determined using the assumptions described in Note 12 to the Consolidated Financial Statements included in Sabra’s Annual Report on Form 10-K for the year ended December 31, 2016.
(2)	Each Non-Employee Director received an annual equity award of 4,901 stock units on June 15, 2016. The grant date fair value of each director’s annual equity award was $104,979.
(3)	As of December 31, 2016, each Non-Employee Director held 2,536 unvested stock units.
(4)	Messrs. Barbarosh and Ettl each elected to receive all of their annual retainers and additional retainers in the form of stock units instead of cash. Accordingly, Mr. Barbarosh received 3,129 fully vested stock units for his service during 2016, and Mr. Ettl received 3,352 fully vested stock units for his service during 2016. However, the retainers that each Non-Employee Director elected to receive in units are reported as though they had been paid in cash and not converted to units.

Directors’ Compensation Policy

Under our Directors’ Compensation Policy, each Non-Employee Director is entitled to receive the following as cash compensation: (1) an annual retainer of $55,000, payable in four equal quarterly installments, and (2) $1,000 for each committee (but not Board of Directors) meeting attended, with the meeting fee reduced to $500 for telephonic meetings lasting less than thirty minutes or for in-person meetings which the director attends other than in person. Any Non-Employee Director serving as Chair of the Board or as the Lead Independent Director and each Chairperson of a committee of the Board of Directors is entitled to receive an additional annual retainer, payable in four equal quarterly installments, as follows: $20,000 for Chair or Lead Independent Director, $15,000 for Audit (which amount was increased to $25,000 effective as of January 1, 2017), and $10,000 each for Compensation and Nominating and Governance. The annual retainer and any additional retainers are each pro-rated for partial years of service.

The Non-Employee Directors have the right to elect to receive their annual retainers and any additional annual retainers in the form of stock units in lieu of cash, which units would be issued as of the last day of the quarter in which the retainers relate and the units would be valued as of the award date. Under our current Directors’ Compensation Policy, each of the Non-Employee Directors is entitled to receive an annual award of restricted stock units valued at $105,000 on the date of the award. Each Non-Employee Director’s annual award of restricted stock units vests over a period of one year (and will in all events become vested in connection with the annual meeting of stockholders occurring in the year following the date of grant), is not distributable as shares of our common stock until the earlier of the fifth anniversary of the grant date, a change in control or the Non-Employee Director’s separation from service from the Board of Directors, and any unvested restricted stock units shall accelerate and vest in full on the occurrence of a change in control or the Non-Employee Director’s death or disability. All stock units are entitled to receive dividend equivalent payments, which are either paid in cash on a current basis or reinvested into additional stock units. Each Non-Employee Director’s annual award of restricted stock units is pro-rated for partial years of service.

Each of our Non-Employee Directors is reimbursed for out-of-pocket expenses for attendance at Board of Directors and committee meetings.

Stock Ownership Policy Applicable to Non-Employee Directors

Our Board of Directors has adopted a Stock Ownership Policy that requires each Non-Employee Director to own shares of our common stock equal in value to five times the annual Board cash retainer. Shares of our common stock subject to stock unit awards that have vested but the payment of which has been deferred count toward satisfaction of the required ownership level, but shares subject to stock options or unvested stock unit awards are not considered owned by the Non-Employee Director for purposes of this policy. Each of the Non-Employee Directors is currently in compliance with the required ownership levels.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

We believe that 2016 was another productive year for Sabra. Richard K. Matros, our Chairman, President and Chief Executive Officer, Harold W. Andrews, Jr., our Executive Vice President, Chief Financial Officer and Secretary, and Talya Nevo-Hacohen, our Executive Vice President, Chief Investment Officer and Treasurer (collectively referred to herein as our “Named Executive Officers”) successfully executed our business plan during 2016 and built upon our operating and financial performance results achieved since we became a separate publicly traded company following our separation (the “Separation”) from Sun Healthcare Group, Inc. (“Old Sun”) in November 2010, as demonstrated by Sabra’s achievements related to diversifying the investment portfolio and enhancing our balance sheet and capitalization, as highlighted below:

•	We further diversified our investment portfolio by tenant, asset class and geography. We completed $165.7 million of investments in 2016. These investments consist primarily of real estate investments, preferred equity investments and investments in loans receivable in senior housing and skilled nursing facilities. We also completed the sale of four skilled nursing/transitional care facilities, one acute care hospital, and one parcel of land for aggregate consideration of $98.0 million. As a result of our 2016 investments and dispositions, our investment portfolio consisted of 183 real estate properties held for investment and leased to operators/tenants under triple-net lease agreements, 10 investments in loans receivable and 12 preferred equity investments as of December 31, 2016, as compared to 86 real estate properties held for investment at the time of the Separation.

•	We recycled $314.0 million of capital in 2016, consisting of the $98.0 million of net proceeds received from asset sales and $216.0 million of proceeds from the repayment of loan receivable investments. Our focus on recycling capital in 2016 allowed us to delever our balance sheet and invest without having to access equity markets.

•	In 2016, we also proactively explored with Genesis Healthcare, Inc. opportunities to reduce the concentration of our revenues attributable to Genesis leases. We have entered into memoranda of understanding with Genesis to market for sale 35 skilled nursing facilities and make certain other lease and corporate guarantee amendments for the remaining 43 facilities leased to Genesis. Upon completion of the sales, these asset sales and amendments will have the benefit of reducing our revenue concentration in Genesis and skilled nursing facilities, as well as strengthening our remaining Genesis-operated portfolio through the lease term extensions and guarantee enhancements; provided, however that there can be no assurances that we will successfully complete these sales on the terms or timing contemplated by the memoranda of understanding, or at all, in which event we may not achieve the anticipated benefits from such sales. On April 1, 2017, we completed the sale of one skilled nursing facility. Marketing of the remaining 34 facilities is ongoing and is expected to be completed over the next several quarters.

•	We achieved net income attributable to common stockholders, funds from operations attributable to common stockholders (“FFO”) and adjusted funds from operations attributable to common stockholders (“AFFO”) for 2016 of $60.0 million, $164.4 million and $161.5 million, respectively, as compared to $69.2 million, $132.4 million and $133.9 million, respectively for 2015, and $36.7 million, $76.1 million and $77.2 million, respectively, for 2014. Our FFO performance allowed us to set our quarterly dividend at $0.42 per share for each quarter of 2016. Please see pages 40 to 42 of Sabra’s Annual Report on Form 10-K for the year ended December 31, 2016 for information about FFO and AFFO, including a reconciliation of these measures to net income, the most directly comparable financial measure reported under generally accepted accounting principles in the United States.

•

In January 2016, we enhanced our balance sheet by amending our credit facility to increase our unsecured revolving credit facility to $500.0 million, U.S. dollar term loan to $245.0 million and Canadian dollar term loan to CAD $135.0 million (from $450 million, $200 million and CAD

$125 million, respectively, under the prior credit facility and prior Canadian dollar term loan). The amended credit facility includes the ability to borrow up to $125 million in certain foreign currencies under the unsecured revolving credit facility, contains an accordion feature that can increase the total available borrowings to $1.25 billion, subject to terms and conditions, and improves the pricing across the grid by 20 bps and 25 bps for our revolving credit facility and term loans, respectively. In addition, the amended credit facility contains improved covenants, including a reduction to the minimum fixed charge coverage ratio (from 1.75x to 1.50x) and relaxed maximums for consolidated leverage and unsecured leverage that provide greater flexibility for using the credit facility to make investments.

•	As of December 31, 2016, we had approximately $499.5 million in liquidity, consisting of unrestricted cash and cash equivalents of $25.5 million (excluding joint venture cash and cash equivalents), and available borrowings under our revolving credit facility of $474.0 million.

•	As we committed to our shareholders, during 2016 we successfully completed the resolution of our investments in the three Forest Park hospitals, resulting in cash proceeds from these investments that exceeded the aggregate cash outlays we made in these investments. Although we did not realize the long term benefit we had hoped for with our investment in the Forest Park—Frisco hospital, our overall investment thesis has resulted in a positive outcome for what was a complex situation.

During 2016, we retained substantially the same executive compensation program that we implemented in late 2010 following the Separation from Old Sun, and 2016 compensation levels and incentive designs also generally remained similar to 2015. We believe that the say-on-pay votes at our 2011 through 2016 annual meetings of stockholders, where stockholders supported our say-on-pay proposal by between 95.3% and 98.9% of the votes cast, respectively, affirm our stockholders’ support for this program.

Consistent with our commitment to a pay-for-performance culture and our objective of aligning the interests of our executive officers with the interests of our stockholders, (1) our long term incentive award program consists entirely of equity awards, with 2/3 of the grant date value of such awards subject to performance vesting conditions based on our three-year FFO growth and three-year relative total stockholder return performance with target performance set at the 70th percentile of our TSR comparison peers described below, and (2) our annual bonus plan is structured to permit executives to elect to receive their annual bonus in the form of equity awards to tie the value of any annual bonus payment becoming earned to the increase or decrease in the trading price of our common stock over the performance year.

During 2016, we also introduced a new deferral feature for the Named Executive Officers’ long-term equity awards, which requires that vested awards be held and will not become payable until the fifth calendar year following the grant date (subject to earlier payment in connection with the executive’s death, disability, termination of employment and certain change in control transactions). This new deferral feature augments the one-year post-vesting holding period requirement for the Named Executive Officers’ long-term equity awards that we introduced in 2015 and which is described below.

We believe the greater than 95% support we have consistently received from our stockholders each year since the Separation (including a record 98.9% support last year) highlights that stockholders support our performance-based executive compensation program design.

The remainder of this section describes our executive compensation program and the material elements of compensation awarded to, earned by or paid to the Named Executive Officers during 2016.

Compensation Program and Objectives

Our compensation program for executives is intended to:

•	attract and retain quality executive officers;

•	motivate and reward high performance levels;

•	align the interests of our executive officers with the interests of our stockholders;

•	enhance FFO and AFFO; and

•	inspire teamwork and collaboration among the executives.

Our executive compensation program consists of four material elements: base salaries, annual incentive compensation opportunities, long-term incentive awards and severance benefits. For the following reasons, we believe that our executive compensation program is appropriately structured to accomplish the objectives noted above:

•	The terms of each executive’s employment agreement that was entered into in connection with the Separation and continues in effect, including the severance benefits provided for in each agreement, allowed us to attract and assemble a qualified executive team that has successfully led Sabra since the Separation and that we expect will continue to successfully lead Sabra.

•	The structure of our long-term equity award program established shortly after the Separation motivates our executives to achieve high performance levels because earnings are substantially reduced if they do not. This aligns the interests of the executives with those of our stockholders because the awards are payable in shares of our common stock that may increase or decrease in value during the performance period. Annual awards that have been made under the program have been structured so that 2/3 of each executive’s grant date award value consists of three-year FFO-based stock units (“FFO Units”) and three-year relative total stockholder return-based stock units (“TSR Units”) with a 70th percentile performance target where vesting of both performance stock units is contingent on both our performance over three full calendar years and the executive’s continued employment through at least the last day of the applicable performance period. During 2016, we also introduced a new deferral feature for the Named Executive Officers’ long-term equity awards, which requires that vested awards be held and will not become payable until the fifth calendar year following the grant date (subject to earlier payment in connection with the executive’s death, disability, termination of employment and certain change in control transactions). This new deferral feature augments the one-year post-vesting holding period requirement for the Named Executive Officers’ long-term equity awards that we introduced in 2015 and which is described below.

•	The structure of our annual incentive bonus program established for 2016 provided the Named Executive Officers with an FFO-based annual incentive opportunity. The majority of our peer companies for compensation purposes (identified under “Peer Companies” below) use an FFO-based performance metric in their annual bonus plans, and we believe that our 2016 bonus program incentivized the Named Executive Officers to enhance our 2016 FFO. Based on an election by the Named Executive Officers, bonuses were awarded in the form of an equity award so that any bonuses earned based on achievement of the FFO-based performance metric were also tied to the increase or decrease in the trading price of our common stock during 2016 and paid in shares of our common stock instead of cash. This program is disclosed as a one-year FFO performance share plan in the “Grants of Plan-Based Awards—2016” table below.

Role of the Compensation Committee

Pursuant to its charter, the Compensation Committee of our Board of Directors has the authority to determine the amount of compensation given to each of the Named Executive Officers. The Compensation Committee approves our executive compensation philosophy and procedures, and is responsible for administering our equity compensation plans, including approving grants of awards under the plans. The Compensation Committee is also responsible for approving employment agreements we may enter into with the Named Executive Officers. In performing its duties, the Compensation Committee is authorized to consider the recommendations of our Chairman and Chief Executive Officer when determining the compensation of the other Named Executive Officers.

The elements of our executive compensation program were each approved by the Compensation Committee. None of the Named Executive Officers is a member of the Compensation Committee or, except for recommendations made by Mr. Matros with respect to the compensation of the other Named Executive Officers, had any role in determining the compensation of the Named Executive Officers.

Role of the Compensation Consultant

Since our becoming a separate publicly traded company following the Separation, the Compensation Committee has retained FWC as its independent compensation consultant. The Compensation Committee is directly responsible for the appointment, compensation and oversight of FWC’s work and does not believe FWC’s work has raised any conflict of interest. FWC reports only to the Compensation Committee, and does not perform services for us, except for executive and director compensation-related services on behalf of, and as instructed by, the Compensation Committee.

The cornerstone of Sabra’s executive compensation program continues to be the long-term equity award program that was established by the Compensation Committee shortly after we became a separate publicly traded REIT following the Separation. FWC provided recommendations regarding the structure of the Named Executive Officers’ long-term equity award grants, and recommended that each separate annual equity award grant consist of a mixture of time-based stock units (“Time-Based Units”), multi-year FFO Units and multi-year relative TSR Units, as this mixture of long-term operating goals and relative stockholder return requirements was more performance-based than the equity award programs used by many other REITs and resulted in the vesting of 2/3 of the targeted grant date value of each executive’s annual equity award being performance-contingent in addition to being contingent on continued employment (the average in our compensation peer group of companies listed below in a study reviewed at the end of 2016 was to grant slightly less than 50% of the targeted grant date equity value with performance contingencies).

At the end of 2015 and in preparation for making 2015 equity award grants and base salary and bonus award decisions for 2016, the Compensation Committee engaged FWC to conduct an independent review of our executive compensation program to provide a competitive reference on pay levels, structure and performance alignment, and to confirm that our long-term equity award program was still appropriately structured in order to accomplish our compensation objectives. At the end of 2016 and in preparation for making 2016 equity award grants and base salary and bonus award decisions for 2017, the Compensation Committee again engaged FWC to conduct a similar independent review of our executive compensation program. As part of its review in both 2015 and 2016, FWC analyzed the salaries, target bonus opportunities, target cash compensation opportunities, equity award opportunities and targeted total direct compensation at similar peer companies (listed below). FWC advised the Compensation Committee that Sabra’s executive compensation program (and in particular our long-term equity award program) was still structured to accomplish our compensation objectives. FWC noted that the structure of Sabra’s long-term equity award program—with 2/3 of the targeted grant date value of each executive’s annual equity award being performance-contingent—was weighted more heavily to performance-based awards than our peer companies. FWC also recommended that we introduce a new deferral feature for all long-term equity awards granted to the Named Executive Officers in 2016 to further reinforce the long-term nature of the awards and align the executives’ interests with those of our stockholders. FWC believed this new deferral feature would complement the one-year post-vesting holding period requirement for the Named Executive Officers’ long-term equity awards that we introduced in 2015 and which is described below. The Compensation Committee reviewed the reports prepared by FWC at the end of both 2015 and 2016, and used these reports, as applicable, when determining the amount and structure of each Named Executive Officer’s 2016 cash base salary, bonus opportunity and equity award grants.

FWC also advised on other aspects of executive compensation as requested by the Compensation Committee during 2016. For example, FWC provided the Compensation Committee with proposals for an updated group of peer companies to use for TSR comparison purposes for the TSR Units that were granted in December 2016. FWC also provided the Compensation Committee with advice regarding the timing of our annual equity awards and advised that continuing to make annual equity awards during the fourth quarter of each calendar year better allows us to consider our performance for the year when determining the level of equity awards to be granted for that year. This in turn, allows us to most closely match the value of our executive compensation program with internal performance and stockholder return during the year.

Peer Companies

When determining the amount of each Named Executive Officer’s 2016 cash base salary and target bonus opportunity at the end of 2015, the Compensation Committee, with the assistance of FWC, considered the compensation paid by the following peer companies:

Acadia Realty Trust Cedar Shopping Centers Cousins Properties Education Realty Trust First Potomac Realty Healthcare Realty Trust Healthcare Trust Hersha Hospitality Trust	Inland Real Estate Corp Investors Real Estate Trust LTC Properties Medical Properties Trust National Health Investors Omega Healthcare Parkway Properties Physicians Realty Trust Sun Communities

This is the same group of peer companies we used during the prior year, except that Associated Estates Realty Corp and Aviv REIT were removed because of their acquisitions by other companies. When determining the amount of each Named Executive Officer’s 2016 long-term equity award grants at the end of 2016, we used the same group of peer companies listed above, except that (1) Inland Real Estate Corp. was removed because of its acquisition by another company, and (2) Care Capital Properties, CareTrust REIT and Seritage Growth were added to round out the peer group. Care Capital Properties and CareTrust REIT were added because they are both healthcare REITs, while Seritage Growth was added because it is a REIT that focuses on triple net lease arrangements. CareTrust REIT was also included due to its Orange County, California nexus and because its market capitalization was significantly less than ours (which has the effect of reducing the average size of our peer group). Each of these new peer companies satisfied our market capitalization and total assets screening criteria described below when selected in December 2016.

Our peer group methodology for 2016 compensation decisions remained consistent with prior years—we selected publicly traded, internally managed, U.S. based REITs with total assets and market capitalization between approximately 0.33x to 3.0x times ours, with a preference for including healthcare REITs where possible even if that required some adjustment to the normal size parameters.

The Compensation Committee believes that the peer companies are a reasonable reference point for compensation decisions with respect to the Named Executive Officers based on each peer company’s similarity to Sabra taking into account their respective businesses, revenues, FFO, total assets, market capitalization, enterprise value, and the talent pool for which they compete. As of December 2016, our average revenues, market capitalization, total assets, enterprise value and FFO over the prior twelve months were each between the 35th and 57th percentile relative to the peer companies, which aligns with our goal of placing Sabra at approximately the 50th percentile relative to the size of our peer companies.

The Role of Stockholder Say-on-Pay Votes

Sabra currently provides its stockholders with the opportunity to cast an annual non-binding, advisory vote on the compensation of our Named Executive Officers, which we refer to as a say-on-pay proposal. At our 2016 Annual Meeting of Stockholders, approximately 98.9% of the votes cast supported our say-on-pay proposal. The results at our 2016 Annual Meeting were consistent with the results in prior years following our becoming a separate publicly traded REIT, where stockholders supported our say-on-pay proposal by between 95.3% and 98.5% of the votes cast. The Compensation Committee believes this high degree of stockholder support for our 2016 say-on-pay proposal, combined with similarly high degrees of support for our say-on-pay proposals in prior years, affirms stockholders’ support of the executive compensation program the Compensation Committee has implemented since our becoming a separate publicly traded REIT. As discussed in more detail elsewhere in this section, the compensation program that was voted on by stockholders in our 2016 say-on-pay proposal continued to apply in 2016 in substantially the same form, as the Compensation Committee did not make any fundamental changes to the program for 2016. The Compensation Committee will continue to consider the outcome of stockholders’ votes on our say-on-pay proposals when making future compensation decisions for the Named Executive Officers.

Material Elements of Compensation

Base Salaries

We pay each Named Executive Officer a base salary to provide each executive with a minimum, fixed level of cash compensation. For 2016, the Compensation Committee did not approve any increase to the base salary of Mr. Matros, our Chairman, President and Chief Executive Officer. For 2016, the Compensation Committee did approve 5% base salary increases for each of Mr. Andrews and Ms. Nevo-Hacohen to recognize their contributions and performance.

For 2016, we did not target any executive’s base salary to a particular percentile. For Mr. Matros, his base salary level was established so that his targeted total direct compensation (base salary + target bonus amount + target grant date value of long-term equity awards) was positioned slightly below the 75th percentile of the targeted total direct compensation provided by our peer companies to their Chief Executive Officers. Prior to joining us in November 2010 in connection with the Separation, Mr. Matros was the Chief Executive Officer of Old Sun and was paid an annual base salary of $875,000. We reduced Mr. Matros’s base salary when he joined us, and his 2016 base salary of $800,000 remains $75,000 less than the base salary he was paid by Old Sun over six years ago prior to the Separation.

For Mr. Andrews and Ms. Nevo-Hacohen, their base salary levels were established so that their targeted total direct compensation was positioned slightly above the 75th percentile of the targeted total direct compensation provided by our peer companies to similarly situated executives.

We believe that each executive’s base salary level is appropriate given that base salary is the only element of each executive’s targeted total direct compensation opportunity that is paid in cash and is not at-risk. The other elements of targeted total direct compensation are awarded in the form of equity awards that, except for the Time-Based Units, are subject to annual and long-term performance vesting conditions described in more detail below.

The base salary that was paid to each Named Executive Officer for the 2016 calendar year is reported in the “Summary Compensation Table—2014—2016” below.

2016 Annual Incentive Compensation

Our annual incentive bonus program for 2016 continued to permit participants to elect to tie the value of any bonus payment becoming earned to the increase or decrease in the trading price of our common stock. This was viewed as a way for executives to improve their payout if they created stockholder value, and to have downside risk if the trading price of our common stock declined. The Named Executive Officers were each entitled to participate in the 2016 bonus program pursuant to the terms of their employment agreements.

Under the terms of the 2016 bonus program, prior to the start of the 2016 calendar year, each Named Executive Officer was permitted to elect to receive his or her annual bonus in the form of an equity award or in the form of a cash payment. If an executive elected an equity award, the executive would receive a one-year performance stock unit award with respect to a targeted number of shares having a grant date value equal to the amount of the executive’s cash denominated target bonus divided by the opening price of a share of common stock on January 4, 2016 (the first trading day of 2016). This can be illustrated as follows:

Cash Target Bonus Amount / $20.14 Opening Share Price = Target # of Performance Stock Units

If an executive elected a cash payment, any bonus becoming payable would be paid in cash using the same performance criteria applicable to the performance stock units. All of the Named Executive Officers elected an equity award to potentially improve their payout by creating stockholder value and to increase their ownership of our common stock. We refer to these equity awards as “Bonus Units.”

The target bonus under the 2016 bonus program for Mr. Matros was set at approximately 125% of his cash base salary. Mr. Matros’s 125% target bonus level was the same as his target bonus level for 2015 and 2014. The 2016 target bonus for Mr. Andrews and Ms. Nevo-Hacohen was set at 90% of each executive’s base salary amount, which was the same target bonus level in effect for each executive for 2015 and each year since they were hired in connection with the Separation. As with base salaries, we did not target any executive’s target bonus amount to a particular percentile. However, target bonus levels were established so that (1) targeted total direct compensation for Mr. Matros was slightly below the 75th percentile of the targeted total direct compensation provided by our peer companies to their Chief Executive Officers, and (2) targeted total direct compensation for the other Named Executive Officers was slightly above the 75th percentile of the targeted total direct compensation provided by our peer companies to similarly situated executives.

Like our 2015 and 2014 bonus plan designs, each Named Executive Officer was eligible to earn a maximum bonus equal to 250% of the executive’s target bonus amount, while the bonus payable for achieving the threshold performance level was set at 80% of the executive’s target bonus amount.

The following chart shows the amount of each Named Executive Officer’s target and maximum bonus opportunities, expressed in both dollars and number of Bonus Units.

Named Executive Officer	2016 Target Bonus Amount ($)	2016 Target Bonus Amount (# of Units)	2016 Maximum Bonus Amount ($)	2016 Maximum Bonus Amount (# of Units)
Richard K. Matros	$1,000,000	49,652	$2,500,000	124,131
Harold W. Andrews, Jr.	$425,250	21,115	$1,063,125	52,787
Talya Nevo-Hacohen	$425,250	21,115	$1,063,125	52,787

Like our 2015 and 2014 bonus plan designs, Bonus Units under the 2016 bonus program became earned based on our adjusted normalized FFO performance during 2016. The Compensation Committee chose a FFO-based performance metric for two primary reasons. First, a FFO-based metric was used to motivate the executives to drive growth in our annual FFO performance, which the Compensation Committee believed would in turn benefit stockholders in the form of increased stockholder returns. Second, the Compensation Committee believes that FFO is a common performance metric used by investors to evaluate the performance of REITs, and the Compensation Committee wanted the Named Executive Officers to be focused on the same performance metric as our investors. FWC also advised that a FFO-based annual incentive program design is consistent with the annual incentive plan designs used by the majority of our peer companies.

As described in more detail below, Bonus Units under the 2016 bonus program became earned based on our adjusted normalized FFO performance for 2016 relative to pre-established objective targets for 2016. Although a portion of our long-term equity awards consists of FFO Units, the FFO Units granted in any year will have different adjusted normalized FFO targets than those established under the annual bonus program. FFO Units generally become payable based on our performance relative to pre-established objective adjusted normalized FFO targets for the third calendar year following the grant date. For example, the FFO Units granted in the 2016 calendar year become payable based on adjusted normalized FFO performance for the 2019 calendar year. As a result, we believe that the FFO Units incentivize long-term performance while Bonus Units incentivize annual performance, and executives are not rewarded twice for achieving the same FFO results because the bonus program has a one-year FFO goal and the FFO Units have a three-year FFO goal.

For purposes of our 2016 bonus program, we define adjusted normalized FFO to mean our FFO for the applicable period, adjusted to eliminate the impact of (1) non-recurring items, including without limitation the write-off of deferred financing fees, contingent consideration adjustments and other similar items as determined by the Compensation Committee, (2) non-cash compensation expense and cash bonuses payable to our officers and employees, (3) transaction costs in connection with investment activity and capital markets activity, (4) discontinued operations, (5) the purchase or disposition of a business or similar extraordinary corporate transaction, (6) any change in accounting policies or practices, (7) any gain or loss on lease restructurings to the extent included in FFO, and (8) loan and preferred equity investment impairments. This same adjusted normalized FFO definition was also used for purposes of the FFO Units that were granted in the 2016 calendar year.

Like our 2015 and 2014 bonus plan designs, for the 2016 bonus program, we determined in February 2016 to measure our 2016 adjusted normalized FFO performance by measuring our performance against adjusted normalized FFO targets established for the fourth quarter of the 2016 calendar year. The Compensation Committee determined to establish targets for the fourth quarter of the 2016 calendar year instead of annual targets for the entire 2016 calendar year because, given the anticipated level of 2016 investment and divestment activity at the time the bonus program was established, it believed a quarterly snapshot at the end of the year would better measure the Named Executive Officers’ execution on Sabra’s anticipated business plan during the year and our overall performance for the year. This was a design that recognized that one of our business objectives for 2016 was to delever our balance sheet through sales of certain assets and repayment of certain loan receivable investments, while at the same time efficiently recycling these proceeds by making new investments without having to access equity markets. We believe using a fourth quarter FFO target was the most challenging plan design, as it required the executives to execute on our anticipated asset dispositions and loan repayments during 2016, and to efficiently redeploy our capital during the year to grow our FFO.

The target level of adjusted normalized FFO was set at $39,540,000. This amount was approximately equal to our adjusted normalized FFO achieved for the fourth quarter of 2015. The Compensation Committee believed that establishing an adjusted normalized FFO target for 2016 approximately equal to our 2015 performance was an aggressive target because it believed that the amount of our asset dispositions and loan repayments during 2016 would exceed the amount of our new investments, meaning that the executives were expected to have a smaller asset base to generate FFO at the end of the 2016 when compared to the end of 2015. This projection proved to be the case, as our total assets of approximately $2.266 billion at the end of 2016 were lower than our total assets of approximately $2.469 billion at the end of 2015. As a result, in order to achieve our 2016 adjusted normalized FFO target, the executives were required to generate the same adjusted normalized FFO amount from a smaller asset base. Achievement of adjusted normalized FFO of $43,260,000 or greater was required in order for each Named Executive Officer to earn his or her maximum bonus opportunity, while achievement of adjusted normalized FFO of at least $37,060,000 was required in order for each Named Executive Officer to earn his or her threshold bonus opportunity. The Compensation Committee believed that the maximum bonus opportunity was attainable only through exceptional performance relative to plan.

For the fourth quarter of the 2016 calendar year, Sabra achieved adjusted normalized FFO of approximately $39,900,000, which resulted in each Named Executive Officer vesting in approximately 114.4% of his or her target number of Bonus Units due to our performance in 2016. Because each Named Executive Officer elected to receive Bonus Units instead of a cash denominated bonus, the value of each executive’s actual bonus payment for 2016 was, like our stockholders, positively impacted by the increase in the trading price of our common stock during 2016 and the first part of 2017.

Named Executive Officer	Cash Value of Bonus Earned for 2016 (114.4% of Target)	Value of Shares Paid at 2016 Year-End(1) Price = $24.42	Value of Shares on 3/1/2017 Vesting Date(1) Price = $27.16
Richard K. Matros	$1,144,000	$1,519,095	$1,689,542
Harold W. Andrews, Jr.	$486,486	$645,958	$718,436
Talya Nevo-Hacohen	$486,486	$645,958	$718,436

(1)	Includes shares credited as a dividend equivalent payment, which were subject to the same performance conditions as the Bonus Units.

We believe that this chart illustrates the link between the value of the bonus payment actually earned by the Named Executive Officers and the value of our common stock. The trading price of our common stock increased by approximately 21% from the beginning of 2016 to the end of 2016, and increased by approximately an additional 11% from the end of 2016 through the March 1, 2017 payment date. Like our stockholders, the Named Executive Officers benefited from the increase in the trading price of our common stock during 2016 and the first part of 2017. This was the opposite result of 2015, when the value of the actual 2015 bonus payment for Mr. Matros was approximately $261,000 lower than if he had elected a cash denominated bonus, while the actual bonus for our other Named Executive Officers was approximately $106,000 lower than if they had elected a cash denominated bonus. We believe the 2016 Bonus Unit payments are evidence of the performance contingent and equity-linked nature of our executive compensation program design at work.

The Named Executive Officers’ Bonus Units are reported in the stock awards column of the “Summary Compensation Table—2014—2016” below, and also in the “Grants of Plan-Based Awards—2016” table below.

Long-Term Incentives

Structure, Amount and Timing of Annual Equity Awards. The cornerstone of Sabra’s executive compensation program continues to be the long-term equity award program that was established by the Compensation Committee in November 2010 shortly after we became a separate publicly traded company. The long-term equity award program is designed to reward long-term performance – two thirds of the grant date equity award value is contingent on our three-year FFO performance and three-year relative TSR performance with a 70th percentile performance target, and all awards are payable in shares of our common stock that may increase or decrease in value during the three-year performance period.

Since 2010, we have structured our annual equity awards so that one-third of the total grant date dollar value of each executive’s equity awards was awarded in the form of each of (1) Time-Based Units, (2) FFO Units and (3) TSR Units. We convert the total grant date dollar value of each executive’s equity award into a number of Time-Based Units, FFO Units and TSR Units using the same accounting value of each award that is used in our financial statements. We utilize this conversion approach so that the grant date award values of each type of award reported in our proxy statement (such as in the “Grants of Plan-Based Awards—2016” table below) are approximately equal (even if this conversion results in the Named Executive Officers receiving a different target number of TSR Units, FFO Units and Time-Based Units).

In 2015, we introduced a new holding period requirement for the Time-Based Units, FFO Units and TSR Units granted to the Named Executive Officers. For any Time-Based Units, FFO Units or TSR Units that vest, executives will now be required to wait a minimum of one year after the vesting date before receiving payment of the underlying vested shares. In 2016, we introduced a new deferral feature for the Named Executive Officers’ Time-Based Units, FFO Units and TSR Units, which requires that vested awards be held and will not become payable until the fifth calendar year following the grant date. The only exceptions to the one-year holding requirement are if the executive dies or suffers a disability, or if there is a change in control. Similarly, the only exceptions to the deferral requirement are if the executive dies, suffers a disability or otherwise has a termination of employment, or if there is a change in control after the awards vest. The Compensation Committee believes the one-year holding requirement coupled with the new deferral requirement further reinforces the long-term nature of the awards and serves to further align the executives’ interests with those of our long-term stockholders.

Since 2012, we have adopted a policy of awarding annual equity awards to the Named Executive Officers and our other employees in the fourth quarter of each calendar year. We believe that making annual equity awards in the fourth quarter of each calendar year (instead of during the first quarter of each calendar year) better allows us to consider our performance for the year when determining the level of equity awards to be granted for that year, as well as any feedback from stockholders on the say-on-pay proposal for the year.

The Compensation Committee determined the total grant date dollar value of each Named Executive Officer’s 2016 annual equity award in December 2016. In determining the grant date dollar value of each award, the Compensation Committee considered FWC’s independent review of the long-term equity awards granted by our peer companies to similarly situated executives, and specifically took into account FWC’s market data showing that the structure of our long-term equity award program was weighted more heavily to performance-based awards than that of our peer companies. The total grant date dollar value of each Named Executive Officer’s 2016 annual equity award was set at the same level as in 2015 and 2014, as the Compensation Committee determined not to make any increases to the grant date dollar value of any executive’s award. We believe these award levels result in (1) targeted total direct compensation for Mr. Matros being slightly below the 75th percentile of the targeted total direct compensation provided by our peer companies to their Chief Executive Officers, and (2) targeted total direct compensation for the other Named Executive Officers being slightly above the 75th percentile of the targeted total direct compensation provided by our peer companies to similarly situated executives. We believe that this is consistent with having a small executive team where the relative performance of each of our executive officers is proportionately more significant, the experience of the team, the higher than normal degree of performance risk in the compensation program compared to the peer group companies and our compensation objective of rewarding high performance levels.

Time-Based Units: Time-Based Units are included as part of each executive’s long-term equity award to provide an equity incentive linked to the value realized by our stockholders that becomes earned based on the executive’s continued employment with us. Each executive’s Time-Based Units granted in 2016 become vested in equal annual installments over a period of four years, with installments vesting on December 31 in each of 2017, 2018, 2019 and 2020, with any vested units subject to the one-year post-vesting holding period requirement and deferral feature described above.

FFO Units: FFO Units are included as part of each executive’s long-term equity award to motivate them to execute our multi-year operating plan and increase our long-term FFO performance. Each executive’s FFO Units granted at the end of 2016 become vested based on our adjusted normalized FFO performance for the calendar year 2019 relative to a pre-established objective target adjusted normalized FFO amount for that year established by the Compensation Committee. Adjusted normalized FFO is defined for these purposes as described above in the discussion of our 2016 bonus program. We believe that the targeted adjusted normalized FFO level for 2019 is reasonably attainable if we are successful in executing our operating plan and increasing our FFO performance over the next three years. The decision to use the third calendar year in the performance period as the performance measurement year is intended to give the executives a period of time to execute on Sabra’s operating plan and grow the business, and to ensure that the earnout is consistent with long-term value creation activities.

100% of each executive’s target number of FFO Units will become vested if we achieve the targeted performance level. If we achieve less than 75% of the targeted performance level (the threshold level), 0% of each executive’s target number of FFO Units will become vested, while if we achieve 137.5% or more of the targeted performance level (the maximum level), 250% of each executive’s target number of FFO Units will become vested. Performance between the threshold level and the targeted performance level will result in between 0% and 100% of each executive’s target number of FFO Units becoming vested, with the percentage becoming vested generally decreasing 4% for each 1% decrease in the targeted performance level achieved (e.g., if we achieve 95% of the targeted performance level, 80% of each executive’s target number of FFO Units will become vested). Performance between the targeted performance level and the maximum level will result in between 100% and 250% of each executive’s target number of FFO Units becoming vested, with the percentage becoming vested generally increasing 4% for each 1% increase in the targeted performance level achieved. This vesting schedule thus includes both a 4-1 reduction for below-target performance and a 4-1 increase for above-target performance so that the upside and downside leverage for the awards is symmetrical. This is the same vesting schedule that we used for our 2015 and 2014 grants of FFO Units. The vesting schedule for the FFO Units can be illustrated graphically as follows:

Any FFO Units that become eligible to vest based on our FFO performance are also subject to a vesting condition based on the executive’s continued employment through the last day of the applicable performance period, with any vested units subject to the one-year post-vesting holding period requirement and deferral feature described above.

TSR Units: TSR Units are included as part of each executive’s long-term equity award to motivate the executives to increase our stockholders’ total return. The TSR Units granted in 2016 become vested based on our relative total stockholder return over a three-year performance period consisting of calendar years 2017-2019 measured against the following publicly traded REITs:

Alexandria RE Equities	Global Medical REIT	Paramount Group
Boston Properties	Government Properties	Parkway Properties
Brandywine Realty Trust	HCP	Physicians Realty Trust
Care Capital Properties	Healthcare Realty Trust	Piedmont Office Realty
CareTrust REIT	Healthcare Trust of America	Prologis
City Office REIT	Highwoods Properties	Quality Care Properties
Columbia Property Trust	Hudson Pacific Properties	Rexford Industrial Realty
Community Healthcare Trust	Kilroy Realty Corp	Senior Housing Properties
Corporate Office Properties	LTC Properties	SL Green Realty Corp
Cousins Properties	Mack-Cali Realty Corp	STAG Industrial
DCT Industrial Trust	MedEquities Realty Trust	Terreno Realty Corp
Douglas Emmett	Medical Properties Trust	TIER REIT
Duke Realty Corporation	Monmouth RE Inv.	Universal Health Realty
Easterly Government Properties	National Health Investors	Ventas
Eastgroup Properties	New Senior Investment Group	Vornado Realty Trust
Equity Commonwealth	New York REIT	Welltower
First Industrial Realty	Northstar Realty Europe
Franklin Street Properties	Omega Healthcare

This group of companies was selected because it includes all publicly traded industrial, office and healthcare REITs with market capitalization values above $100,000,000 as of November 30, 2016. Although there is some overlap, the peer companies that we use for TSR comparison purposes differ from the peer companies described above under the heading “Peer Companies.” The TSR comparison peers were selected because they comprise the full universe of publicly traded industrial, office and healthcare REITs with market capitalization values above $100,000,000 as of November 30, 2016 (52 companies in total). In contrast, the peer companies (19 companies in total at the end of 2016) were selected based on their similarity to Sabra, taking into account their respective businesses, revenues. FFO, total assets, market capitalization, enterprise value and the talent pool for which they compete. The Compensation Committee believes that the selection criteria for relative TSR performance comparison can be different than for compensation benchmarking peers because REIT sectors are affected by similar economic forces (with REIT size playing a relatively small role in stockholder return), while compensation amounts correlate with each of the REIT sector, Sabra’s size and the talent pool for which Sabra is competing.

If we achieve a negative absolute total stockholder return over the performance period, the maximum percentage of each executive’s target number of TSR Units eligible to become vested is in all events capped at 100%, in recognition that in such event, while our total stockholder return may have exceeded that of our peers, our stockholders have not realized a positive total stockholder return on an absolute basis for this period. 100% of each executive’s target number of TSR Units granted in 2016 will become vested if we achieve a total stockholder return percentile ranking at the 70th percentile relative to the applicable TSR peer companies. The 70th percentile was chosen as the target performance level so that the targeted TSR Unit compensation opportunity would become payable only if we achieve performance close to the 75th percentile of the applicable TSR peer companies, in order to further reinforce our compensation objective of motivating and rewarding high performance levels. If our total stockholder return percentile ranking relative to the applicable TSR peer companies is less than the 30th percentile (the threshold level), 0% of each executive’s target number of TSR Units will become vested, while if we achieve a total stockholder return percentile ranking relative to the applicable TSR peer companies at or above the 95th percentile (the maximum level), 200% of each executive’s target number of TSR Units will become vested. Performance between the threshold level and the maximum level will result in between 0% and 200% of each executive’s target number of TSR Units becoming vested, with the vesting schedule including a new 1-1 percentage reduction for below-target performance and a 4-1 percentage increase for above-target performance to provide additional upside leverage to incentivize the executives to exceed the 70th percentile target level. The selection of a three-year period to measure total stockholder return helps ensure that performance must be achieved and sustained over a period of years in order for the awards to vest. The vesting schedule for the TSR Units can be illustrated graphically as follows:

Like the FFO Units, any TSR Units becoming eligible to vest based on our relative stockholder return performance are also subject to a vesting condition based on the executive’s continued employment through the last day of the applicable performance period, with any vested units subject to the one-year post-vesting holding period requirement and deferral feature described above.

Dividend Equivalents: Time-Based Units, FFO Units and TSR Units granted under our long-term equity award program (as well as the Bonus Units) entitle the executive to receive an additional credit of stock units having a value equal to the amount of the ordinary cash dividends paid on the shares of common stock underlying the award (e.g., dividend equivalents are reinvested in additional units). Any additional stock units credited as a dividend equivalent payment will not be paid unless they vest and are subject to the same vesting requirements as the stock unit awards to which they relate (including the applicable performance conditions).

Clawback: Time-Based Units, FFO Units and TSR Units granted under our long-term equity award program (as well as the Bonus Units) are each subject to the terms of our clawback policy described below.

Payouts of Previously Granted Performance-Based Awards. The performance period applicable to certain previously granted awards of TSR Units and FFO Units ended on December 31, 2016.

2014-2016 TSR Units. For the 2014-2016 TSR Unit performance period, we achieved a total stockholder return ranking equal to the 10th percentile. Because our total stockholder return ranking was below the threshold performance level, all of the Named Executive Officers’ TSR Units for this performance period were forfeited without any payment being made. We believe this 0% TSR Unit payout is evidence of the performance contingent nature of our executive compensation program design at work—as a result of our below threshold total shareholder return ranking for the performance period, each Named Executive Officer effectively forfeited 33% of the grant date award value of his or her 2014 annual equity award. Even though operationally, 2016 was another strong year for our company, we recognize that our total stockholder return over the three-year period ended December 31, 2016 was below our expectations and accordingly, the compensation of our executives was directly and materially impacted. This natural performance adjustment within the compensation program, as well as the high TSR Unit goal at the 70th percentile, was included in the Compensation Committee’s decision process when making 2016 grants at the same level as in 2015 and 2014.

2014-2016 FFO Units. For the 2014-2016 FFO Unit performance period, the target adjusted normalized FFO amount was set at $152,470,000. We achieved adjusted normalized FFO of approximately $172,400,000, which was above the target amount but below the maximum performance level. Adjusted normalized FFO is defined for these purposes substantially the same as described above in the discussion of our 2016 bonus program. Our adjusted normalized FFO performance resulted in a payout for each Named Executive Officer that was equal to 152% of his or her target number of FFO Units, which, again, we believe is evidence of the performance contingent nature of our executive compensation program design at work and appropriately recognizes the substantial contributions made by our management team in achieving this important result for our company.

The grant-date fair value of the Time-Based Units, FFO Units and TSR Units granted to the Named Executive Officers in 2016 as determined under the accounting principles used in our financial reporting are reported in the “Summary Compensation Table—2014—2016” and the “Grants of Plan-Based Awards—2016” tables below.

Severance Benefits

We believe that severance protections, particularly in the context of the uncertainty surrounding any potential change in control transaction, play a valuable role in attracting and retaining quality executive officers. We provide severance protections to each of the Named Executive Officers pursuant to terms negotiated at the time of the Separation as set forth in their employment agreements and believe that these potential benefits helped us to attract and assemble a qualified executive team. The level of severance benefits provided to Mr. Matros is generally similar to the level of severance benefits he was entitled to receive from Old Sun prior to the Separation. The level of severance benefits for the other Named Executive Officers was determined based on their seniority and with reference to Mr. Matros’s severance benefits.

As described in more detail below under the heading “Potential Payments Upon Termination or Change in Control,” each of the Named Executive Officers would be entitled to severance benefits in the event of a termination of employment by us without “good cause” or by the executive for “good reason” (as those terms are defined in each executive’s employment agreement). We do not believe that the Named Executive Officers should be entitled to receive their cash severance benefits merely because a change in control transaction occurs, and a change in control does not, in and of itself, entitle any Named Executive Officer to receive severance benefits (i.e., these severance benefits are “double-trigger” benefits). The amount of each Named Executive Officer’s severance benefits is likely to increase in connection with a qualifying termination in connection with or following a change in control because, although the multiple for our Chief Executive Officer decreases, the multiple for the other Named Executive Officers increases, and a target bonus component is included in the change in control severance benefit formula for all of the Named Executive Officers. We offer these increased benefits in order to encourage our Named Executive Officers to remain employed with us, and focus on the creation of value for stockholders, during an important time when their prospects for continued employment following a change in control transaction may be uncertain. No Named Executive Officer is entitled to receive a “gross-up” or similar payment for any excise taxes that may become payable in connection with a change in control pursuant to Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), and, depending on what results in the best after-tax benefit for the executive, benefits may be “cut back” instead in such circumstances.

The terms of Time-Based Units, FFO Units and TSR Units granted under our long-term equity award program each provide for accelerated vesting in connection with certain terminations of the Named Executive

Officers’ employment with us, including a termination due to death, disability or a termination by us without good cause or by the executive for good reason but only if such termination occurs in connection with or following a change in control. Please see the “Potential Payments Upon Termination or Change in Control” section below for a discussion of the termination of employment-based vesting provisions of these equity awards.

Stock Ownership Policy Applicable to Executive Officers

We believe that in order to align the interests of our executive officers with those of our stockholders, executive officers should have direct ownership in shares of our common stock. Accordingly, our Board of Directors has adopted a Stock Ownership Policy that requires our Chief Executive Officer to own shares of our common stock having a value equal to at least six times his annual base salary and each of our other executive officers to own shares of our common stock having a value equal to at least two times the executive’s annual base salary. Shares subject to stock options and unvested stock unit awards are not considered owned by the executive for purposes of the policy. The executives covered by the policy were required to be in compliance with the ownership levels above by December 31, 2014. Each of the Named Executive Officers was in compliance with the required ownership levels prior to December 31, 2014, and each currently remains in compliance with the required ownership levels.

Clawback Policy

Our Board of Directors has adopted a compensation recoupment policy whereby in the event of a material restatement of Sabra’s financial results (whether due to mistake, fraud or other misconduct, or any other material noncompliance with applicable financial reporting requirements), the Compensation Committee is required to review our incentive compensation awards and may, if it determines appropriate after considering all relevant facts and circumstances, require the reimbursement of the incremental incentive compensation that an executive officer received as a result of the incorrect financial results. Time-Based Units, FFO Units, TSR Units, Bonus Units and payouts under our bonus program are each subject to the terms of this clawback policy.

Policy with Respect to Section 162(m)

In making its compensation decisions, the Compensation Committee considers the impact of Section 162(m) of the Code. Under Section 162(m), Sabra is generally precluded from deducting compensation in excess of $1.0 million per year for certain of our Named Executive Officers, unless the payments are made under qualifying performance-based plans. However, because we are taxed as a REIT, Section 162(m) considerations are not as significant for us as for other publicly-traded companies that are not taxed as REITs, and the Compensation Committee maintains the flexibility to approve compensation for the Named Executive Officers based upon an overall determination of what it believes to be in our best interests, even if the compensation paid may not be deductible.

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this Proxy Statement. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis section be included in this Proxy Statement.

Compensation Committee of the Board of Directors

Robert A. Ettl (Chair)

Craig A. Barbarosh

Milton J. Walters

The foregoing report of the Compensation Committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by Sabra (including any future filings) under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent Sabra specifically incorporates such report by reference therein.

Compensation Committee Interlocks and Insider Participation

Messrs. Ettl, Barbarosh and Walters each served as members of the Compensation Committee during 2016. No member of the Compensation Committee is a past or present officer or employee of Sabra or had any relationship with us requiring disclosure under SEC rules requiring disclosure of certain transactions with related persons. In addition, none of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officer of which served as a director or member of the Compensation Committee during 2016.

Summary Compensation Table—2014—2016

The following table provides information on the compensation of the Named Executive Officers for 2016, 2015 and 2014. Because only three individuals served as our executive officers during 2016, we have only three Named Executive Officers for 2016.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($)(1) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	All Other Compensation ($)(2) (i)	Total ($) (j)
Richard K. Matros Chairman, President & Chief Executive Officer	2016	800,000	—	3,220,470	—	—	—	4,020,470
	2015	800,000	—	3,189,306	—	—	—	3,989,306
	2014	725,000	—	5,095,896	—	—	—	5,820,896

Harold W. Andrews, Jr. Executive Vice President, Chief Financial Officer &	2016	472,500	—	1,434,542	—	—	10,400	1,917,442
	2015	450,000	—	1,400,130	—	—	7,800	1,857,930
	2014	400,000	—	2,150,218	—	—	—	2,550,218
Secretary

Talya Nevo-Hacohen Executive Vice President, Chief Investment Officer	2016	472,500	—	1,434,542	—	—	10,400	1,917,442
	2015	450,000	—	1,400,130	—	—	—	1,850,130
	2014	400,000	—	2,150,218	—	—	7,800	2,558,018
& Treasurer

(1)	Annual Equity Awards. The amounts reported for 2016 include the aggregate grant date fair value of the time-based stock units (“Time-Based Units”), the FFO-based stock units (“FFO Units”) and the relative total stockholder return-based stock units (“TSR Units”) granted to the Named Executive Officers during 2016.

The aggregate grant date fair value of these awards was computed in accordance with FASB ASC Topic 718, and excludes the effects of estimated forfeitures. The reported award values have been determined using the assumptions described in Note 12 to the Consolidated Financial Statements included in Sabra’s Annual Report on Form 10-K for the year ended December 31, 2016. The FFO Units are valued based on the probable outcome of the applicable performance conditions as determined on the grant date, which results in a grant date fair value for the FFO Units as follows: Mr. Matros ($734,324); Mr. Andrews ($333,783); and Ms. Nevo-Hacohen ($333,783). If we achieve the highest level of performance under the FFO Units, the grant date fair value for the FFO Units would increase to the following amounts: Mr. Matros ($1,835,809); Mr. Andrews ($834,459); and Ms. Nevo-Hacohen ($834,459).

2016 Bonus Units. The amounts reported for 2016 also include the aggregate grant date fair value of the bonus performance stock units (the “Bonus Units”) granted to the Named Executive Officers under our 2016 annual bonus program pursuant to an election by each Named Executive Officer to receive his or her annual bonus in the form of an equity award rather than in the form of a cash payment.

The aggregate grant date fair value of the Bonus Units was computed in accordance with FASB ASC Topic 718, and excludes the effects of estimated forfeitures. The reported award values have been determined using the assumptions described in Note 12 to the Consolidated Financial Statements included in Sabra’s Annual Report on Form 10-K for the year ended December 31, 2016. The Bonus Units are valued based on the probable outcome of the applicable performance conditions as determined on the grant date, which results in a grant date fair value for the Bonus Units as follows: Mr. Matros ($999,991); Mr. Andrews ($425,236); and Ms. Nevo-Hacohen ($425,236). If we had achieved the highest level of performance under the Bonus Units, the grant date fair value for the Bonus Units would have increased to the following amounts: Mr. Matros ($2,499,978); Mr. Andrews ($1,063,090); and Ms. Nevo-Hacohen ($1,063,090).

(2)	Amount reported for 2016 represents 401(k) plan matching contributions.

Description of Employment Agreements—Salary and Incentive Bonus Payments

Following the Separation, we entered into employment agreements with each of the Named Executive Officers, and certain of the terms of these agreements are briefly described below. Each executive’s agreement has an initial three-year term. The initial term is extended for a new three-year term on each anniversary of the effective date, unless either party provides 60 days’ notice prior to the applicable anniversary of the effective date, in which case the agreement will terminate on the anniversary of the effective date occurring in the second year following the year in which such notice was provided. Each agreement is also subject to earlier termination in connection with an executive’s termination of employment, and has a maximum term of ten years.

Each executive’s employment agreement provides for an initial annual base salary to the executive that is subject to annual merit increases. Each executive’s agreement entitles the executive to an annual incentive bonus pursuant to the terms of our executive bonus plan, which for 2016 was our 2016 bonus program described above in “Compensation Discussion and Analysis—2016 Annual Incentive Compensation.” Each executive’s agreement also provides that the executive is entitled to participate in our usual benefit programs for our senior executives, to accrue paid time off in accordance with our policy for senior executives and to be reimbursed for the executive’s business expenses.

Grants of Plan-Based Awards—2016

The following table sets forth certain information concerning the Bonus Units, Time-Based Units, FFO Units and TSR Units that were granted to the Named Executive Officers during 2016. All of these awards were granted under our 2009 Performance Incentive Plan.

Name (a)	Grant Date (b)	Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards; Number of Shares of Stock or Units (#) (i)	Grant Date Fair Value of Stock and Option Awards ($)(1) (l)
		Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Richard K. Matros
Bonus Units	2/26/2016	39,722	49,652	124,131	—	999,991
Time-Based Units	12/16/2016	—	—	—	35,321	734,324
FFO Units	12/16/2016	7,064	35,321	88,303	—	734,324
TSR Units	12/16/2016	21,594	35,990	71,980	—	751,831
Harold W. Andrews, Jr.
Bonus Units	2/26/2016	16,892	21,115	52,787	—	425,236
Time-Based Units	12/16/2016	—	—	—	16,055	333,783
FFO Units	12/16/2016	3,211	16,055	40,138	—	333,783
TSR Units	12/16/2016	9,815	16,359	32,718	—	341,740
Talya Nevo-Hacohen
Bonus Units	2/26/2016	16,892	21,115	52,787	—	425,236
Time-Based Units	12/16/2016	—	—	—	16,055	333,783
FFO Units	12/16/2016	3,211	16,055	40,138	—	333,783
TSR Units	12/16/2016	9,815	16,359	32,718	—	341,740

(1)	For all awards reported above, amounts reported reflect the aggregate grant date fair value of these awards computed in accordance with FASB ASC Topic 718 based on the assumptions and methodologies referenced in footnote (1) of the “Summary Compensation Table—2014—2016,” and, in the case of the Bonus Units and FFO Units, the probable outcome of the applicable performance conditions. The amounts reported for these awards do not reflect whether the Named Executive Officer has actually realized or will realize a financial benefit from the awards (such as by vesting in an award).

Description of Equity Awards

During 2016, we granted each Named Executive Officer annual equity awards in the form of Time-Based Units, FFO Units and TSR Units as well as Bonus Units. Each stock unit subject to an award of Bonus Units, Time-Based Units, FFO Units and TSR Units represents the contractual right to receive one share of Sabra’s common stock. All of these awards were granted under our 2009 Performance Incentive Plan, and the awards are all subject to the terms of the 2009 Performance Incentive Plan. Certain of the terms of these awards are briefly described above in “Compensation Discussion and Analysis—Material Elements of Compensation—Long-Term Incentives.”

Outstanding Equity Awards at End of 2016

The following table presents information regarding the outstanding equity awards held by each of our Named Executive Officers as of December 31, 2016, including the vesting dates for the portions of these awards that had not vested as of that date. For outstanding stock units that are entitled to receive dividend equivalents that are reinvested in an additional number of units that are subject to the same vesting requirements (including the applicable performance conditions) as the underlying units, the amounts reported include the additional units credited in respect of dividend equivalents.

	Stock Awards
Name (a)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1) (j)
Richard K. Matros	7,751	(2)	189,279	6,041	(6)	147,521
	15,099	(3)	368,718	5,321	(7)	129,939
	43,576	(4)	1,064,126	8,715	(8)	212,820
	35,321	(5)	862,539	47,370	(9)	1,156,775
				7,064	(10)	172,503
				21,594	(11)	527,325

Totals	101,747		2,484,662	96,105		2,346,883

Harold W. Andrews, Jr.	2,707	(2)	66,105	2,746	(6)	67,057
	6,857	(3)	167,448	2,418	(7)	59,048
	19,807	(4)	483,687	3,961	(8)	96,728
	16,055	(5)	392,063	21,532	(9)	525,811
				3,211	(10)	78,413
				9,815	(11)	239,682

Totals	45,426		1,109,303	43,683		1,066,739

Talya Nevo-Hacohen	2,707	(2)	66,105	2,746	(6)	67,057
	6,857	(3)	167,448	2,418	(7)	59,048
	19,807	(4)	483,687	3,961	(8)	96,728
	16,055	(5)	392,063	21,532	(9)	525,811
				3,211	(10)	78,413
				9,815	(11)	239,682

Totals	45,426		1,109,303	43,683		1,066,739

(1)	The dollar amounts shown are determined by multiplying the number of shares or units reported by the closing price of our common stock of $24.42 on December 31, 2016. For FFO Units, the number of units reported is equal to the number of units that will vest and become payable if we achieve the applicable threshold performance goals. For TSR Units, the number of units reported is equal to the number of units that will vest and become payable if we achieve the applicable threshold or target performance goals, as noted below.
(2)	Represents Time-Based Units that are scheduled to vest on December 31, 2017.
(3)	Represents Time-Based Units that are scheduled to vest in substantially equal installments on December 31, 2017 and December 31, 2018.
(4)	Represents Time-Based Units that are scheduled to vest in substantially equal installments on January 10, 2017, January 10, 2018, January 10, 2019 and January 10, 2020.
(5)	Represents Time-Based Units that are scheduled to vest in substantially equal installments on December 31, 2017, December 31, 2018, December 31, 2019 and December 31, 2020.

(6)	Represents FFO Units that, subject to the satisfaction of the applicable performance vesting requirements, are scheduled to vest on December 31, 2017. Amount shown is the threshold vesting level.
(7)	Represents TSR Units that, subject to the satisfaction of the applicable performance vesting requirements, are scheduled to vest on December 31, 2017. Amount shown is the threshold vesting level.
(8)	Represents FFO Units that, subject to the satisfaction of the applicable performance vesting requirements, are scheduled to vest on January 10, 2019. Amount shown is the threshold vesting level.
(9)	Represents TSR Units that, subject to the satisfaction of the applicable performance vesting requirements, are scheduled to vest on January 10, 2019. Amount shown is the target vesting level.
(10)	Represents FFO Units that, subject to the satisfaction of the applicable performance vesting requirements, are scheduled to vest on December 31, 2019. Amount shown is the threshold vesting level.
(11)	Represents TSR Units that, subject to the satisfaction of the applicable performance vesting requirements, are scheduled to vest on December 31, 2019. Amount shown is the threshold vesting level.

Stock Vested—2016

The following table provides information concerning shares of our common stock acquired by the Named Executive Officers upon the vesting of stock awards during the 2016 calendar year.

	Stock Awards
Name (a)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($)(1) (e)
Richard K. Matros	195,626	4,467,772
Harold W. Andrews, Jr.	81,016	1,839,751
Talya Nevo-Hacohen	81,016	1,839,751

(1)	The dollar amounts shown in Column (e) above for stock awards are determined by multiplying the number of shares subject to the stock award that vested by the per-share closing price of our common stock on the vesting date.

Potential Payments Upon Termination or Change in Control

The following section describes the benefits that may become payable to the Named Executive Officers in connection with a termination of their employment with us and/or a change in control of Sabra. These benefits are generally provided under the Named Executive Officers’ employment agreements or under the terms governing outstanding equity-based awards. For each Named Executive Officer, payment of the severance benefits provided for under his or her employment agreement is conditioned upon the executive’s execution and delivery of (and not revoking) a general release in favor of us. All of the benefits described below would be provided by us. Please see “—Compensation Discussion and Analysis” above for a discussion of how the level of these benefits was determined.

Severance Benefits—Employment Agreements. In the event that a Named Executive Officer’s employment is terminated by us without “good cause” or by the executive for “good reason” (as those terms are defined in each executive’s employment agreement), each executive will be entitled to receive the following benefits under his or her employment agreement:

•	a lump sum cash severance payment equal to his or her annual base salary then in effect multiplied by a severance multiplier (equal to 2.25 for Mr. Matros and 1.5 for each of Mr. Andrews and Ms. Nevo-Hacohen);

•	any accrued and unpaid bonus for any prior fiscal year;

•	a prorated bonus payment for the year in which the termination occurs based on actual performance (including prorated vesting in any Bonus Units), with any bonus or Bonus Units earned becoming payable within seventy-four days after the completion of the year in which the executive’s termination occurs; and

•	continued coverage for the executive and his or her family members under our health plans or, at the executive’s option, a monthly cash payment equal to the applicable COBRA premium for such continued coverage, for up to 24 months for Mr. Matros and up to 18 months for each of Mr. Andrews and Ms. Nevo-Hacohen.

Under the employment agreements, if a Named Executive Officer’s employment is terminated by us without good cause or by the executive for good reason on or within two years following a change in control of Sabra (including a termination by us without good cause that occurs up to six months prior to a change in control at the request of the party seeking to effect the change in control), each executive will be entitled to receive the following benefits under his or her employment agreement in lieu of the benefits described above:

•	a lump sum cash severance payment equal to his or her annual base salary plus target bonus for the then current year multiplied by a severance multiplier of two;

•	any accrued and unpaid bonus for any prior fiscal year;

•	a prorated target bonus or Bonus Unit payment for the year in which the termination occurs calculated assuming we achieve 100% of the applicable financial performance target(s), with any bonus or Bonus Units earned becoming payable within seventy-four days after the completion of the year in which the executive’s termination occurs; and

•	continued coverage for the executive and his or her family members under our health plans or, at the executive’s option, a monthly cash payment equal to the applicable COBRA premium for such continued coverage, for up to 24 months.

However, the benefits described above may be limited—if any payments under an executive’s employment agreement or otherwise trigger the excise tax imposed by Section 4999 of the Code, payments to the executive will be reduced as provided in the agreement to a level that does not trigger the excise tax if the total after tax-benefit of such reduction exceeds the total after tax-benefit if such reduction is not made.

If a Named Executive Officer’s employment terminates due to his or her death or disability, the executive will be paid any accrued and unpaid bonus for any prior fiscal year, and a prorated bonus payment for the year in which the termination occurs.

Restrictive Covenants. The employment agreements with the Named Executive Officers include each executive’s agreement that he or she will not disclose any of our confidential information at any time during or after employment. In addition, each executive has agreed that, for a period of two years following a termination of employment, he or she will not solicit our employees or customers or materially interfere with any of our business relationships. Each agreement also includes mutual non-disparagement covenants by the Named Executive Officer and us. If a Named Executive Officer breaches any of these restrictive covenants, we may generally cease further payment of the executive’s severance benefits and recover any severance benefits that were paid to the executive before the breach.

Accelerated Vesting—Equity Awards. Outstanding equity awards granted to the Named Executive Officers under our 2009 Performance Incentive Plan will be subject to accelerated vesting in connection with certain types of terminations of employment, as described below:

•	Time-Based Units. If an executive’s employment terminates due to death or disability, or as a result of a termination by us without good cause or by the executive for good reason within thirty days prior to or eighteen months after a change in control of Sabra, any unvested Time-Based Units and other stock-units granted by Sabra that vest based on continued employment will become fully vested.

•	FFO Units. If an executive’s employment terminates due to death or disability, or as a result of a termination by us without good cause or by the executive for good reason within thirty days prior to or eighteen months after a change in control of Sabra, the executive’s target number of FFO Units will become fully vested.

•	TSR Units. If an executive’s employment terminates due to death or disability, the executive’s target number of TSR Units will become fully vested. If an executive’s employment terminates as a result of a termination by us without good cause or by the executive for good reason within thirty days prior to or eighteen months after a change in control of Sabra, then any TSR Units earned based on actual performance will become fully vested.

The following table provides information concerning the potential termination or change in control payments that would be made to each Named Executive Officer under the circumstances described above. As prescribed by the SEC’s disclosure rules, in calculating the amount of any potential payments to the Named Executive Officers, we have assumed that the applicable triggering event (i.e., termination of employment and/or change in control) occurred on December 31, 2016. In the following table, we use the term “involuntary termination” to refer to a termination by us without good cause or by the executive for good reason.

	Cash Severance ($)(1)	Equity Acceleration Value ($)(2)(3)	Health Benefits ($)	Total ($)(4)
Richard K. Matros
Death or Disability	—	8,184,241	—	8,184,241
Involuntary Termination	1,800,000	—	75,098	1,875,098
Involuntary Termination in	3,600,000	8,184,241	75,098	11,859,339
Connection With Change in Control

Harold W. Andrews, Jr.
Death or Disability	—	3,700,021	—	3,700,021
Involuntary Termination	708,750	—	43,028	751,778
Involuntary Termination in	1,795,500	3,700,021	57,371	5,552,892
Connection With Change in Control

Talya Nevo-Hacohen
Death or Disability	—	3,700,021	—	3,700,021
Involuntary Termination	708,750	—	39,853	748,603
Involuntary Termination in	1,795,500	3,700,021	53,137	5,548,658
Connection With Change in Control

(1)	None of the Named Executive Officers would have been entitled to an additional pro-rated bonus payment from us for a termination of employment occurring at the end of the 2016 calendar year, so the pro-rated bonus-based severance provisions contained in each executive’s employment agreement would not result in any additional severance amounts for a termination occurring at year end.
(2)	Based upon the closing price of our common stock ($24.42) on December 30, 2016, which was the last trading day in 2016.
(3)	For TSR Units, we have assumed that the target number of units would become vested in connection with a change in control, although the actual number of TSR Units that would become vested in connection with a change in control is based on actual performance, and could be higher or lower than the target number of units.
(4)	We have assumed that no Named Executive Officer’s severance benefits would be “cut back” under his or her employment agreement in order to obtain the greatest after tax-benefit after giving effect to the excise tax imposed under Section 4999 of the Code. The actual severance benefits payable to the Named Executive Officers may be less than the amounts reported above as a result of the application of this “cut-back.”

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth, for Sabra’s equity compensation plan, the number of shares of common stock subject to outstanding awards and the number of shares remaining available for future award grants as of December 31, 2016. Sabra’s equity compensation plan is the 2009 Performance Incentive Plan.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (a)) (c)
Equity compensation plans approved by security holders	1,783,961	(1)(2)	N/A	240,106	(3)
Equity compensation plans not approved by security holders	—		—	—

Totals	1,783,961		N/A	240,106

(1)	All of these shares were subject to outstanding stock unit awards under the 2009 Performance Incentive Plan.
(2)	Reflects the maximum number of shares potentially issuable in connection with awards subject to performance-based vesting conditions.
(3)	Of the aggregate number of shares that remained available for future issuance, all were available under the 2009 Performance Incentive Plan and may be used for any type of award authorized under the 2009 Performance Incentive Plan, including stock options, stock units, restricted stock and stock bonuses. This table does not reflect the approximately 3,109,894 additional shares that will be available under the 2009 Performance Incentive Plan if shareholders approve the 2009 Performance Incentive Plan proposal.

TRANSACTIONS WITH RELATED PERSONS

Our Board of Directors has adopted a written Related Person Transaction Policy. The purpose of this policy is to describe the procedures used to identify, review, approve and disclose, if necessary, any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which (x) Sabra was, is or will be a participant, (y) the aggregate amount involved exceeds $120,000 and (z) a related person has or will have a direct or indirect interest. For purposes of this policy, a related person is (i) any person who is, or at any time since the beginning of Sabra’s last fiscal year was, an executive officer, director or director nominee of Sabra, (ii) any person who is known to be the beneficial owner of more than 5% of Sabra’s common stock, (iii) any immediate family member of any of the foregoing persons, or (iv) any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position, or in which all the related persons, in the aggregate, have a 10% or greater beneficial interest.

Under this policy, Sabra’s Audit Committee is responsible for reviewing and approving or ratifying each related person transaction or proposed transaction, provided, however, that if the transaction falls within one of certain specified pre-approved categories, it shall not require review by the Audit Committee and shall be deemed to have been pre-approved by the Audit Committee. In determining whether to approve or ratify a related person transaction, the Audit Committee is required to consider all relevant facts and circumstances of the related person transaction available to the Audit Committee and to approve only those related person transactions that are in, or not inconsistent with, the best interests of Sabra and its stockholders, as the Audit Committee determines in good faith. No member of the Audit Committee is permitted to participate in any consideration of a related person transaction with respect to which that member or any of his or her immediate family is a related person.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC reports of ownership and reports of changes in ownership of our equity securities. These persons are required by SEC regulations to furnish us with copies of all of these reports that they file. To our knowledge, based solely on our review of the copies of such reports, including any amendments thereto, furnished to us and written responses to annual directors’ and officers’ questionnaires that no other reports were required, all Section 16(a) reports required to be filed during 2016 were timely filed.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is composed of Messrs. Barbarosh, Foster and Walters. All members of the Audit Committee are independent directors who satisfy the requirements of Section 10A(m)(3) of the Exchange Act and Rule 10A-3(b)(i) thereunder and the NASDAQ rules. The Audit Committee held four meetings during 2016. The Audit Committee assists the Board in performing its oversight responsibilities for our financial reporting process, audit process and internal controls as more fully described in the written charter of the Audit Committee, a copy of which is available in the About Sabra—Governance Documents section of our website at www.sabrahealth.com. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements and internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon.

In the performance of its oversight function, the Audit Committee reviewed and discussed our audited consolidated financial statements for the year ended December 31, 2016 with management and with our independent registered public accounting firm. In addition, the Audit Committee discussed with our independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board, which includes, among other items, matters related to the conduct of the audit of our financial statements. The Audit Committee has also received and reviewed the written disclosures and the letter from our independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the accounting firm’s communications with the Audit Committee concerning independence and has discussed with our independent registered public accounting firm that firm’s independence and considered whether the non-audit services provided by the independent registered public accounting firm are compatible with maintaining its independence.

Based on the review and discussions with management and our independent registered public accounting firm described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC.

Audit Committee of the Board of Directors

Craig A. Barbarosh (Chair)

Michael J. Foster

Milton J. Walters

The foregoing report of the Audit Committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by Sabra (including any future filings) under the Securities Act or the Exchange Act, except to the extent Sabra specifically incorporates such report by reference therein.

AUDIT INFORMATION

Fees Paid to Independent Registered Public Accounting Firm

The table below shows the aggregate fees for services rendered by PwC for the fiscal years ended December 31, 2016 and December 31, 2015. PwC has served as Sabra’s independent registered public accounting firm since December 16, 2010.

Description of Professional Service	2016	2015
Audit Fees—professional services rendered for the audit of Sabra’s consolidated financial statements and review of the interim condensed consolidated financial statements included in quarterly filings and services that are normally provided by PwC in connection with statutory and regulatory filings or engagements	$675,341	$815,019
Audit-Related Fees—assurance and related services that are reasonably related to the performance of the audit or review of Sabra’s consolidated financial statements	—	—
Tax Fees—professional services rendered for tax compliance, tax advice and tax planning(1)	250,287	441,451
All Other Fees—products and services other than those reported as “Audit Fees,” “Audited-Related Fees” or “Tax Fees”	—	—

Total	$925,628	$1,256,470

(1)	Tax fees in 2016 and 2015 consisted of US federal, state and local tax compliance as well as acquisition related due diligence/structuring and general consulting in 2015 and 2016.

Audit Committee Pre-Approval Policies and Procedures

Under its charter, the Audit Committee must pre-approve all audit and permitted non-audit services to be performed by our independent registered public accounting firm. Such pre-approval can be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual basis. The Audit Committee is authorized to delegate the pre-approval of permitted non-audit services to one or more of its members and, pursuant to this authority, the Audit Committee has authorized the Chairman of the Audit Committee, Mr. Barbarosh, to pre-approve interim requests for non-audit services, provided that any decisions to pre-approve any non-audit services must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee pre-approved all of the non-audit services provided by PwC in 2016 and 2015.

ELECTION OF DIRECTORS

(Proposal No. 1)

Nominees for Election

The Board of Directors currently consists of five members. Upon the recommendation of the Nominating and Governance Committee, the Board has nominated Craig A. Barbarosh, Robert A. Ettl, Michael J. Foster, Richard K. Matros and Milton J. Walters for election to the Board. All of our director nominees are currently directors of Sabra. Information about each of our director nominees, including biographical summaries of their experience and qualifications, can be found in this Proxy Statement under the caption “Board of Directors and Executive Officers—Directors of the Company.”

In recommending director nominees for selection by the Board, the Nominating and Governance Committee considers a number of factors, which are described in more detail above under “Corporate Governance—Director Nomination Process.” In considering these factors, the Nominating and Governance Committee and the Board consider the fit of each individual’s skills with those of other directors to build a board of directors that is effective, collegial and responsive to the needs of our company.

Each of the nominees for election has consented to be named in this Proxy Statement and to serve as a director if elected. If any nominee becomes unable or unwilling for good cause to serve as a director for any reason (which is not anticipated), your proxy may be voted for such other person or persons as may be determined by the holders of such proxies or for the balance of the nominees, leaving a vacancy, unless our Board of Directors chooses to reduce the number of directors serving on the Board of Directors. Each of the directors who are elected will serve until the next annual meeting of stockholders and until his successor is elected and qualified.

Majority Voting Standard

Our Bylaws provide for a majority voting standard for the election of directors. Under this majority voting standard, once a quorum has been established, each director nominee receiving a majority of the votes cast with respect to his or her election (that is, the number of votes cast FOR the nominee exceeds the number of votes cast AGAINST the nominee) will be elected as a director. The majority voting standard does not apply, however, in a contested election where the number of director nominees exceeds the number of directors to be elected. In such circumstances, directors will instead be elected by a plurality of the votes cast, meaning that the persons receiving the highest number of FOR votes, up to the total number of directors to be elected at the meeting, will be elected.

In the case of an uncontested election where the number of director nominees does not exceed the number of directors to be elected, if a nominee who is then serving as a director is not elected at the meeting by the requisite majority of the votes cast, under Maryland law, the director would continue to serve on the Board of Directors as a “holdover director.” To address this holdover issue, as required by our Bylaws, each director has submitted an irrevocable letter of resignation that becomes effective if the director is not elected by stockholders and the Board of Directors accepts the resignation. If a director is not elected, the Nominating and Governance Committee will consider the facts and circumstances relating to the election and the resignation and recommend to the Board of Directors, within 60 days following certification of the election results, whether the resignation should be accepted or rejected or whether other action should be taken. The Board of Directors must decide whether to accept or reject the resignation within 90 days following certification of the election results, taking into account the recommendation of the Nominating and Governance Committee, and shall publicly disclose its decision. A nominee who was not already serving as a director and is not elected at the meeting by a majority of the votes cast with respect to such director’s election will not be elected to our Board of Directors.

The election of directors at the Annual Meeting is not contested. Therefore, in accordance with the majority voting standard, director nominees will be elected at the Annual Meeting by a majority of the votes cast. Stockholders are not permitted to cumulate their shares for the purpose of electing directors.

Recommendation of the Board

Our Board of Directors recommends that you vote FOR each of the five nominees for director.

APPROVAL OF AMENDMENTS TO THE SABRA HEALTH CARE REIT, INC.

2009 PERFORMANCE INCENTIVE PLAN

(Proposal No. 2)

General

On April 21, 2017, our Board of Directors provided their approval for us to amend, subject to approval by our stockholders, the Sabra Health Care REIT, Inc. 2009 Performance Incentive Plan (the “2009 Plan”). As of December 31, 2016, only 240,106 shares of common stock remained available for new award grants under the 2009 Plan. We may not increase the 2009 Plan share limit without stockholder approval.

As of March 31, 2017, Sabra had a total of fourteen employees. As discussed above in the Compensation Discussion and Analysis section of this Proxy Statement, the cornerstone of our executive compensation program continues to be our long-term equity award program established under the 2009 Plan. The long-term equity award program is currently designed to reward performance – currently, two thirds of the grant date equity award value for each participant’s annual award is contingent on our FFO performance and relative TSR performance, and all awards are payable in shares of our common stock that may increase or decrease in value during the performance period. All fourteen of our employees are eligible to participate in our long-term equity award program under the 2009 Plan as we believe it is important to align the interests of all of our employees with those of our stockholders. However, because the Named Executive Officers make up approximately one fifth of our fourteen total employees, the Named Executive Officers (including our Chairman, President and Chief Executive Officer) receive a greater percentage of grants under the 2009 Plan than they would if we were not so leanly staffed and had a greater number of total employees (as many of our peer companies do).

At the Annual Meeting, our stockholders will be asked to approve the following amendments to the existing 2009 Plan:

•	Increase in Aggregate Share Limit. The 2009 Plan currently limits the aggregate number of shares of our common stock that may be delivered pursuant to awards granted under the 2009 Plan to 3,840,595 shares. As of December 31, 2016, only 240,106 shares remained available for new award grants under the 2009 Plan. If our stockholders approve this 2009 Plan proposal, on or after April 21, 2017, the share limit for new awards will equal (1) 3,350,000 shares, less (2) the number of any shares subject to awards granted under the 2009 Plan after December 31, 2016 and on or before the date of the Annual Meeting (with any “full value awards” counting as 1.25 shares against the share limit), plus (3) any shares that become available as a result of forfeitures, cash settlements or otherwise pursuant to the share counting rules contained in the 2009 Plan after December 31, 2016. The proposed amendments would also increase the limit on the number of shares that may be delivered pursuant to “incentive stock options” granted under the 2009 Plan by 3,000,000 shares.

•	Approval of Director Award Limit. The proposed amendments would add new limits on the total compensation that may be paid by us to our non-employee directors for the director’s service on the Board of Directors. The maximum compensation that may be paid to any non-employee director for the director’s service on the Board of Directors in any one calendar year will be $600,000.

•	Extension of Plan Term. The 2009 Plan is currently scheduled to expire on April 1, 2024. The proposed amendments would extend our ability to grant new awards under the 2009 Plan until April 20, 2027.

•

Extension of Performance-Based Award Feature. One element of the 2009 Plan is the flexibility to grant certain performance-based awards designed to satisfy the requirements for deductibility of compensation under Section 162(m) of the U.S. Internal Revenue Code of 1986, or the Code. These awards are referred to herein as “performance-based awards” and are in addition to other awards, such as stock options and stock appreciation rights, expressly authorized under the 2009 Plan that may also qualify as performance-based compensation for Section 162(m) purposes. If our stockholders approve this 2009 Plan proposal, the performance-based award feature of the 2009 Plan will be extended through the first annual meeting of our stockholders that occurs in 2022.

The proposed amendments to the 2009 Plan would increase the reserved shares of our common stock under the plan by approximately 3,109,894 shares (which is the 3,350,000 new total share authorization less the 240,106 shares that remained available under the 2009 Plan at December 31, 2016). Based solely on the closing price of our common stock as reported by NASDAQ on March 31, 2017, the maximum aggregate market value of the additional 3,109,894 new shares of common stock that could be issued under the 2009 Plan is approximately $86,859,340. All of the share numbers reported in this paragraph are actual share amounts, and do not give effect to the 1.25 to 1 fungible share counting ratio contained in the 2009 Plan that is described in more detail below.

The shares we issue under the amended 2009 Plan will be issued out of our authorized but unissued shares.

The long-term equity award program established under the 2009 Plan is designed to reward performance and to align the interests of all of our employees with those of our stockholders. Our Board of Directors approved the foregoing amendments based on a belief that the number of shares of our common stock available for new award grants under the 2009 Plan does not give us sufficient authority and flexibility to adequately provide for future incentives. Our Board of Directors believes that these amendments will allow us to continue to grant awards under the 2009 Plan that are payable in shares of common stock and will give us greater flexibility to structure future incentives.

If our stockholders do not approve this 2009 Plan proposal, the current share limits will continue in effect, the non-employee director compensation limit will not be included in the 2009 Plan, and the plan term and performance-based award feature described above will not be extended.

Summary Description of the 2009 Plan

The principal terms of the 2009 Plan, as proposed to be amended, are summarized below. The following summary is qualified in its entirety by the full text of the 2009 Plan, as proposed to be amended, which appears as Exhibit A to this Proxy Statement.

Purpose. The purpose of the 2009 Plan is to promote the success of Sabra and the interests of our stockholders by providing an additional means for us to attract, motivate, retain and reward directors, officers, employees and other eligible persons through the grant of awards and incentives for high levels of individual performance and improved financial performance of Sabra. Equity-based awards are also intended to further align the interests of award recipients and our stockholders.

Administration. Our Board of Directors or one or more committees appointed by our Board of Directors will administer the 2009 Plan. Our Board of Directors has delegated general administrative authority for the 2009 Plan to the Compensation Committee. A committee may delegate some or all of its authority with respect to the 2009 Plan to another committee of directors, and certain limited authority to grant awards to employees may be delegated to one or more officers of Sabra. (The appropriate acting body, be it the Board of Directors, a committee within its delegated authority, or an officer within his or her delegated authority, is referred to in this proposal as the “Administrator.”)

The Administrator has broad authority under the 2009 Plan with respect to award grants including, without limitation, the authority:

•	to select participants and determine the type(s) of award(s) that they are to receive;

•	to determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award;

•	to cancel, modify, or waive Sabra’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consents;

•	to accelerate, waive or extend the vesting or exercisability, or modify or extend the term of, any or all outstanding awards;

•	subject to the other provisions of the 2009 Plan, to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award; and

•	to allow any purchase price of an award or shares of Sabra’s common stock to be paid in the form of cash, check, or electronic funds transfer, by the delivery of already-owned shares of Sabra’s common stock or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice and third party payment or cashless exercise on such terms as the Administrator may authorize, or any other form permitted by law.

No Repricing. In no case (except due to an adjustment to reflect a stock split or other event referred to under “Adjustments” below, or any repricing that may be approved by stockholders) will the Administrator (1) amend an outstanding stock option or stock appreciation right to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for an option or stock appreciation right with an exercise or base price that is less than the exercise or base price of the original award.

Eligibility. Persons eligible to receive awards under the 2009 Plan include officers or employees of Sabra or any of our subsidiaries, directors of Sabra, and certain consultants and advisors to Sabra or any of our subsidiaries. Currently, our 14 officers and employees (including all of the Named Executive Officers) and each of our 4 non-employee directors are considered eligible under the 2009 Plan.

Authorized Shares; Limits on Awards.

The current maximum number of shares of our common stock that may be delivered pursuant to awards under the 2009 Plan equals 3,840,595 shares.

If our stockholders approve this 2009 Plan proposal, on or after April 21, 2017, the maximum number of shares of our common stock that may be delivered pursuant to new awards under the 2009 Plan will increase and equal (1) 3,350,000 shares, less (2) the number of any shares subject to awards granted under the 2009 Plan after December 31, 2016 and on or before the date of the Annual Meeting (with any “full value awards” counting as 1.25 shares against the share limit), plus (3) any shares that become available as a result of forfeitures, cash settlements or otherwise pursuant to the share counting rules contained in the 2009 Plan after December 31, 2016.

Shares issued in respect of any “full-value award” granted under the 2009 Plan will be counted against the share limit described in the preceding paragraph as 1.25 shares for every one share actually issued in connection with the award. For example, if Sabra granted 100 shares of its common stock under the 2009 Plan, 125 shares would be charged against the share limit with respect to that award. For this purpose, a “full-value award” generally means any award granted under the plan other than a stock option or stock appreciation right. Stockholders are not being asked to approve any change to this 1.25 to 1 fungible ratio as part of the proposed amendments to the 2009 Plan. This 1.25 to 1 fungible ratio applies for purposes of the share limit described in the preceding paragraph, but not for any other purpose under the 2009 Plan.

The following other limits are also contained in the 2009 Plan:

•

The maximum number of shares that may be delivered pursuant to options qualified as incentive stock options granted under the plan is 2,000,000 shares. If stockholders approve this 2009 Plan proposal, the maximum number of shares that may be delivered pursuant to options qualified as incentive stock options granted under the plan will be 5,000,000 so that the incentive stock option limit over the life of the 2009 Plan will be increased to reflect the new share increase.

•	The maximum number of shares subject to those options and stock appreciation rights that are granted during any calendar year to any individual under the plan is 333,333 shares.

•	The 2009 Plan currently does not include any limit on the compensation that may be paid to our non-employee directors. If stockholders approve this 2009 Plan proposal, the maximum compensation that may be paid to any non-employee director for the director’s service on the Board of Directors in any one calendar year will be $600,000. This limit does not apply to any compensation paid to an individual for the individual’s service to us in any capacity (including, without limitation, as an officer, employee or consultant) other than as a non-employee director. For purposes of this limit, an equity award will be counted against the limit in the year it is granted based on the grant date fair value of the award under applicable accounting rules, while cash compensation will be counted against the limit in the year that the services are rendered, whether or not payment is deferred. The director compensation limit does not apply to any payment or reimbursement of expenses, indemnification and similar payments, payments for directors and officers (or similar) insurance, non-compensatory payments, and earnings (including, without limitation, dividend equivalents) on compensation that is deferred. The director compensation limit applies on an individual basis and not on an aggregate basis to all non-employee directors as a group.

•	The maximum number of shares subject to performance-based awards granted to any one participant in any one calendar year where the value of the award is expressed as a number or range of shares (including performance-based awards in the form of restricted stock, performance stock or stock unit awards) or where the award is payable in cash upon or following vesting of the award in an amount determined with reference to the fair market value of a share at such time is 333,333 shares.

•	The maximum amount that may be paid to any one participant in respect of other performance-based awards granted to that participant in any one calendar year where the potential payment is a stated cash amount or range of stated cash amounts is $5,000,000 (regardless of whether the payment is ultimately made in cash or in a number of shares determined based on the fair market value of a share upon or following the vesting of the award).

Following are other rules under the 2009 Plan for counting shares against the applicable share limits of the 2009 Plan:

•	Except as described in the next bullet point, shares that are subject to or underlie awards that expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2009 Plan will again be available for subsequent awards under the 2009 Plan.

•	Shares that are exchanged by a participant or withheld by Sabra to pay the exercise price of a stock option or stock appreciation right granted under the 2009 Plan, as well as any shares exchanged or withheld to satisfy the tax withholding obligations related to any such stock option or stock appreciation right, as well as any shares repurchased by Sabra on the open market using the proceeds from the exercise of any stock option or stock appreciation right, will not be available for subsequent awards under the 2009 Plan.

•	Shares that are exchanged by a participant or withheld by Sabra as full or partial payment in connection with any award granted under the 2009 Plan that is a full-value award, as well as any shares exchanged by a participant or withheld by Sabra or one of its subsidiaries to satisfy the statutory minimum tax withholding obligations (but not any additional tax withholding obligations) related to any full-value award granted under the 2009 Plan, will be available for subsequent awards under the 2009 Plan. Any shares related to full-value awards becoming available pursuant to the preceding sentence will be added back as 1.25 shares for every 1 share that becomes available if the full value awards originally issued under the 2009 Plan counted as 1.25 shares for purposes of the 2009 Plan’s share limit.

•	To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the 2009 Plan.

•	As to stock appreciation rights and stock options granted under the 2009 Plan, to the extent that shares are delivered pursuant to the exercise of the stock appreciation right or stock option, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits, as opposed to only counting the shares actually issued. (For purposes of clarity, if such a stock appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be charged against the applicable share limits with respect to such exercise.)

•	The 2009 Plan generally provides that shares issued in connection with awards that are granted by or become obligations of Sabra through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the 2009 Plan.

Types of Awards. The 2009 Plan authorizes stock options, stock appreciation rights, restricted stock, stock bonuses, stock units and other forms of awards granted or denominated in Sabra’s common stock or units of Sabra’s common stock, as well as cash bonus awards. The 2009 Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be paid or settled in cash.

A stock option is the right to purchase shares of Sabra’s common stock at a future date at a specified price per share (the “exercise price”). The per share exercise price of an option generally may not be less than the fair market value of a share of Sabra’s common stock on the date of grant. The maximum term of an option is seven years from the date of grant. An option may either be an incentive stock option or a nonqualified stock option. Incentive stock option benefits are taxed differently from nonqualified stock options, as described under “Federal Income Tax Consequences of Awards Under the 2009 Plan” below. Incentive stock options are also subject to more restrictive terms and are limited in amount by the Code and the 2009 Plan. Incentive stock options may only be granted to employees of Sabra or a subsidiary. Options generally may not be transferred to third parties for value and do not include dividend equivalent rights.

A stock appreciation right is the right to receive payment of an amount equal to the excess of the fair market value of a share of Sabra’s common stock on the date of exercise of the stock appreciation right over the base price of the stock appreciation right. The base price will be established by the Administrator at the time of grant of the stock appreciation right and generally may not be less than the fair market value of a share of Sabra’s common stock on the date of grant. Stock appreciation rights may be granted in connection with other awards or independently. The maximum term of a stock appreciation right is seven years from the date of grant.

The other types of awards that may be granted under the 2009 Plan include, without limitation, stock bonuses, restricted stock, performance stock, stock units, phantom stock, dividend equivalents, or similar rights to purchase or acquire shares, and cash awards. Dividend equivalents represent the value of the dividends per share paid by us, calculated with reference to the number of shares that are subject to any award (other than stock options or stock appreciation rights), provided that as to any dividend equivalent rights granted in connection with an award granted under the 2009 Plan that is subject to performance-based vesting requirements, no dividend equivalent payment will be made unless the related performance-based vesting conditions of the award are satisfied.

Performance-Based Awards. The Administrator may grant performance-based awards that are intended to satisfy the requirements of the performance-based compensation exception under Section 162(m) of the Code. Performance-based awards are in addition to any of the other types of awards that may be granted under the 2009 Plan (including options and stock appreciation rights that may also qualify as performance-based awards for Section 162(m) purposes). Performance-based awards may be in the form of restricted stock, performance stock, stock units, other rights, or cash bonus opportunities.

The vesting or payment of performance-based awards (other than options or stock appreciation rights) will depend on the absolute or relative performance of Sabra on a consolidated, subsidiary, segment, division, or business unit basis. The Administrator will establish the criterion or criteria and target(s) on which performance will be measured. The Administrator must establish criteria and targets in advance of applicable deadlines under the Code and while the attainment of the performance targets remains substantially uncertain. The criteria that the Administrator may use for this purpose will include one or more of the following: earnings per share; cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities); stock price; total stockholder return; gross revenue; revenue growth; operating income (before or after taxes); net earnings (before or after interest, taxes, depreciation and/or amortization); return on equity or on assets or on net investment; net revenue growth; market share; planning accuracy (as measured by comparing planned results to actual results); net revenue; earnings before interest, taxes, depreciation, amortization (EBITDA); pre- or after-tax income (before or after allocation of corporate overhead and bonus); appreciation in and/or maintenance of the price of our common stock or any other publicly-traded securities of Sabra; gross profits; economic value-added models or equivalent metrics; comparisons with various stock market indices; cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; stockholder equity; strategic partnerships or transactions financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital or assets under management; financing and other capital raising transactions (including sales of Sabra’s equity or debt securities); implementation, completion or attainment of measurable objectives with respect to acquisitions and divestitures and recruiting and maintaining personnel; funds from operations or adjusted funds from operations (each on an aggregate or per share basis); or any combination thereof.

The performance measurement period with respect to an award may range from three months to ten years. The terms of the performance-based award may specify the manner, if any, in which the performance targets (or the applicable measure of performance) will be adjusted: to mitigate the impact of unusual, infrequently occurring or nonrecurring gains and losses; to exclude restructuring and/or other nonrecurring charges; to exclude the effects of financing activities; to exclude exchange rate effects; to exclude the effects of changes to accounting principles; to exclude the effects of any statutory adjustments to corporate tax rates; to exclude the effects of any items of an unusual nature or of infrequency of occurrence; to exclude the effects of acquisitions or joint ventures; to exclude the effects of discontinued operations; to assume that any business divested achieved performance objectives at targeted levels during the balance of a performance period following such divestiture or to exclude the effects of any divestiture; to exclude the effect of any event or transaction referenced under “Adjustments” below; to exclude the effects of stock-based compensation; to exclude the award of bonuses; to exclude amortization of acquired intangible assets; to exclude the goodwill and intangible asset impairment charges; to exclude the effect of any other unusual, infrequently occurring or non-recurring gain or loss, non-operating item or other extraordinary item; to exclude the costs associated with any of the foregoing or any potential transaction that if consummated would constitute any of the foregoing; or to exclude other items specified by the Administrator at the time of establishing the targets.

Performance-based awards may be paid in stock or in cash (in either case, subject to the limits described under the heading “Authorized Shares; Limits on Awards” above). Before any performance-based award (other than an option or stock appreciation right) is paid, the Administrator must certify that the performance target or targets have been satisfied. The Administrator has discretion to determine the performance target or targets and any other restrictions or other limitations of performance-based awards and may reserve discretion to reduce payments below maximum award limits.

Deferrals. The Administrator may provide for the deferred payment of awards, and may determine the other terms applicable to deferrals.

Assumption and Termination of Awards. Generally, and subject to limited exceptions set forth in the 2009 Plan, if Sabra dissolves or undergoes certain corporate transactions such as a merger, business combination, or other reorganization, or a sale of substantially all of its assets, all awards then-outstanding under the 2009 Plan will become fully vested or paid, as applicable, and will terminate or be terminated in such circumstances, unless the Administrator provides for the assumption, substitution or other continuation of the award. The Administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2009 Plan. For example, the Administrator could provide for the acceleration of vesting or payment of an award in connection with a corporate event that is not described above and provide that any such acceleration shall be automatic upon the occurrence of any such event.

Transfer Restrictions. Subject to certain exceptions contained in Section 5.7 of the 2009 Plan, awards under the 2009 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. The Administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable federal and state securities laws and are not made for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting securities are held by the award recipient or by the recipient’s family members).

Adjustments. As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2009 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets and periods under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, conversion, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

Tax Withholding. Participants in the 2009 Plan are responsible for the payment of any federal, state or local taxes that we are required by law to withhold upon any option exercise or vesting or other tax event for other awards. Subject to approval by the Administrator, participants may elect to have any applicable tax withholding obligations satisfied by authorizing us to withhold shares of common stock to be issued pursuant to an option exercise or vesting of other awards, or through the delivery of previously acquired shares owned by the participant.

No Limit on Other Authority. The 2009 Plan does not limit the authority of the Board of Directors or any committee to grant awards or authorize any other compensation, with or without reference to Sabra’s common stock, under any other plan or authority.

Clawback Policy. Awards granted under the 2009 Plan are generally subject to the terms of Sabra’s clawback policy described above in the Compensation Discussion and Analysis section of this Proxy Statement.

Termination of or Changes to the 2009 Plan. The Board of Directors may amend or terminate the 2009 Plan at any time and in any manner. Stockholder approval for an amendment will be required only to the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the Code to preserve the intended tax consequences of the plan. Unless terminated earlier by the Board of Directors, the authority to grant new awards under the current version of the 2009 Plan will terminate on April 1, 2024. If stockholders approve this proposal, the authority to grant new awards under the 2009 Plan will terminate on April 20, 2027. Outstanding awards, as well as the Administrator’s authority with respect thereto, generally will continue following the expiration or termination of the plan. Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder.

Federal Income Tax Consequences of Awards under the 2009 Plan

The U.S. federal income tax consequences of the 2009 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2009 Plan.

This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local, or international tax consequences.

With respect to nonqualified stock options, we are generally entitled to deduct and the participant recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, we are generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.

The current federal income tax consequences of other awards authorized under the 2009 Plan generally follow certain basic patterns: nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses, stock appreciation rights, cash and stock-based performance awards, dividend equivalents, stock units, and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, we will generally have a corresponding deduction at the time the participant recognizes income.

If an award is accelerated under the 2009 Plan in connection with a “change in control” (as this term is used under the Code), we may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the Code (and certain related excise taxes may be triggered).

Furthermore, as described above, Section 162(m) of the Code generally limits the deductibility of executive compensation paid to certain of our Named Executive Officers in any one year to $1.0 million. As outlined above, an exception to this limitation applies to qualified “performance-based compensation” that satisfies the requirements of the performance-based compensation exception. The Compensation Committee may (or may not) designate certain awards under the 2009 Plan as intended to qualify as performance-based compensation for purposes of Code Section 162(m). One of the requirements for performance-based awards to satisfy the performance-based compensation exception under Code Section 162(m) is that the material terms of the performance goals under the 2009 Plan must be approved by Sabra’s stockholders at least every five years. As described above, if stockholders approve this proposal, the performance-based award feature of the 2009 Plan will be extended through the first annual meeting of Sabra’s stockholders that occurs in 2022.

Specific Benefits under the 2009 Plan

We have not approved any awards that are conditioned upon stockholder approval of the proposed amendments to the 2009 Plan. We are not currently considering any other specific award grants under the 2009 Plan except for the annual grants of restricted stock units to non-employee directors described under “Director Compensation” above. Under our Directors’ Compensation Policy effective as of January 1, 2017, each of our non-employee directors will receive an annual award of restricted stock units valued at $105,000 on the date of our Annual Meeting. The actual number of units will be determined based on the market price of our common stock on the date of grant. Assuming, for illustrative purposes only, that the price of the common stock used for the conversion of the applicable dollar amount set forth above into shares is $28, the number of units that would be allocated to our four Non-Employee Directors as a group over the ten remaining years of the 2009 Plan (if our stockholders approve this proposal) pursuant to the annual grant formula is approximately 150,000. This amount represents the aggregate number of shares that would be subject to the annual grants under the director annual equity grant program for fiscal 2017 through fiscal 2026 based on that assumed stock price. This calculation also assumes that there are no new eligible directors, there continue to be four eligible directors seated and there are no changes to the awards granted under the Directors’ Compensation Policy after January 1, 2017.

We cannot project the grants that may be made to our officers and employees because such grants are made at the discretion of the Compensation Committee. If the proposed amendments to the 2009 Plan had been in effect during 2016, we expect that our award grants for 2016 would not have been different from those actually made in that year under the 2009 Plan. For information regarding stock-based awards granted to our Named Executive Officers during 2016, see the material under the heading, “Executive Compensation” above. For information regarding past award grants under the 2009 Plan, see the “Aggregate Past Grants Under the 2009 Plan” table below.

Potential Dilution

The following paragraphs include additional information to help stockholders assess the potential dilutive impact of our equity awards and the proposed amendments to the 2009 Plan. The 2009 Plan is Sabra’s only equity compensation plan under which there are any outstanding equity awards or shares available for new equity awards.

“Overhang” refers to the number of shares of Sabra’s common stock that are subject to outstanding awards or remain available for new award grants. The following table shows the total number of shares of Sabra’s common stock that were subject to outstanding stock unit awards granted under the 2009 Plan and that were then available for new award grants under the 2009 Plan as of December 31, 2016. We did not have any outstanding stock option or stock appreciation right awards as of December 31, 2016.

In the table below, the number of shares subject to outstanding performance-based stock units and the number of shares available for new awards both assume that all outstanding performance-based stock units are paid out at the maximum performance level and reflect all additional stock units that have been credited as of December 31, 2016 in respect of dividend equivalent payments (these additional dividend equivalent units are subject to the same time-and performance-based vesting requirements as the stock units to which they relate, and will only become payable if the applicable vesting requirements are satisfied). All of the share numbers reported in the table below are actual share amounts, and do not give effect to the 1.25 to 1 fungible share counting ratio contained in the 2009 Plan.

December 31, 2016
Shares subject to outstanding stock unit awards (excluding performance-based vesting awards)	229,984
Shares subject to outstanding performance-based stock unit awards	1,553,977
Shares available for new award grants	240,106

The weighted-average number of shares of our common stock issued and outstanding in each of the last three years was 46,351,544 shares issued and outstanding in 2014; 62,235,014 shares issued and outstanding in 2015; and 65,284,251 shares issued and outstanding in 2016. The number of shares of our common stock issued and outstanding as of December 31, 2016 was 65,285,614.

“Burn rate” refers to the number of shares that are subject to awards that we grant over a particular period of time. The total number of shares of Sabra’s common stock subject to awards that Sabra granted under the 2009 Plan in each of the last three fiscal years are reported below. All of the numbers reported below are actual share amounts, and do not give effect to the 1.25 to 1 fungible share counting ratio contained in the 2009 Plan.

Dividend equivalent units are subject to the same time- and performance-based vesting requirements as the stock units to which they relate, and will only become payable if the applicable vesting requirements are satisfied.

Year	Non Performance- Based Awards Granted	Performance Awards Earned During Year	Dividend Equivalent Units	Total	Weighted Average Common Shares Outstanding	Burn Rate
2016	103,662	177,406	73,888	354,956	65,284,251	0.54%
2015	107,478	100,316	37,353	245,147	62,235,014	0.39%
2014	71,025	283,120	37,367	391,512	46,351,544	0.84%
Three-Year Average	94,055	186,947	49,536	330,538		0.59%

The total number of shares of Sabra common stock that were subject to awards granted under the 2009 Plan that terminated or expired, and thus became available for new award grants under the 2009 Plan, in each of the last three fiscal years, are as follows: 0 in 2014, 5,549 in 2015, and 4,806 in 2016. The total number of shares of Sabra common stock that were subject to awards granted under the 2009 Plan that were exchanged by a participant or withheld by Sabra as full or partial payment, or to satisfy the tax withholding obligations, in connection with any award granted under the 2009 Plan that is a full-value award, and thus became available for new award grants under the 2009 Plan, in each of the last three fiscal years, are as follows: 268,590 in 2014, 164,096 in 2015, and 73,934 in 2016. Shares subject to 2009 Plan awards that became available for new award grants under the 2009 Plan as described above have been included when information is presented in this 2009 Plan proposal on the number of shares available for new award grants under the 2009 Plan.

The Compensation Committee anticipates that the share increase of approximately 3,109,894 shares (which is the 3,350,000 new total share authorization less the 240,106 shares that remained available under the 2009 Plan at December 31, 2016) requested for the 2009 Plan (assuming usual levels of shares becoming available for new awards as a result of forfeitures of outstanding awards and share withholding for full-value awards) will provide us with flexibility to continue to grant equity awards under the 2009 Plan through approximately the end of 2021 (reserving sufficient shares to cover potential payment of performance-based awards at maximum payment levels and covering dividend equivalents that may be credited with respect to the awards based on Sabra’s recent dividend payments). However, this is only an estimate, in our judgment, based on current circumstances. The total number of shares that are awarded under the 2009 Plan in any one year or from year-to-year may change based on any number of variables, including, without limitation, the value of our common stock (since higher stock prices generally require that fewer shares be issued to produce awards of the same grant date fair value), whether the Named Executive Officers and our other employees are offered the opportunity to, and elect to, receive payment of their bonuses under our annual bonus program in shares of common stock instead of cash, changes in competitors’ compensation practices or changes in compensation practices in the market generally, changes in the number of our employees, changes in the number of directors and officers, whether and the extent to which vesting conditions applicable to equity-based awards are satisfied, acquisition activity and the need to grant awards to new employees in connection with acquisitions, the need to attract, retain and incentivize key talent, the amount and frequency of Sabra’s dividend payments, the type of awards we grant, and how we choose to balance total compensation between cash and equity-based awards.

As of our April 17, 2017 record date, the closing market price for a share of Sabra’s common stock was $28.36 per share.

Aggregate Past Grants under the 2009 Plan

As of December 31, 2016, awards covering 3,693,541 shares of our common stock had been granted under the 2009 Plan following the Separation from Old Sun. The following table shows information regarding (1) the distribution of those awards among the persons and groups identified below, (2) stock units that have vested and become payable prior to that date, and (3) stock units that are outstanding as of that date. For purposes of this table, outstanding stock units that are subject to performance-based vesting conditions are reflected at the maximum payout level.

	Restricted Stock / Units
	Number of Shares/Units Subject to Past Awards	Number of Shares/Units Vested as of December 31, 2016	Number of Shares/Units Outstanding and Unvested as of December 31, 2016
Named Executive Officers:
Richard K. Matros Chairman, President and Chief Executive Officer	1,767,270	808,505	814,054
Harold W. Andrews, Jr. Executive Vice President, Chief Financial Officer & Secretary	729,736	314,208	357,167
Talya Nevo-Hacohen Executive Vice President, Chief Investment Officer & Treasurer	729,736	314,208	357,167
Total for All Current Executive Officers as a Group (3 persons):	3,226,742	1,436,921	1,528,388
Craig A. Barbarosh	43,916	41,380	2,536
Robert A. Ettl	43,625	41,089	2,536
Michael J. Foster	25,237	22,701	2,536
Milton J. Walters	25,237	22,701	2,536
Total for all Current Non-Executive Directors as a Group (4 persons):	138,015	127,871	10,144
Each other person who has received 5% or more of the options, warrants or rights under the Plan	—	—	—
All employees, including all current officers who are not executive officers or directors, as a group	328,783	110,190	182,731
Total	3,693,540	1,674,982	1,721,263

Equity Compensation Plan Information

For additional information on Sabra’s equity compensation plans, please see the “Equity Compensation Plan Information” section on page 43.

Recommendation of the Board

Our Board of Directors recommends that you vote FOR approval of the proposed amendments to the 2009 Plan as described above.

All members of our Board of Directors and all of our executive officers are eligible for awards under the 2009 Plan and therefore have a personal interest in the approval of this proposal.

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal No. 3)

The Audit Committee has appointed PwC to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2017. We are not required by our Bylaws or applicable law to submit the appointment of PwC for stockholder approval. However, as a matter of good corporate governance, the Board of Directors has determined to submit the Audit Committee’s appointment of PwC as our independent registered public accounting firm to stockholders for ratification. If stockholders do not ratify the appointment of PwC, the Audit Committee will consider the appointment of another independent registered public accounting firm. In addition, even if stockholders ratify the Audit Committee’s selection, the Audit Committee, in its discretion, may still appoint a different independent registered public accounting firm if it believes that such a change would be in the best interests of Sabra and its stockholders.

Additional information about PwC, including the fees we paid to PwC in 2016 and 2015, can be found in this Proxy Statement under the caption “Audit Information.” The report of the Audit Committee included in this Proxy Statement under the caption “Audit Committee Report” also contains information about the role of PwC with respect to the audit of our annual financial statements.

A representative of PwC is expected to attend the Annual Meeting. The representative will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to answer appropriate questions.

Recommendation of the Board

Our Board of Directors recommends that you vote FOR ratification of the appointment of PwC as Sabra’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

ADVISORY APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION

(Proposal No. 4)

Sabra is providing its stockholders with the opportunity to cast a non-binding, advisory vote on the compensation of our Named Executive Officers as disclosed pursuant to the SEC’s executive compensation disclosure rules and set forth in this Proxy Statement (including in the compensation tables and narratives accompanying those tables as well as in the Compensation Discussion and Analysis).

Our executive compensation program is approved by the Compensation Committee, which consists entirely of independent directors. The Compensation Committee originally implemented our executive compensation program in late 2010 following our separation from Old Sun when we became a separate publicly traded REIT. During 2011 through 2016, we retained substantially the same executive compensation program that we implemented in late 2010. We believe the votes cast on our say-on-pay proposals at our annual meetings of stockholders each year since we became a separate publicly traded REIT, where stockholders supported our say-on-pay proposals by between 95.3% and 98.9% of the votes cast, respectively, affirm our stockholders’ support for this program.

As described in our Compensation Discussion and Analysis, the cornerstone of Sabra’s executive compensation program continues to be the long-term equity award program that was established by the Compensation Committee following our becoming a separate publicly traded REIT. Annual equity awards under the program vest based on performance over three full calendar years and are payable in shares of our common stock that may increase or decrease in value during the performance period. The vesting of approximately 2/3 of each Named Executive Officer’s grant date annual equity award value is contingent upon company performance in addition to the vesting being contingent on continued employment. There is no minimum vesting for the performance-based awards (i.e., all of the awards will be forfeited if minimum performance is not achieved), and the maximum number of awards that may be earned based on performance is capped.

In addition to our long-term equity award program, we established an annual incentive bonus program for 2016. Each of the Named Executive Officers elected to receive his or her annual bonus in the form of an equity award instead of a cash payment to further link his or her bonus payment to the trading price of our common stock. Base salary was the only element of each Named Executive Officer’s 2016 targeted total direct compensation opportunity that was paid in cash instead of stock.

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our Board of Directors will request your advisory vote on the following resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the Named Executive Officers, as disclosed in this Proxy Statement pursuant to the SEC’s executive compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables), is hereby approved.

This proposal on the compensation paid to our Named Executive Officers is advisory only and will not be binding on Sabra, the Board of Directors or the Compensation Committee, and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for, Sabra, the Board of Directors or the Compensation Committee. However, the Compensation Committee, which is responsible for designing and administering Sabra’s executive compensation program, values the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for Named Executive Officers.

Sabra’s current policy is to provide stockholders with an opportunity to vote on the compensation of the Named Executive Officers each year at the annual meeting of stockholders. We have included in this Proxy Statement a proposal to approve the frequency of future advisory votes on the compensation of our Named

Executive Officers and our Board of Directors recommends that we continue with the current policy of holding such a vote every year. Accordingly, if stockholders approve every 1 YEAR as the preferred frequency option in Proposal No. 5, we expect the next advisory vote on the compensation of our Named Executive Officers will occur at the 2018 annual meeting of stockholders.

Recommendation of the Board

Our Board of Directors recommends that you vote FOR the approval of the compensation of our Named Executive Officers as disclosed in this Proxy Statement pursuant to the SEC’s executive compensation disclosure rules.

ADVISORY APPROVAL OF THE FREQUENCY OF FUTURE ADVISORY VOTES

ON EXECUTIVE COMPENSATION

(Proposal No. 5)

As described in Proposal No. 4, we are asking our stockholders to approve, on an advisory basis, the compensation of our Named Executive Officers.

In 2011, our stockholders had the opportunity to cast an advisory vote on how often we should include a say-on-pay vote in our proxy materials for annual meetings of stockholders or special stockholder meetings for which we must include executive compensation information in the proxy statement for that meeting. At our 2011 annual meeting, our stockholders voted to hold a say-on-pay vote every year, and our Board of Directors determined that the say-on-pay vote would be held annually.

Under SEC rules, we are required to hold a new say-on-frequency vote at least every six years. Accordingly, this Proposal No. 5 affords our stockholders the opportunity to cast an advisory vote on how often we should include a say-on-pay vote in our proxy materials for future annual meetings of stockholders (or special stockholder meetings for which we must include executive compensation information in the proxy statement for that meeting). Under this Proposal No. 5, our stockholders may vote to have future advisory votes on executive compensation every year, every two years, every three years, or abstain from voting.

We believe that advisory votes on executive compensation should be conducted every year so that our stockholders may annually express their views on our executive compensation program.

Like the say-on-pay vote, this say-on-frequency vote is advisory and will not be binding on Sabra, the Board of Directors or the Compensation Committee. However, the Board of Directors and the Compensation Committee value the opinions expressed by our stockholders and will take the outcome of this vote into account when determining the frequency of future say-on-pay votes.

Recommendation of the Board

Our Board of Directors recommends that you vote to hold future advisory votes on executive compensation every 1 YEAR.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors knows of no matters that will be presented for consideration at the Annual Meeting other than as described in this Proxy Statement. If any other matter properly comes before the Annual Meeting or any adjournments or postponements thereof and is voted upon, the proxyholders named in the proxies solicited by the Board of Directors will have the authority to vote all proxies received with respect to such matters in their discretion, and it is their intention to vote such proxies in accordance with the recommendation of the Board of Directors.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

FOR 2018 ANNUAL MEETING OF STOCKHOLDERS

Requirements for Proposals to be Considered for Inclusion in Proxy Materials. Stockholders interested in submitting a proposal for inclusion in the proxy materials for our 2018 annual meeting of stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act. To be eligible for inclusion in Sabra’s proxy statement, stockholder proposals must be received no later than January 8, 2018 and must comply with our Bylaws and Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. If we change the date of the 2018 annual meeting of stockholders by more than 30 days from the anniversary of this year’s Annual Meeting, stockholder proposals must be received a reasonable time before we begin to print and mail our proxy materials for the 2018 annual meeting of stockholders. Proposals should be sent to the attention of the Secretary, Sabra Health Care REIT, Inc., 18500 Von Karman Avenue, Suite 550, Irvine, California 92612.

Requirements for Proposals Not Intended for Inclusion in Proxy Materials and for Nomination of Director Candidates. Stockholders who wish to nominate persons for election to the Board of Directors at the 2018 annual meeting of stockholders or who wish to present a proposal at the 2018 annual meeting of stockholders, but whose stockholder proposal will not be included in the proxy materials Sabra distributes for such meeting, must deliver written notice of the nomination or proposal to Sabra’s Secretary no earlier than December 9, 2017 and no later than 5:00 p.m., Eastern time, on January 8, 2018 (provided, however, that if the 2018 annual meeting of stockholders is advanced or delayed by more than 30 days from the first anniversary of this year’s Annual Meeting, nominations and proposals must be received no earlier than the 150th day prior to the date of the 2018 annual meeting of stockholders and no later than 5:00 p.m., Eastern time, on the later of the 120th day prior to the date of the 2018 annual meeting of stockholders or the 10th day following the day on which public announcement of the date of the 2018 annual meeting of stockholders is first made). The stockholder’s written notice must include certain information concerning the stockholder and each nominee as specified in Article II, Section 11 of our Bylaws. If a stockholder’s written notice is not received between the dates specified above and does not satisfy these additional informational requirements, the notice will not be considered properly submitted and will not be acted upon at the 2018 annual meeting of stockholders. A stockholder’s written notice should be sent to the attention of the Secretary, Sabra Health Care REIT, Inc., 18500 Von Karman Avenue, Suite 550, Irvine, California 92612.

ANNUAL REPORT TO STOCKHOLDERS

Our Annual Report on Form 10-K for the year ended December 31, 2016 has been posted, and is available without charge, on our corporate website at www.sabrahealth.com. For stockholders receiving a Notice of Internet Availability, such Notice will contain instructions on how to request a printed copy of our Annual Report on Form 10-K for the year ended December 31, 2016. For stockholders receiving a printed copy of this Proxy Statement, a copy of our Annual Report on Form 10-K for the year ended December 31, 2016 has also been provided to you. In addition, we will provide, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2016 (including the financial statements and the financial statement schedules but excluding the exhibits thereto) to any stockholder of record or beneficial owner of our common stock. Requests can be made by writing to Investor Relations: Sabra Health Care REIT, Inc., 18500 Von Karman Avenue, Suite 550, Irvine, California 92612, or by telephone request to (888) 393-8248.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, stockholders of record who have the same address and last name and did not receive a Notice of Internet Availability or otherwise receive their proxy materials electronically will receive only one copy of this Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2016, unless we are notified that one or more of these stockholders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of this Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2016, or if you hold Sabra stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact Broadridge Financial Solutions, Inc. by writing to Broadridge Financial Solutions, Inc., Attn: Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or by calling, toll-free in the United States, 1-866-540-7095. If you participate in householding and wish to receive a separate copy of this Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2016, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact Broadridge Financial Solutions, Inc. as indicated above.

If your shares are held in street name through a bank, broker or other nominee, please contact your bank, broker or other nominee directly if you have questions, require additional copies of this Proxy Statement or the Annual Report on Form 10-K for the year ended December 31, 2016 or wish to receive a single copy of such materials in the future for all beneficial owners of shares of Sabra common stock sharing an address.

ALL STOCKHOLDERS ARE URGED TO SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING AND VOTE IN PERSON. IF YOU ATTEND THE ANNUAL MEETING AND VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.

By Order of the Board of Directors,

Irvine, California April 25, 2017	Harold W. Andrews, Jr. Executive Vice President, Chief Financial Officer and Secretary

SABRA HEALTH CARE REIT, INC.

2009 PERFORMANCE INCENTIVE PLAN

(Effective April 21, 2017)

1. PURPOSE OF PLAN

The purpose of this Sabra Health Care REIT, Inc. 2009 Performance Incentive Plan (this “Plan”) of Sabra Health Care REIT, Inc., a Maryland corporation (the “Corporation”), is to promote the success of the Corporation and to increase stockholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons.

2. ELIGIBILITY

The Administrator (as such term is defined in Section 3.1) may grant awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. An “Eligible Person” is any person who is either: (a) an officer (whether or not a director) or employee of the Corporation or one of its Subsidiaries; (b) a director of the Corporation or one of its Subsidiaries; or (c) an individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Corporation or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Corporation or one of its Subsidiaries) to the Corporation or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Corporation’s eligibility to use Form S-8 to register under the Securities Act of 1933, as amended (the “Securities Act”), the offering and sale of shares issuable under this Plan by the Corporation or the Corporation’s compliance with any other applicable laws. An Eligible Person who has been granted an award (a “participant”) may, if otherwise eligible, be granted additional awards if the Administrator shall so determine. As used herein, “Subsidiary” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation; and “Board” means the Board of Directors of the Corporation.

3. PLAN ADMINISTRATION

3.1	The Administrator. This Plan shall be administered by and all awards under this Plan shall be authorized by the Administrator. The “Administrator” means the Board or one or more committees appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by the Maryland General Corporation Law and any other applicable law, to one or more officers of the Corporation, its powers under this Plan (a) to designate the officers and employees of the Corporation and its Subsidiaries who will receive grants of awards under this Plan, and (b) to determine the number of shares subject to, and the other terms and conditions of, such awards. The Board may delegate different levels of authority to different committees with administrative and grant authority under this Plan. Unless otherwise provided in the Bylaws of the Corporation or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.

With respect to awards intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), this Plan shall be administered by a committee consisting solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code); provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter. Award grants, and transactions in or involving awards, intended to be exempt under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be duly and timely authorized by the Board or a committee consisting solely of two or more non-employee directors (as this requirement is applied under Rule 16b-3 promulgated under the Exchange Act). To the extent required by any applicable listing agency, this Plan shall be administered by a committee composed entirely of independent directors (within the meaning of the applicable listing agency).

3.2	Powers of the Administrator. Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within any express limits on the authority delegated to that committee or person(s)), including, without limitation, the authority to:

(a)	determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive an award under this Plan;

(b)	grant awards to Eligible Persons, determine the price (if any) at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons (in the case of securities-based awards), determine the other specific terms and conditions of awards consistent with the express limits of this Plan, establish the installments (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance-based exercisability or vesting requirements, determine the extent (if any) to which any applicable exercise and vesting requirements have been satisfied, and establish the events (if any) of termination, expiration or reversion of such awards;

(c)	approve the forms of any award agreements (which need not be identical either as to type of award or among participants);

(d)	construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation, its Subsidiaries, and participants under this Plan, make any and all determinations under this Plan and any such agreements, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards granted under this Plan;

(e)	cancel, modify, or waive the Corporation’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 8.6.5;

(f)	accelerate, waive or extend the vesting or exercisability, or modify or extend the term of, any or all such outstanding awards (in the case of options or stock appreciation rights, within the maximum seven-year term of such awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature) subject to any required consent under Section 8.6.5;

(g)	adjust the number of shares of Common Stock subject to any award, adjust the price of any or all outstanding awards or otherwise waive or change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to Sections 4 and 8.6 (and subject to the no repricing provision below);

(h)	determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator’s action to approve the award (unless otherwise designated by the Administrator, the date of grant of an award shall be the date upon which the Administrator took the action approving the award);

(i)	determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof and take any other actions contemplated by Section 7 in connection with the occurrence of an event of the type described in Section 7;

(j)	acquire or settle (subject to Sections 7 and 8.6) rights under awards in cash, stock of equivalent value, or other consideration (subject to the no repricing provision below); and

(k)	determine the fair market value of the Common Stock or awards under this Plan from time to time and/or the manner in which such value will be determined.

Notwithstanding anything to the contrary in this Plan and except for an adjustment pursuant to Section 7.1 or a repricing approved by stockholders, in no case may the Administrator (1) amend an outstanding stock option or SAR to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding stock option or SAR in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or SAR in exchange for an option or SAR with an exercise or base price that is less than the exercise or base price of the original award.

3.3	Binding Determinations. Any action taken by, or inaction of, the Corporation, any Subsidiary, or the Administrator relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

3.4	Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely upon the advice of experts, including employees and professional advisors to the Corporation. No director, officer or agent of the Corporation or any of its Subsidiaries shall be liable for any such action or determination taken or made or omitted in good faith.

3.5	Delegation. The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation or any of its Subsidiaries or to third parties.

4. SHARES OF COMMON STOCK SUBJECT TO THE PLAN; SHARE LIMITS

4.1	Shares Available. Subject to the provisions of Section 7.1, the capital stock that may be delivered under this Plan shall be shares of the Corporation’s authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares. For purposes of this Plan, “Common Stock” shall mean the common stock of the Corporation and such other securities or property as may become the subject of awards under this Plan, or may become subject to such awards, pursuant to an adjustment made under Section 7.1.

4.2	Share Limits. The maximum number of shares of Common Stock that may be delivered pursuant to new awards granted to Eligible Persons under this Plan on or after the Effective Date (the “Share Limit”) is equal to (1) 3,350,000 shares of Common Stock, less (2) the number of any shares subject to awards granted under this Plan after December 31, 2016 and on or before the date of stockholder approval of this Plan in 2017 (with any shares subject to such awards that are “Full-Value Awards” being counted against the Share Limit based on the 1.25 Full-Value Award ratio specified below), plus (3) any shares that become available pursuant to the share counting rules in Section 4.3 after December 31, 2016.

Shares issued in respect of any “Full-Value Award” granted under this Plan shall be counted against the foregoing Share Limit as 1.25 shares for every one share actually issued in connection with such award. (For example, if a stock bonus of 100 shares of Common Stock is granted under this Plan, 125 shares shall be charged against the Share Limit in connection with that award.) For this purpose, a “Full-Value Award” means any award under this Plan that is not a stock option grant or a stock appreciation right grant.

The following limits also apply with respect to awards granted under this Plan:

(a)	The maximum number of shares of Common Stock that may be delivered pursuant to options qualified as incentive stock options granted under this Plan is 5,000,000 shares.

(b)	The maximum number of shares of Common Stock subject to options and stock appreciation rights that are granted during any calendar year to any individual under this Plan is 333,333 shares.

(c)	Non-employee directors shall be subject to the limits of this Section 4.2(c). Commencing with 2017, the aggregate compensation paid by the Corporation to a non-employee director for the non-employee director’s service on the Board (including any committees of the Board) for a particular calendar year shall not exceed $600,000. For purposes of this Section 4.2(c), a “non-employee director” is an individual who is a member of the Board who is not then an officer or employee of the Corporation or one of its Subsidiaries. The limit of this Section 4.2(c) does not apply to, and shall be determined without taking into account, any compensation paid to an individual for the individual’s service in any capacity (including, without limitation, as an officer, employee or consultant of the Corporation or any of its Subsidiaries) other than as a non-employee director. For purposes of this Section 4.2(c), an equity award that the Corporation determines is subject to FASB ASC Topic 718 (or any replacement accounting rule(s)) that is granted to a non-employee director for the non-employee director’s service on the Board shall count against the limit of this Section 4.2(c) in the year that the award is granted based on the grant date fair value of the award (as such grant date fair value is determined in accordance with FASB ASC Topic 718 or any replacement accounting rule(s)), and, for clarity, not when the award vests, is exercised, or is paid. For purposes of this Section 4.2(c), cash compensation for the non-employee director’s service shall count against the limit of this Section 4.2(c) in the year that the services are rendered, whether or not payment is deferred or otherwise payable in a different year. The limit of this Section 4.2(c) does not apply to, and shall be determined without taking into account, any payment or reimbursement of expenses, indemnification and similar payments, payments for directors and officers (or similar) insurance, non-compensatory payments, and earnings (including, without limitation, dividend equivalents) on compensation that is deferred. The limit of this Section 4.2(c) applies on an individual basis and not on an aggregate basis to all non-employee directors as a group.

(d)	Additional limits with respect to Performance-Based Awards are set forth in Section 5.2.3.

The Full-Value Award premium counting ratio shall apply in determining the Share Limit, but shall not apply to any other share limits contained in this Plan. Each of the foregoing numerical limits is subject to adjustment as contemplated by Section 4.3, Section 7.1, and Section 8.10.

4.3

Awards Settled in Cash; Share Limit Counting Rules. Except as provided in the next sentence, shares that are subject to or underlie awards granted under this Plan which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall again be available for subsequent awards under this Plan. Shares that are exchanged by a participant or withheld by the Corporation as full or partial payment in connection with any stock option or stock appreciation right granted under this Plan, as well as any shares exchanged by a participant or withheld by the Corporation or one of its Subsidiaries to satisfy the tax withholding obligations related to any stock option or stock appreciation right granted under this Plan, as well as any shares of Common Stock repurchased by the Corporation on the open market using the proceeds from the exercise of any stock option or stock appreciation right, shall not be available for subsequent awards under this Plan. After December 31, 2013, shares that are exchanged by a participant or withheld by the Corporation as full or partial payment in connection with any Full-Value Award granted under this Plan, as well as any shares exchanged by a participant or withheld by the Corporation or one of its Subsidiaries to satisfy the statutory minimum tax withholding obligations (but not any additional tax withholding obligations) related to any Full-Value Award granted under this Plan, shall be available for subsequent awards under this Plan, provided that any one (1) share so exchanged or withheld in connection with any Full-Value Award shall be credited as 1.25 shares when determining the number of shares that shall again become available for subsequent awards under this Plan if, upon grant, the shares underlying the related Full-Value Award were counted as 1.25 shares against the Share Limit. To the extent that an award granted under this Plan is settled in cash or a form other than shares of Common Stock, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the shares available for issuance under this Plan. In the event that shares of Common Stock are delivered in respect of a dividend equivalent right granted under this Plan, the number of shares delivered with respect to the award shall be counted against the share limits of this Plan (including, for purposes of clarity, the limits of Section 4.2 of this Plan). (For purposes of clarity, if 1,000 dividend equivalent rights are granted and outstanding when the Corporation pays a dividend, and 50 shares are delivered in payment of those rights with respect to that dividend, 62.5 shares (after giving effect to the Full-Value Award premium counting rules) shall be counted against the share limits of this Plan). To the extent that shares of Common Stock are delivered pursuant to the exercise of a stock appreciation right or stock option granted under this Plan, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits under Section 4.2, as opposed to only counting the shares actually issued. (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be charged against the applicable share limits under Section 4.2 with respect to such exercise.) Refer to Section 8.10 for application of the foregoing share limits with respect to assumed awards. The foregoing adjustments to the share limits of this Plan are subject to any applicable limitations under Section 162(m) of the Code with respect to awards intended as performance-based compensation thereunder.

4.4	Reservation of Shares; No Fractional Shares; Minimum Issue. The Corporation shall at all times reserve a number of shares of Common Stock sufficient to cover the Corporation’s obligations and contingent obligations to deliver shares with respect to awards then outstanding under this Plan (exclusive of any dividend equivalent obligations to the extent the Corporation has the right to settle such rights in cash). No fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of awards under this Plan. No fewer than 100 shares may be purchased on exercise of any award (or, in the case of stock appreciation or purchase rights, no fewer than 100 rights may be exercised at any one time) unless the total number purchased or exercised is the total number at the time available for purchase or exercise under the award.

5. AWARDS

5.1	Type and Form of Awards. The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Corporation or one of its Subsidiaries. The types of awards that may be granted under this Plan are (subject, in each case, to the no repricing provisions of Section 3.2):

5.1.1

Stock Options. A stock option is the grant of a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Administrator. An option may be intended as an incentive stock option within the meaning of Section 422 of the Code

(an “ISO”) or a nonqualified stock option (an option not intended to be an ISO). The award or other agreement for an option will indicate if the option is intended as an ISO; otherwise it will be deemed to be a nonqualified stock option. The maximum term of each option (ISO or nonqualified) shall be seven (7) years. The per share exercise price for each option shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the option. When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.5.

5.1.2	Additional Rules Applicable to ISOs. To the extent that the aggregate fair market value (determined at the time of grant of the applicable option) of stock with respect to which ISOs first become exercisable by a participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to ISOs under this Plan and stock subject to ISOs under all other plans of the Corporation or one of its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified stock options. In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an ISO. ISOs may only be granted to employees of the Corporation or one of its subsidiaries (for this purpose, the term “subsidiary” is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Corporation and ending with the subsidiary in question). There shall be imposed in any award agreement relating to ISOs such other terms and conditions as from time to time are required in order that the option be an “incentive stock option” as that term is defined in Section 422 of the Code. No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such option is at least 110% of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted.

5.1.3	Stock Appreciation Rights. A stock appreciation right or “SAR” is a right to receive a payment, in cash and/or Common Stock, equal to the excess of the fair market value of a specified number of shares of Common Stock on the date the SAR is exercised over the “base price” of the award, which base price shall be set forth in the applicable award agreement and shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the SAR. The maximum term of a SAR shall be seven (7) years.

5.1.4

Other Awards. The other types of awards that may be granted under this Plan include: (a) stock bonuses, restricted stock, performance stock, stock units, phantom stock, dividend equivalents, or similar rights to purchase or acquire shares, whether at a fixed or variable price (or no price) or ratio related to the Common Stock, and any of which may (but need not) be fully vested at grant or vest upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; (b) any similar securities with a value derived from the value of or related to the Common Stock and/or returns thereon; or (c) cash awards. Dividend equivalent rights may be granted as a separate award or in connection with another award under this Plan; provided, however, that dividend equivalent rights may not be granted in connection with a stock option or SAR granted under this Plan. In addition, any dividends and/or dividend equivalents as to the unvested portion of a restricted stock award that is subject to performance-based vesting requirements or the unvested portion of a stock unit award that is subject to performance-based vesting requirements will be subject to termination and forfeiture to the same extent as the corresponding portion of the award to which they relate.

5.2	Section 162(m) Performance-Based Awards. Without limiting the generality of the foregoing, any of the types of awards listed in Section 5.1.4 above may be, and options and SARs granted to officers and employees (“Qualifying Options” and “Qualifying SARS,” respectively) typically will be, granted as awards intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code (“Performance-Based Awards”). The grant, vesting, exercisability or payment of Performance-Based Awards may depend (or, in the case of Qualifying Options or Qualifying SARs, may also depend) on the degree of achievement of one or more performance goals relative to a pre-established targeted level or levels using one or more of the Business Criteria set forth below (on an absolute basis or relative to the performance of other companies or upon comparisons of any of the indicators of performance relative to other companies) for the Corporation on a consolidated basis or for one or more of the Corporation’s subsidiaries, segments, divisions or business units, or any combination of the foregoing. Any Qualifying Option or Qualifying SAR shall be subject only to the requirements of Section 5.2.1 and 5.2.3 in order for such award to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Any other Performance-Based Award shall be subject to all of the following provisions of this Section 5.2. Nothing in this Plan, however, requires the Administrator to qualify any award or compensation as “performance based compensation” under Section 162(m) of the Code.

5.2.1	Class; Administrator. The eligible class of persons for Performance-Based Awards under this Section 5.2 shall be officers and employees of the Corporation or one of its Subsidiaries. The Administrator approving Performance-Based Awards or making any certification required pursuant to Section 5.2.4 must be constituted as provided in Section 3.1 for awards that are intended as performance-based compensation under Section 162(m) of the Code.

5.2.2

Performance Goals. The specific performance goals for Performance-Based Awards (other than Qualifying Options and Qualifying SARs) shall be, on an absolute or relative basis, established based on one or more of the following business criteria (“Business Criteria”) as selected by the Administrator in its sole discretion: earnings per share; cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities); stock price; total stockholder return; gross revenue; revenue growth; operating income (before or after taxes); net earnings (before or after interest, taxes, depreciation and/or amortization); return on equity or on assets or on net investment; net revenue growth; market share; planning accuracy (as measured by comparing planned results to actual results); net revenue; earnings before interest, taxes, depreciation, amortization (EBITDA); pre- or after-tax income (before or after allocation of corporate overhead and bonus); appreciation in and/or maintenance of the price of the Common Stock or any other publicly-traded securities of the Corporation; gross profits; economic value-added models or equivalent metrics; comparisons with various stock market indices; cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; stockholder equity; strategic partnerships or transactions; financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital or assets under management; financing and other capital raising transactions (including sales of the Corporation’s equity or debt securities); implementation, completion or attainment of measurable objectives with respect to acquisitions and divestitures and recruiting and maintaining personnel; funds from operations or adjusted funds from operations (each on an aggregate or per share basis); or any combination thereof. To qualify awards as performance-based under Section 162(m), the applicable Business Criterion (or Business Criteria, as the case may be) and specific performance goal or goals (“targets”) must be established and approved by the Administrator during the first 90 days of the performance period (and, in the case of performance periods of less than one year, in no event after 25% or more of the performance period has elapsed) and while performance relating to such target(s) remains substantially uncertain within the meaning of Section 162(m) of the Code. The applicable performance measurement period may not be less than three months nor more than 10 years.

The terms of Performance-Based Awards may specify the manner, if any, in which performance targets (or the applicable measure of performance) shall be adjusted: to mitigate the impact of unusual, infrequently occurring or nonrecurring gains and losses; to exclude restructuring and/or other nonrecurring charges; to exclude the effects of financing activities; to exclude exchange rate effects; to exclude the effects of changes to accounting principles; to exclude the effects of any statutory adjustments to corporate tax rates; to exclude the effects of any items of an unusual nature or of infrequency of occurrence; to exclude the effects of acquisitions or joint ventures; to exclude the effects of discontinued operations; to assume that any business divested achieved performance objectives at targeted levels during the balance of a performance period following such divestiture or to exclude the effects of any divestiture; to exclude the effect of any event or transaction referenced in Section 7.1; to exclude the effects of stock-based compensation; to exclude the award of bonuses; to exclude amortization of acquired intangible assets; to exclude the goodwill and intangible asset impairment charges; to exclude the effect of any other unusual, infrequently occurring or non-recurring gain or loss, non-operating item or other extraordinary item; to exclude the costs associated with any of the foregoing or any potential transaction that if consummated would constitute any of the foregoing; or to exclude other items specified by the Administrator at the time of establishing the targets.

5.2.3	Form of Payment; Maximum Performance-Based Award. Grants or awards under this Section 5.2 may be paid in cash or shares of Common Stock or any combination thereof. Grants of Qualifying Options and Qualifying SARs to any one participant in any one calendar year shall be subject to the limit set forth in Section 4.2(b). Performance-Based Awards (other than Qualifying Options and Qualifying SARs) shall be subject to the following applicable limits: (a) in the case of such a Performance-Based Award where the value of the Award is expressed as a number or range of number of shares of Common Stock (such as, without limitation, a Performance-Based Award in the form of a restricted stock, performance stock, or stock unit award) or a Performance-Based Award where the amount of cash payable upon or following vesting of the award is determined with reference to the fair market value of a share of Common Stock at such time, the maximum number of shares of Common Stock which may be subject to such a Performance-Based Award described in this clause (a) that are granted to any one participant in any one calendar year shall not exceed 333,333 shares, either individually or in the aggregate, subject to adjustment as provided in Section 7.1; and (b) in the case of other Performance-Based Awards (such as an Award where the potential payment is a stated cash amount or range of stated cash amounts, whether the payment is ultimately made in cash or Common Stock by converting the applicable cash amount into a number of shares of Common Stock based on the fair market value of a share of Common Stock upon or following vesting of the award), the aggregate amount of compensation to be paid to any one participant in respect of all such Performance-Based Awards granted to that participant in any one calendar year shall not exceed $5,000,000. The limits in clauses (a) and (b) in the preceding sentence are separate, independent limits, and a Performance-Based Award (other than Qualifying Options and Qualifying SARs) shall be subject to the applicable limit but not both limits. For clarity, an eligible individual may receive, during any applicable year, awards referenced in clause (a) of this Section 5.2.3 not in excess of the limit of that clause, awards referenced in clause (b) of this Section 5.2.3 not in excess of the limit of that clause, Qualifying Option or Qualifying SAR awards not in excess of the limit set forth in Section 4.2(b), as well as other types of awards (not referenced in this Section 5.2.3) under this Plan.

5.2.4	Certification of Payment. Before any Performance-Based Award under this Section 5.2 (other than Qualifying Options and Qualifying SARs) is paid and to the extent required to qualify the award as performance-based compensation within the meaning of Section 162(m) of the Code, the Administrator must certify in writing that the performance target(s) and any other material terms of the Performance-Based Award were in fact timely satisfied.

5.2.5	Reservation of Discretion. The Administrator will have the discretion to determine the restrictions or other limitations of the individual awards granted under this Section 5.2 including the authority to reduce awards, payouts or vesting or to pay no awards, in its sole discretion, if the Administrator preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise.

5.2.6	Expiration of Grant Authority. As required pursuant to Section 162(m) of the Code and the regulations promulgated thereunder, the Administrator’s authority to grant new awards that are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code (other than Qualifying Options and Qualifying SARs) shall terminate upon the first meeting of the Corporation’s stockholders that occurs in the fifth year following the last year in which the Corporation’s stockholders most recently approved this Plan, subject to any subsequent extension that may be approved by stockholders.

5.3	Award Agreements. Each award shall be evidenced by either (1) a written award agreement in a form approved by the Administrator and executed by the Corporation by an officer duly authorized to act on its behalf, or (2) an electronic notice of award grant in a form approved by the Administrator and recorded by the Corporation (or its designee) in an electronic recordkeeping system used for the purpose of tracking award grants under this Plan generally (in each case, an “award agreement”), as the Administrator may provide and, in each case and if required by the Administrator, executed or otherwise electronically accepted by the recipient of the award in such form and manner as the Administrator may require. The Administrator may authorize any officer of the Corporation (other than the particular award recipient) to execute any or all award agreements on behalf of the Corporation.

5.4	Deferrals and Settlements. Payment of awards may be in the form of cash, Common Stock, other awards or combinations thereof as the Administrator shall determine, and with such restrictions (if any) as it may impose. The Administrator may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

5.5	Consideration for Common Stock or Awards. The purchase price (if any) for any award granted under this Plan or the Common Stock to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:

•	services rendered by the recipient of such award;

•	cash, check payable to the order of the Corporation, or electronic funds transfer;

•	notice and third party payment in such manner as may be authorized by the Administrator;

•	the delivery of previously owned shares of Common Stock;

•	by a reduction in the number of shares otherwise deliverable pursuant to the award; or

•	subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

In no event shall any shares newly-issued by the Corporation be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable state law. Shares of Common Stock used to satisfy the exercise price of an option shall be valued at their fair market value on the date of exercise. The Corporation will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase have been satisfied. Unless otherwise expressly provided in the applicable award agreement, the Administrator may at any time eliminate or limit a participant’s ability to pay any purchase or exercise price of any award or shares by any method other than cash payment to the Corporation.

5.6	Definition of Fair Market Value. For purposes of this Plan, “fair market value” shall mean, unless otherwise determined or provided by the Administrator in the circumstances, the closing price (in regular trading) for a share of Common Stock as furnished by the National Association of Securities Dealers, Inc. (the “NASD”) through the NASDAQ Global Market Reporting System (the “Global Market”) for the date in question or, if no sales of Common Stock were reported by the NASD on the Global Market on that date, the last price (in regular trading) for a share of Common Stock as furnished by the NASD through the Global Market for the next preceding day on which sales of Common Stock were reported by the NASD. The Administrator may, however, provide with respect to one or more awards that the fair market value shall equal the last price (in regular trading) for a share of Common Stock as furnished by the NASD through the Global Market on the last trading day preceding the date in question or the average of the high and low trading prices of a share of Common Stock as furnished by the NASD through the Global Market for the date in question or the most recent trading day. If the Common Stock is no longer listed or is no longer actively traded on the Global Market as of the applicable date, the fair market value of the Common Stock shall be the value as reasonably determined by the Administrator for purposes of the award in the circumstances. The Administrator also may adopt a different methodology for determining fair market value with respect to one or more awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular award(s) (for example, and without limitation, the Administrator may provide that fair market value for purposes of one or more awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).

5.7	Transfer Restrictions.

5.7.1	Limitations on Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 5.7 or required by applicable law: (a) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) awards shall be exercised only by the participant; and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the participant.

5.7.2	Exceptions. The Administrator may permit awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing. Any permitted transfer shall be subject to compliance with applicable federal and state securities laws and shall not be for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting interests are held by the Eligible Person or by the Eligible Person’s family members).

5.7.3	Further Exceptions to Limits on Transfer. The exercise and transfer restrictions in Section 5.7.1 shall not apply to:

(a)	transfers to the Corporation (for example, in connection with the expiration or termination of the award),

(b)	the designation of a beneficiary to receive benefits in the event of the participant’s death or, if the participant has died, transfers to or exercise by the participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

(c)	subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if received by the Administrator,

(d)	if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative, or

(e)	the authorization by the Administrator of “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of awards consistent with applicable laws and the express authorization of the Administrator.

5.8	International Awards. One or more awards may be granted to Eligible Persons who provide services to the Corporation or one of its Subsidiaries outside of the United States. Any awards granted to such persons may be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator.

6. EFFECT OF TERMINATION OF EMPLOYMENT OR SERVICE ON AWARDS

6.1	General. The Administrator shall establish the effect (if any) of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award. If the participant is not an employee of the Corporation or one of its Subsidiaries, is not a member of the Board, and provides other services to the Corporation or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the award otherwise provides) of whether the participant continues to render services to the Corporation or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.

6.2	Events Not Deemed Terminations of Service. Unless the express policy of the Corporation or one of its Subsidiaries, or the Administrator, otherwise provides, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Corporation or one of its Subsidiaries, or the Administrator; provided that, unless reemployment upon the expiration of such leave is guaranteed by contract or law or the Administrator otherwise provides, such leave is for a period of not more than three months. In the case of any employee of the Corporation or one of its Subsidiaries on an approved leave of absence, continued vesting of the award while on leave from the employ of the Corporation or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an award be exercised after the expiration of the term set forth in the applicable award agreement.

6.3	Effect of Change of Subsidiary Status. For purposes of this Plan and any award, if an entity ceases to be a Subsidiary of the Corporation a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of the Corporation or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status unless the Subsidiary that is sold, spun-off or otherwise divested (or its successor or a direct or indirect parent of such Subsidiary or successor) assumes the Eligible Person’s award(s) in connection with such transaction.

7. ADJUSTMENTS; ACCELERATION

7.1

Adjustments. Subject to Section 7.2, upon (or, as may be necessary to effect the adjustment, immediately prior to): any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, conversion or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock; or any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; then the Administrator shall equitably and proportionately adjust (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any outstanding awards, (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any outstanding awards, and/or (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding awards.

Unless otherwise expressly provided in the applicable award agreement, upon (or, as may be necessary to effect the adjustment, immediately prior to) any event or transaction described in the preceding paragraph or a sale of all or substantially all of the business or assets of the Corporation as an entirety, the Administrator shall equitably and proportionately adjust the performance standards and/or period applicable to any then-outstanding performance-based awards to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding performance-based awards.

It is intended that, if possible, any adjustments contemplated by the preceding two paragraphs be made in a manner that satisfies applicable U.S. legal, tax (including, without limitation and as applicable in the circumstances, Section 424 of the Code, Section 409A of the Code and Section 162(m) of the Code) and accounting (so as to not trigger any charge to earnings with respect to such adjustment) requirements.

Without limiting the generality of Section 3.3, any good faith determination by the Administrator as to whether an adjustment is required in the circumstances pursuant to this Section 7.1, and the extent and nature of any such adjustment, shall be conclusive and binding on all persons.

7.2

Corporate Transactions—Assumption and Termination of Awards. Upon the occurrence of any of the following: any merger, combination, consolidation, or other reorganization in connection with which the Corporation does not survive (or does not survive as a public company in respect of its Common Stock); any exchange of Common Stock or other securities of the Corporation in connection with which the Corporation does not survive (or does not survive as a public company in respect of its Common Stock); a sale of all or substantially all the business, stock or assets of the Corporation in connection with which the Corporation does not survive (or does not survive as a public company in respect of its Common Stock); a dissolution of the Corporation; or any other event in which the Corporation does not survive (or does not survive as a public company in respect of its Common Stock); then the Administrator may make provision for a cash payment in settlement of, or for the assumption, substitution or exchange of any or all outstanding share-based awards or the cash, securities or property deliverable to the holder of any or all outstanding share-based awards, based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of the Common Stock upon or in respect of such event. Upon the occurrence of any event described in the preceding sentence, then, unless the Administrator has made a provision for the substitution, assumption, exchange or other continuation or settlement of the award or the award would otherwise continue in accordance with its terms in the circumstances: (1) unless otherwise provided in the applicable award agreement, each then-outstanding option and SAR shall become fully vested, all shares of restricted stock then outstanding shall fully vest free of restrictions, and each other award granted under this Plan that is then outstanding shall become payable to the holder of such award; and (2) each award shall terminate upon the related event; provided that the holder of an option or SAR shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding vested options and SARs (after giving effect to any accelerated vesting required in the circumstances) in accordance with their terms before the termination of such awards (except that in no case shall more than ten days’ notice of the impending termination be required and any acceleration of vesting and any exercise of any portion of an award that is so accelerated may be made contingent upon the actual occurrence of the event).

Without limiting the preceding paragraph, in connection with any event referred to in the preceding paragraph or any change in control event defined in any applicable award agreement, the Administrator may, in its discretion, provide for the accelerated vesting of any award or awards as and to the extent determined by the Administrator in the circumstances.

The Administrator may adopt such valuation methodologies for outstanding awards as it deems reasonable in the event of a cash or property settlement and, in the case of options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the award.

In any of the events referred to in this Section 7.2, the Administrator may take such action contemplated by this Section 7.2 prior to such event (as opposed to on the occurrence of such event) to the extent that the Administrator deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares. Without limiting the generality of the foregoing, the Administrator may deem an acceleration to occur immediately prior to the applicable event and/or reinstate the original terms of the award if an event giving rise to an acceleration does not occur.

Without limiting the generality of Section 3.3, any good faith determination by the Administrator pursuant to its authority under this Section 7.2 shall be conclusive and binding on all persons.

7.3	Other Acceleration Rules. The Administrator may override the provisions of Section 7.2 by express provision in the award agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the award agreement or otherwise, in such circumstances as the Administrator may approve. The portion of any ISO accelerated in connection with an event referred to in Section 7.2 (or such other circumstances as may trigger accelerated vesting of the award) shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded. To the extent exceeded, the accelerated portion of the option shall be exercisable as a nonqualified stock option under the Code.

8. OTHER PROVISIONS

8.1	Compliance with Laws. This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of shares of Common Stock, and/or the payment of money under this Plan or under awards are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Corporation or one of its Subsidiaries, provide such assurances and representations to the Corporation or one of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

8.2	No Rights to Award. No person shall have any claim or rights to be granted an award (or additional awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

8.3	No Employment/Service Contract. Nothing contained in this Plan (or in any other documents under this Plan or in any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Corporation or one of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Corporation or one of its Subsidiaries to change a person’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an award agreement.

8.4	Plan Not Funded. Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Corporation or one of its Subsidiaries by reason of any award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or one of its Subsidiaries and any participant, beneficiary or other person. To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

8.5	Tax Withholding. Upon any exercise, vesting, or payment of any award or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an ISO prior to satisfaction of the holding period requirements of Section 422 of the Code, or upon any other tax withholding event with respect to any award, the Corporation or one of its Subsidiaries shall have the right at its option to:

(a)	require the participant (or the participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of the amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such award event or payment; or

(b)	deduct from any amount otherwise payable in cash to the participant (or the participant’s personal representative or beneficiary, as the case may be) the amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such cash payment.

In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Administrator may in its sole discretion (subject to Section 8.1) require or grant (either at the time of the award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, that the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their fair market value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy any applicable withholding obligation on exercise, vesting or payment.

8.6	Effective Date, Termination and Suspension, Amendments.

8.6.1	Effective Date. This version of the Plan is effective as of April 21, 2017, the date of its approval by the Board (the “Effective Date”). This Plan shall be submitted for and subject to stockholder approval no later than twelve months after the Effective Date. Unless earlier terminated by the Board, this Plan shall terminate at the close of business on the day before the tenth anniversary of the Effective Date. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

8.6.2	Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No awards may be granted during any period that the Board suspends this Plan.

8.6.3	Stockholder Approval. To the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the Code to preserve the intended tax consequences of this Plan, or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to stockholder approval. In addition, the no repricing provision included in Section 3.2 may not be amended without shareholder approval.

8.6.4	Amendments to Awards. Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Sections 3.2 and 8.6.5) may make other changes to the terms and conditions of awards. Any amendment or other action that would constitute a repricing of an award is subject to the no-repricing provision of Section 3.2(g).

8.6.5	Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or amendment of any outstanding award agreement shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Corporation under any award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 7 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6.

8.7	Privileges of Stock Ownership. Except as otherwise expressly authorized by the Administrator, a participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the participant. Except as expressly required by Section 7.1 or otherwise expressly provided by the Administrator, no adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

8.8	Governing Law; Construction; Severability.

8.8.1	Choice of Law. This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Maryland.

8.8.2	Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

8.8.3	Plan Construction.

(a)	Rule 16b-3. It is the intent of the Corporation that the awards and transactions permitted by awards be interpreted in a manner that, in the case of participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Corporation shall have no liability to any participant for Section 16 consequences of awards or events under awards if an award or event does not so qualify.

(b)

Section 162(m). Awards under Section 5.1.4 to persons described in Section 5.2 that are either granted or become vested, exercisable or payable based on attainment of one or more performance goals related to the Business Criteria, as well as Qualifying Options and Qualifying SARs granted to persons described in Section 5.2, that are approved by a committee composed solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code) shall be deemed to be intended as performance-based compensation within the meaning of Section 162(m) of the Code unless such committee provides otherwise at the time of grant of the award. It is the further intent of the Corporation that (to the extent the Corporation or one of its Subsidiaries or awards under this Plan may be or become subject to limitations on deductibility under

Section 162(m) of the Code) any such awards and any other Performance-Based Awards under Section 5.2 that are granted to or held by a person subject to Section 162(m) will qualify as performance-based compensation or otherwise be exempt from deductibility limitations under Section 162(m).

8.9	Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

8.10	Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation. Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, SARs, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Corporation or one of its Subsidiaries, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Corporation or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect adjustments giving effect to the assumption or substitution consistent with any conversion applicable to the Common Stock (or the securities otherwise subject to the award) in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Corporation, as a result of the assumption by the Corporation of, or in substitution for, outstanding awards previously granted or assumed by an acquired company (or previously granted or assumed by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Corporation or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan.

8.11	Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

8.12	No Corporate Action Restriction. The existence of this Plan, the award agreements and the awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board, the Corporation or the stockholders of the Corporation to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Corporation or any Subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Corporation or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Corporation or any Subsidiary, (d) any dissolution or liquidation of the Corporation or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Corporation or any Subsidiary, (f) any other award, grant, or payment of incentives or other compensation under any other plan or authority (or any other action with respect to any benefit, incentive or compensation), or (g) any other corporate act or proceeding by the Corporation or any Subsidiary. No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Corporation or any employees, officers or agents of the Corporation or any Subsidiary, as a result of any such action.

8.13	Other Company Benefit and Compensation Programs. Payments and other benefits received by a participant under an award made pursuant to this Plan shall not be deemed a part of a participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of the Corporation or its Subsidiaries.

9. DEFINITIONS

Unless otherwise expressly provided in the applicable award agreement, the following terms shall have the meanings set forth in this Section 9 for purposes of awards granted hereunder to the extent any such terms are used with respect to such an award:

A “Change in Control” of the Corporation shall be deemed to have occurred if any of the following events occurs:

(i)	Any “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation (an “Acquiring Person”), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 33 1/3% of the then outstanding voting stock of the Corporation;

(ii)	Consummation of a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 51% of the combined voting power of the voting securities of the Corporation or surviving entity outstanding immediately after such merger or consolidation;

(iii)	Consummation of a sale or other disposition by the Corporation of all or substantially all of the Corporation’s assets;

(iv)	During any period of two (2) consecutive years (beginning on or after the Effective Date), individuals who at the beginning of such period constitute the Board and any new director (other than a director who is a representative or nominee of an Acquiring Person) whose election by the Board or nomination for election by the Corporation’s shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination was previously so approved, no longer constitute a majority of the Board;

provided, however, in no event shall any acquisition of securities, a change in the composition of the Board or a merger or other consolidation pursuant to a plan of reorganization under chapter 11 of the Bankruptcy Code with respect to the Corporation (“Chapter 11 Plan”), or a liquidation under the Bankruptcy Code constitute a Change in Control. In addition, notwithstanding Sections 12(d)(i), 12(d)(ii), 12(d)(iii) and 12(d)(iv) hereof, a Change in Control shall not be deemed to have occurred in the event of a sale or conveyance in which the Corporation continues as a holding company of an entity or entities that conduct the business or businesses formerly conducted by the Corporation, or any transaction undertaken for the purpose of reincorporating the Corporation under the laws of another jurisdiction, if such transaction does not materially affect the beneficial ownership of the Corporation’s capital stock.

“Disability” with respect to a participant means that the participant has experienced one of the following: (1) the participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (2) the participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the participant’s employer.

“Good Cause” with respect to a participant means (unless otherwise expressly provided in the applicable agreement setting forth the terms and conditions of the award, or another applicable contract with the participant that defines such term for purposes of determining the effect that a “for cause” termination has on the participant’s awards) any one of the following: (A) any criminal conviction of the participant under the laws of the United States or any state or other political subdivision thereof which, in the good faith determination of the Corporation renders the participant unsuitable as an employee or officer of the Corporation or any Subsidiary; (B) the participant’s continued failure to substantially perform the duties reasonably requested by the Corporation and commensurate with the participant’s position and within the participant’s control in such position (other than any such failure resulting from participant’s incapacity due to the participant’s Disability) after a written demand for substantial performance is delivered to the participant by the Corporation, which demand specifically identifies the manner in which the Corporation believes that the participant has not substantially performed the participant’s duties, and which performance is not substantially corrected by the participant within ten (10) days of receipt of such demand; or (C) any material workplace misconduct or willful failure to comply with the Corporation’s general policies and procedures as they may exist from time to time by the Corporation which, in the good faith determination of the Corporation, renders the participant unsuitable as an employee or officer of Corporation.

“Good Reason” with respect to a participant means (unless otherwise expressly provided in the applicable agreement setting forth the terms and conditions of the award, or another applicable contract with the participant that defines such term for purposes of determining the effect that a “good reason” termination has on the participant’s awards) a resignation of the participant’s employment with the Corporation as a result of and within 60 days after the occurrence of any of the following without the participant’s written consent: (A) a meaningful and detrimental reduction in the participant’s authority, duties or responsibilities, or a meaningful and detrimental change in the participant’s reporting responsibilities, as in effect immediately prior to the participant’s termination of employment; (B) a material reduction in the participant’s annual base salary as in effect immediately prior to the participant’s delivery of notice to the Corporation stating the basis of the participant’s allegation that “Good Reason” exists (the “Good Reason Notice”), a material reduction in the participant’s target annual bonus (expressed as a percentage of base salary), if any, as in effect immediately prior to the circumstances described in the Good Reason Notice, or a material failure to provide the participant with any other form of compensation or material employment benefit being provided to the participant immediately prior to the circumstances described in the Good Reason Notice (excluding however, any reduction in the amount of any annual bonus or the granting or withholding of incentive compensation (including without limitation options or restricted stock units) but including a material reduction to the target amount of the bonus as stated above); or (C) a relocation of the participant’s principal place of employment by more than fifty (50) miles (or the requirement that the participant be based at a different location), provided that such relocation results in a longer commute (measured by actual mileage) for the participant from his or her primary residence to such new location. Notwithstanding the foregoing, for any of the foregoing circumstances to constitute “Good Reason” hereunder, (x) the participant must deliver the Good Reason Notice to the Corporation within 30 days of the date on which the circumstances creating “Good Reason” have first occurred, (y) such circumstances are not corrected by the Corporation in a manner that is reasonably satisfactory to the participant (including full retroactive correction with respect to any monetary matter) within 30 days of the Corporation’s receipt of the Good Reason Notice from the participant and, (z) the participant thereafter resigns his or her employment within the 60 day time period described above.

A “Separation from Service” shall mean a “separation from service” within the meaning of Treasury Regulation Section 1.409A-1(h)(1), without regard to the optional alternative definitions available thereunder.

An “Unforeseeable Emergency” means a severe financial hardship to the participant resulting from (i) an illness or accident of the participant, the participant’s spouse, or a dependent (as defined in Section 152(a) of the Code without regard to paragraphs (b)(1), (b)(2) and (d)(1)(b) thereof) of the participant, (ii) loss of the participant’s property due to casualty, or (iii) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the participant, all as determined by the Administrator in its sole discretion and in all events constituting an “unforeseeable emergency” within the meaning of Section 409A of the Code.

SABRA HEALTH CARE REIT, INC. 18500 VON KARMAN AVE. SUITE 550 IRVINE, CA 92612

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR
the following:
1. Election of Directors
Nominees	For	Against	Abstain
1a. Craig A. Barbarosh 1b. Robert A. Ettl 1c. Michael J. Foster 1d. Richard K. Matros 1e. Milton J. Walters	☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐			For	Against	Abstain
				4. Approval, on an advisory basis, of the compensation of Sabra’s named executive officers.		☐	☐	☐
					1 year	2 years	3 years	Abstain
				5. Approval, on an advisory basis, of the frequency of future advisory votes on executive compensation.	☐	☐	☐	☐
The Board of Directors recommends you vote FOR proposals 2, 3 and 4 and 1 YEAR on proposal 5.	For	Against	Abstain	NOTE: Such other business will be transacted at the meeting as may properly come before the meeting or any adjournments or postponements thereof.
2. Approval of amendments to the Sabra Health Care REIT, Inc. 2009 Performance Incentive Plan.	☐	☐	☐
	For	Against	Abstain
3. Ratification of the appointment of PricewaterhouseCoopers LLP as Sabra’s independent registered public accounting firm for the fiscal year ending December 31, 2017.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice of Annual Meeting, Proxy Statement, and 2016 Annual Report on Form 10-K are available at www.proxyvote.com.

SABRA HEALTH CARE REIT, INC.

Annual Meeting of Stockholders

June 20, 2017 at 9:00 AM Pacific Time

This proxy is solicited by the Board of Directors

The undersigned stockholder(s), hereby revoking any proxy previously given, hereby appoint(s) Richard K. Matros and Harold W. Andrews, Jr., or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of SABRA HEALTH CARE REIT, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held June 20, 2017, at Sabra’s Headquarters, 18500 Von Karman Avenue, Suite 550, Irvine, California 92612, and any adjournments or postponements thereof. The proposals referred to on the reverse side hereof are described in the Proxy Statement that is being delivered in connection with the Annual Meeting of Stockholders.

This proxy, when properly executed and returned, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations included on the reverse side thereof. Whether or not direction is made, each of the named proxies is authorized to vote this proxy in his discretion on such other business as may properly come before the Annual Meeting of Stockholders or any postponement or adjournments or postponements thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. IF YOU CHOOSE TO VOTE THESE SHARES BY TELEPHONE OR INTERNET, YOU DO NOT NEED TO RETURN THIS PROXY.

Continued and to be signed on reverse side